UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Annual Meeting of Stockholders

Renaissance Los Angeles Airport Hotel

9620 Airport Boulevard

Los Angeles, California 90045

May 10, 2012

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders of Mattel, Inc. will be held on May 10, 2012 at 9:00 a.m. (Los Angeles time), at the Renaissance Los Angeles Airport Hotel, 9620 Airport Boulevard, Los Angeles, CA 90045 (“Annual Meeting”). We will consider and act on the following items of business at the Annual Meeting:

1.	Election of the 12 directors named in the Proxy Statement. The nominees for election to our Board of Directors are Michael J. Dolan, Robert A. Eckert, Trevor A. Edwards, Dr. Frances D. Fergusson, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Dean A. Scarborough, Christopher A. Sinclair, Bryan G. Stockton, Dirk Van de Put and Kathy White Loyd.

2.	Advisory vote to approve named executive officer compensation (“say-on-pay vote”).

3.	Approval of the new Mattel Incentive Plan and the material terms of its performance goals.

4.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2012.

5.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this notice describes each of the items of business in more detail. The Board of Directors recommends a vote: FOR each of the 12 nominees for director named in the Proxy Statement, FOR the say-on-pay vote, FOR the approval of the new Mattel Incentive Plan and the material terms of its performance goals and FOR the ratification of the selection of PriceWaterhouseCoopers LLP as Mattel’s independent registered public accounting firm.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of our proxy materials (i.e, this Notice of Annual Meeting, the Proxy Statement, our 2011 Annual Report, a form proxy card or voting instruction form and the Admission Policy). The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If you were a holder of record of Mattel common stock at the close of business on March 16, 2012, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012 during normal business hours for 10 days prior to the Annual Meeting and at the Annual Meeting.

The Renaissance Los Angeles Airport Hotel is accessible to those who require special assistance. If you require special assistance, please call the hotel at (310) 337-2800.

By Order of the Board of Directors

Robert Normile

Secretary

El Segundo, California

March 28, 2012

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to Mattel’s Admission Policy for the Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” You may obtain directions to the Renaissance Los Angeles Airport Hotel by calling the hotel at (310) 337-2800 or going to its Internet site at http://www.marriott.com/hotels/travel/laxrr-renaissance-los-angeles-airport-hotel/.

Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy to vote by mail, by telephone or via the Internet. If you wish to submit your proxy by telephone or via the Internet, please follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form. If you received a paper copy of the proxy materials and wish to submit your proxy by mail, please complete, date, sign and return the proxy card in the postage-prepaid envelope as soon as possible. If you only received the Notice of Internet Availability of Proxy Materials, you may request a paper proxy card by following the instructions in such notice.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 10, 2012

GENERAL INFORMATION

Mattel’s 2012 Annual Meeting of Stockholders will be held on May 10, 2012 at 9:00 a.m. (Los Angeles time), at the Renaissance Los Angeles Airport Hotel, 9620 Airport Boulevard, CA 90045 (“Annual Meeting”).

The Board of Directors of Mattel (“Board”) is soliciting proxies to be voted at the Annual Meeting. As permitted by the Securities and Exchange Commission (“SEC”), Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about March 28, 2012, we will mail to most stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access the proxy materials over the Internet, and mail printed copies of the proxy materials to the rest of our stockholders. A similar Notice will be sent by brokers, banks and other nominees to beneficial owners of shares of which they are the record holder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2011 Annual Report. The Notice also instructs you on how you may submit your proxy to vote via the Internet and, if available through your broker, by telephone. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such printed materials contained on the Notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Stockholder Meeting to Be Held on May 10, 2012:

This Proxy Statement and our 2011 Annual Report are available on our website at http://investor.shareholder.com/mattel/financials.cfm. This website address contains the following documents: the Notice of the Annual Meeting, this Proxy Statement and our 2011 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Is Entitled to Vote

The Board has fixed March 16, 2012 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were 340,022,990 outstanding shares of Mattel common stock held by approximately 33,908 holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote if You Are the Record Holder of Your Stock

If you are the record holder of your stock, you may submit your proxy to vote by mail, by telephone or via the Internet.

Internet and telephone voting

To submit your proxy via the Internet, follow the instructions on the Notice or go to the Web address stated on your proxy card.

To submit your proxy by telephone, call the toll-free number on your proxy card. If you received a Notice from your broker, the Notice may contain information on how to vote by telephone.

Voting by mail

As an alternative to submitting your proxy by telephone or via the Internet, you may submit your proxy by mail.

If you received only the Notice, you may follow the procedures outlined in such Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.

If you received a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How to Vote if a Bank, Broker or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form or Notice that you receive from your bank, broker or other nominee.

Broker Voting and Broker Non-Votes

The term broker non-votes refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the say-on-pay vote and the approval of the new Mattel Incentive Plan and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder. Consequently, there likely will be broker non-votes on these proposals. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have authority to vote on the ratification of Mattel’s auditors and thus there likely will not be broker non-votes on this proposal. Broker non-votes will be counted for the purpose of determining the presence of a quorum (because the proxy includes the proposal to ratify the selection of Mattel’s auditor, as to which brokers have discretionary voting authority). If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the shares of stock entitled to vote at the Annual Meeting must be present in person or by proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present in person or by proxy, may adjourn the meeting to another place, date or time.

Votes Required to Elect Directors and Adopt Other Proposals

Under Mattel’s Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast (“for” plus “against”) with respect to that director’s election.

Similarly, for the say-on-pay vote, the approval of the new Mattel Incentive Plan and the material terms of its performance goals and the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, each requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such proposal must exceed 50% of the total votes cast (“for” plus “against”) with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a director or “for” or “against” a proposal and consequently will have no effect on a director’s election or the outcome of any of Mattel’s other proposals.

In accordance with Mattel’s Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, Mattel’s Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or decrease the size of the Board by majority vote of the remaining directors.

How Your Proxy Will Be Voted

If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•	“FOR” the election as directors of the 12 nominees named in this Proxy Statement;
•	“FOR” proposal 2, the advisory vote to approve named executive officer compensation;
•	“FOR” proposal 3, the approval of the new Mattel Incentive Plan and the material terms of its performance goals; and
•	“FOR” proposal 4, ratification of Mattel’s independent registered public accounting firm.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

If you hold your shares through a broker and do not instruct the broker on how to vote your shares on the election of directors or on proposals 2 or 3, your shares will not be voted for the election of any directors and will not be voted on proposal 2 or 3, as applicable, and instead will be considered a broker non-vote as to those proposals.

The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	Delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;
•	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;
•

If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your vote, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 9, 2012 (the business day before the Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 7, 2012 (three business days before the Annual Meeting); or

•	Attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later-dated proxy to the Secretary of Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 16, 2012 and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 16, 2012. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 16, 2012, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 16, 2012.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport); and
•	Proof that you owned shares of Mattel common stock as of the close of business on March 16, 2012.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 16, 2012, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 16, 2012.

If you acquired your shares of Mattel common stock at any time after the close of business on March 16, 2012, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	Valid personal photo identification (such as a driver’s license or passport); and
•	Proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 16, 2012, or (ii) a brokerage account statement as of a date after March 16, 2012 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 16, 2012.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 16, 2012;
•	Valid personal photo identification (such as a driver’s license or passport); and

If you are a proxy holder for a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 16, 2012, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who acquired shares of Mattel common stock after the close of business on March 16, 2012, and
•	Valid personal photo identification (such as a driver’s license or passport).

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted in person at the Annual Meeting only by (a) the record holder as of the close of business on March 16, 2012 or (b) a person holding a valid proxy executed by such a record holder.

“Householding”

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

PRINCIPAL STOCKHOLDERS

As of March 16, 2012, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	24,020,737	(1)	7.09	%(1)
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	23,478,559	(3)	6.93	%(2)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	18,941,931	(2)	5.50	%(3)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	17,701,833	(4)	5.22	%(4)

(1)	As reported in a Schedule 13G/A filed with the SEC on February 10, 2012 by BlackRock, Inc. on behalf of itself and its subsidiaries. The Schedule 13G/A states that BlackRock, Inc. has sole voting power and dispositive power as to all of such shares.

(2)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2012 by Wellington Management Company, LLP. The Schedule 13G/A states that Wellington Management Company, LLP, as investment advisor, has shared voting power as to 11,535,709 shares and shared dispositive power as to all 23,478,559 shares.

(3)	As reported in the Schedule 13G/A filed with the SEC on February 24, 2012 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. The Schedule 13G/A states that Price Associates, as investment advisor, has sole voting power over 4,568,263 of these shares and sole dispositive power as to all 18,941,931 shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	As reported in a Schedule 13G filed with the SEC on February 9, 2012 by The Vanguard Group, Inc. The Schedule 13G states that The Vanguard Group, Inc., as an investment advisor, has sole voting power as to 477,267 shares, shared dispositive power as to 477,267 shares and sole dispositive power as to 17,224,566 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 16, 2012, the record date, by (i) each director and nominee for director, (ii) our named executive officers, as described under the section “Compensation Disclosure—Compensation Discussion and Analysis” and (iii) all current directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel as of the Record Date	Amount and Nature of Beneficial Ownership(1)(2)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	538,753
Michael J. Dolan	Director	87,205
Robert A. Eckert	Chairman of the Board	3,710,794	(3)
Trevor A. Edwards	Director	0
Kevin M. Farr	Chief Financial Officer	755,635
Dr. Frances D. Fergusson	Director	30,087
Neil B. Friedman	Former President, Mattel Brands	0	(4)
Tully M. Friedman	Director	167,161	(5)
Geoff M. Massingberd	Executive Vice President, International	274,194
Dominic Ng	Director	32,000
Vasant M. Prabhu	Director	29,692
Dr. Andrea L. Rich	Director	68,193
Dean A. Scarborough	Director	16,500
Christopher A. Sinclair	Director	65,069
Bryan G. Stockton	Chief Executive Officer and Director	696,492
G. Craig Sullivan	Director	89,718	(6)
Dirk Van de Put	Director	175
Kathy White Loyd	Director	28,059
All current Directors and Executive Officers, as a group (24 persons)		8,030,315	(7)

(1)	Mr. Eckert owns or controls, or may be deemed to beneficially own or control, approximately 1.1% of Mattel’s common stock. No other director or executive officer named above owns or controls, or may be deemed to beneficially own or control, 1.0% or more of any class of Mattel capital stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were 340,022,990 shares of Mattel common stock outstanding as of March 16, 2012.

(2)	Includes (i) shares which the individuals shown have the right to acquire upon vesting of restricted stock units (“RSUs”), or upon exercise of vested options, as of March 16, 2012 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

Name of Beneficial Owner	Stock Options	RSUs	401(k) Shares
Mr. Debrowski	479,064	0	6,073
Mr. Dolan	48,000	7087	—
Mr. Eckert	2,757,401	514,101	0
Mr. Edwards	0	0	—
Mr. Farr	634,132	0	13,508
Dr. Fergusson	16,500	7,087	—
Mr. N. Friedman	0	0	0
Mr. T. Friedman	57,000	0	—
Mr. Massingberd	222,341	0	0
Mr. Ng	22,500	0	—
Mr. Prabhu	12,000	7,087	—
Dr. Rich	45,000	7,087	—
Mr. Scarborough	12,000	0	—
Mr. Sinclair	45,000	7,087	—
Mr. Stockton	592,257	0	6,760
Mr. Sullivan	57,000	0	—
Mr. Van de Put	0	0	—
Ms. White Loyd	21,000	0	—
All current Directors and Executive Officers	6,244,543	549,536	61,719

(3)	In addition to the amount shown above in the table, Mr. Eckert holds 171,367 vested deferred RSUs that will be settled on June 30, 2012.

(4)	Mr. Neil Friedman terminated employment with Mattel on March 25, 2011.

(5)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/30/80.

(6)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 10,000 of these shares are held by Mr. Sullivan as trustee of the Craig and Maureen Sullivan Living Trust, amended and restated May 26, 2007. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(7)	The amount stated represents approximately 2.4% of the outstanding shares of Mattel common stock.

PROPOSALS

We have included four proposals in this Proxy Statement, all of which are supported by the Board. The Board considered the proposals on January 30, 2012 and March 14, 2012, and the Board’s recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. Mattel’s Corporate Governance Guidelines set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them with input from the Chairman of the Board.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks individuals qualified to become Board members for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee also has adopted a Director Nominations Policy that describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and the procedures for stockholders to follow in submitting nominations and recommendations of possible candidates for Board membership. The Director Nominations Policy provides a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. This policy also identifies the following minimum qualifications that each nominee should possess:

•	An outstanding record of professional accomplishment in his or her field of endeavor;
•	A high degree of professional integrity, consistent with Mattel’s values;
•

Willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•

Willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

The Director Nominations Policy also lists the following additional skills, experiences and qualities that are desirable in nominees:

•

Skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large, consumer products or multinational company; and/or senior level experience in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

•

Qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

•

Qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

Lastly, the Director Nominations Policy indicates that whether a nominee would be an independent director of Mattel also is considered in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

In performing its role in the annual nomination process, the Governance and Social Responsibility Committee reviews the composition of the Board in light of the committee’s assessment of the needs of the Board for additional or replacement Board members, Mattel’s current business structure, operations, financial conditions, challenges facing Mattel, the Board’s performance and inputs from stockholders and other key constituencies, and evaluates director nominees against the criteria for nominees set forth in the Director Nominations Policy, including such criteria related to diversity. The committee intends to review the Director Nominations Policy periodically, and anticipates that modifications may be necessary or advisable from time to time as Mattel’s needs and circumstances evolve, and as applicable, legal or listing standards change. Accordingly, the Governance and Social Responsibility Committee may amend the Director Nominations Policy from time to time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate website.

The Governance and Social Responsibility Committee will consider stockholder nominations of possible candidates for Board membership that are submitted properly pursuant to the advance notice provisions of Mattel’s Bylaws and applicable law, as well as recommendations made by stockholders as described below. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally, as described above.

Any stockholder of Mattel may nominate one or more persons for election as a director of Mattel at an annual meeting of stockholders if the stockholder complies with the timing and other requirements for such nomination contained in the advance notice provisions of Mattel’s Bylaws and applicable law. The required notice should be sent to: Secretary, Mail Stop M1-1516; Mattel, Inc.; 333 Continental Boulevard; El Segundo, CA 90245-5012.

Any stockholder of Mattel may also recommend one or more persons for nomination by the Board for election as a director by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Any such recommendation must include all information required by Mattel’s Bylaws and applicable law. Such recommendation should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. See the “Deadline for Future Proposals, Nominations and Recommendations by Stockholders—Recommendations of Director Candidates” section of this Proxy Statement for a description of the procedures that are required to be followed. Mattel’s Bylaws and the Director Nominations Policy are available on Mattel’s corporate website at http://corporate.mattel.com/about-us/relatedlinks.aspx.

The Nominees

The Board currently consists of 14 members. Tully M. Friedman notified us in November 2011 that he intends to retire from the Board at the end of his current term and thus will not stand for re-election as a director at the Annual Meeting. In addition, G. Craig Sullivan also will be retiring from the Board and will not stand for re-election in accordance with Mattel’s guidelines on corporate governance, which provide that upon attaining age 72, a director shall not stand for re-election to the Board at subsequent meetings of stockholders. As a result, effective as of the Annual Meeting, the authorized number of directors will be reduced to 12 members. Based upon recommendations of the Governance and Social Responsibility Committee, the Board has nominated the following 12 members for election to the Board at the Annual Meeting: Michael J. Dolan, Robert A. Eckert, Trevor A. Edwards, Dr. Frances D. Fergusson, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Dean A. Scarborough, Christopher A. Sinclair, Bryan G. Stockton, Dirk Van de Put and Kathy White Loyd, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. All of the nominees are currently directors, and each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director if elected. Mr. Van de Put was appointed to the Board on November 1, 2011, and Mr. Edwards was appointed to the Board on March 14, 2012. Both were identified as a potential director candidate by a third-party search and recruitment firm.

If you submit your proxy, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed above. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named above will be available to serve.

No nominee has any current arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

The Board, upon recommendation of the Governance and Social Responsibility Committee, selected a slate of nominees whose experience, qualification, attributes and skills in, among other things, leadership of large corporations, consumer products, international business, marketing and advertising, financial management and operations, information technology, commercial banking, investment banking, including mergers and acquisitions and business development, accounting, community outreach, corporate governance and public policy, led the Board to conclude that these persons should serve as our directors at this time. The Board also selected nominees with experience gained from past service with Mattel and situations confronting other companies that are comparable to those confronting Mattel.

Set forth below for each nominee that is standing for election is his or her name, age, tenure as a director of Mattel, and a description of his or her principal occupation, other business experience, public company and other directorships held during the past five years and educational degrees. The specific experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director at this time are described below.

Michael J. Dolan, age 65, has served as a director of Mattel since 2004. Mr. Dolan has served as Chairman of the Board and Chief Executive Officer of IMG Worldwide, a global leader in sports, fashion and media entertainment, since November 2011. Prior to that, Mr. Dolan served at IMG as President and Chief Operating Officer, from April 2011 to November 2011, and before that as Executive Vice President and Chief Financial Officer, from April 2010 to April 2011. He served as Chairman of the Board of America’s Choice, Inc., a developer of research-based school improvement solutions, from October 2004 to September 2010 when the Company was sold to Pearson PLC. He served as Executive Vice President and Chief Financial Officer of Viacom, Inc., a leading global entertainment content company, from May 2004 to December 2006. Mr. Dolan served as Senior Advisor to Kohlberg Kravis Roberts & Co., a leading private equity firm with substantial investments in many large consumer retail companies, from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc., a marketing and communications company: Chairman of the Board and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000). Mr. Dolan also serves on the Board of Directors of Bacardi Limited (since 2009), where he currently serves on its Audit Committee. Mr. Dolan holds bachelor’s and master’s degrees from Fordham University, an MBA from Columbia University, and a Ph.D. from Cornell University.

Mr. Dolan brings to Mattel’s Board a valuable perspective on the entertainment industry through his experience as Chief Executive Officer of IMG, which is important to Mattel since many of its most popular toys are derived from licensed entertainment properties. Also, Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights to Mattel, which is a large purchaser of advertising, in the areas of advertising and brand building. Mr. Dolan has gained valuable experience as the former Chief Financial Officer of IMG, Viacom and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating the financial results and financial reporting processes of large companies. Mr. Dolan’s extensive business experience makes him an important contributor to Mattel’s Compensation Committee and Governance and Social Responsibility Committee on which he serves as a member. Mr. Dolan is also involved in the community, serving on the Board of Directors of Northside Center for Child Development (since 2003), a non-profit organization.

Robert A. Eckert, age 57, has served as a director of Mattel since 2000. Mr. Eckert has been our Chairman of the Board since May 2000 and also served as our Chief Executive Officer from May 2000 through December 2011. Prior to that, he was President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from 1997 to 2000. From 1995 to 1997, Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel. Since 2003, Mr. Eckert has served on the Board of Directors of McDonald’s Corporation, where he currently chairs its Compensation Committee and serves on its Executive and Governance Committees. Since 2010, Mr. Eckert has served on the Board of Directors of Levi Strauss and Company, where he currently chairs the Nominations, Governance and Corporate Citizenship Committee and serves on the Human Resources Committee. Mr. Eckert holds a bachelor’s degree from the University of Arizona and an MBA from Northwestern University.

Mr. Eckert brings to Mattel’s Board invaluable strategic, leadership, management, marketing, financial, operations and human resources experience obtained from decades working in large, multinational, multibrand consumer products companies. During Mr. Eckert’s tenure as Chairman of the Board and Chief Executive Officer of Mattel, the company has experienced substantial growth and financial success and has been rated as one of the “100 Best Companies to Work For” by Fortune Magazine, “World’s Most Ethical Companies” by Ethicsphere Institute, and “100 Best Corporate Citizens” by Corporate Responsibility Officer Magazine. Mr. Eckert also brings to Mattel’s Board his experience serving on the Board of Directors of other large, multinational, retail and consumer-facing companies.

Trevor A. Edwards, age 49, has served as a director of Mattel since 2012. Mr. Edwards has served as Vice President, Global Brand & Category Management of NIKE, Inc., the world’s leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities, since August 2006. Mr. Edwards served as Vice President, Global Brand Management of Nike from September 2002 to August 2006, and before that, as Vice President, U.S Brand Marketing from 2000 to 2002, and as Vice President, EMEA Marketing from 1999 to 2000. He was the Director of Marketing for Europe from 1997 to 1999 and the Director of Marketing for the Americas from 1995 to 1997. Mr. Edwards began his career at The Goldman Sachs Group, Inc. and has also held management positions at Colgate-Palmolive Company. Mr. Edwards holds a bachelor’s degree in business and an MBA from Baruch College, City University of New York.

Mr. Edwards brings to Mattel’s Board two decades of marketing and global brand management experience for a large, public company. His leadership, strategy and management skills in overseeing category business units globally and all brand management functions, including digital and advertising, sports marketing, brand design, public relations and retail marketing, provide a unique perspective on Mattel’s key goals and strategy for growth. During his career at Nike, Mr. Edwards has led some of the brand’s most significant break-through innovations, including spearheading the creation of Nike+. In addition, he helped transform the digital landscape and position Nike as a leader in the use of social media to connect with consumers globally. Mr. Edwards has served on the boards of the following non-profit entities: Nike Foundation (since 2005) and Management Leadership for Tomorrow (since 2008).

Dr. Frances D. Fergusson, age 67, has served as a director of Mattel since 2006. Dr. Fergusson served as President of Vassar College from 1986 to 2006. From 1982 to 1986, Dr. Fergusson was Provost and Vice President for academic affairs at Bucknell University. Dr. Fergusson currently chairs the Regulatory and Compliance Committee and serves on the Compensation and Science & Technology Committees of the Board of Directors of Pfizer Inc. She served on the Board of Directors of Wyeth Pharmaceuticals from 2005 to 2009, where she chaired the Nominating and Governance Committee and served on the Corporate Issues and Science and Technology Committees. She was a director of HSBC Bank USA from 1990 to 2008 and was on its Executive Committee and chair of the Human Resources and Compensation Committee. Dr. Fergusson holds a bachelor’s degree from Wellesley College and master’s and Ph.D. degrees from Harvard University.

As the former President of a major educational institution, Dr. Fergusson provides to Mattel’s Board her extensive general and financial management and leadership experience. Dr. Fergusson also brings to Mattel’s Governance and Social Responsibility Committee (where she serves as Chair) and Executive and Finance Committees (on which she serves as a member) her broad experience serving on the Boards of Directors of many large, highly-regarded for-profit and non-profit entities. She has served on the boards of the following non-profit entities: The Mayo Clinic (1988-2002, Chair 1998-2002), Harvard University Board of Overseers (2002-2008, President 2007-2008), Vassar College (President and Chair of the Executive Committee, 1986-2006), The Getty Trust (since 2007), National Humanities Center (since 2006), Foundation for Contemporary Arts (since 2006), The School of American Ballet (since 2007), Second Stage Theatre (since 2006) and The Noguchi Foundation (1997-2007). She chaired major strategic planning efforts at Vassar College, The School of American Ballet and Second Stage Theatre. Dr. Fergusson also received in 2011 the Harvard Medal for her outstanding service to the University.

Dominic Ng, age 53, has served as a director of Mattel since 2006. Mr. Ng has served as Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. and East West Bank, one of the largest banks based in California, since 1992 and served as president from 1992 to 2009. Prior to that, Mr. Ng was President of Seyen Investment, Inc., from 1990 to 1992, and before that Mr. Ng spent a decade practicing as a certified public accountant with Deloitte & Touche LLP. From 2005 to 2010, Mr. Ng served as a director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. Mr. Ng transformed East West Bank from a small community bank based in Los Angeles into a full service commercial bank that is now among the nation’s top 40 publicly traded banks, with $22 billion in assets and 130 locations worldwide. Recognized in December 2011 by Forbes as the 6th Best Bank in America and ranked among the top 25 U.S. banks by market cap, East West Bank is a leading regional bank that is widely known as the financial bridge between the United States and Greater China markets. Mr. Ng holds a bachelor’s degree from the University of Houston and received an honorary doctor of law degree from Occidental College.

As a certified public accountant, Mr. Ng has gained valuable experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Ng brings all of this experience to Mattel’s Audit Committee where he serves, along with Messrs. Sinclair and Prabhu, as one of the Committee’s three Audit Committee Financial Experts, and to the Finance Committee on which he also serves. Mr. Ng’s extensive experience conducting business in China is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China. Mr. Ng is Chairman of the Committee of 100, an international, non-profit, non-partisan membership organization that promotes constructive relations between the people of the United States and Greater China. Since 2010, he has served on the board of the Pacific Council on International Policy. Mr. Ng also brings to Mattel’s Board extensive business and governmental connections in the State of California and the City of Los Angeles, where Mattel is headquartered. Mr. Ng’s past and present board memberships and advisory affiliations include: California Bankers Association (2002-2011); California Commission for Jobs and Economic Growth (2005-2010); California State Treasurer’s Financial Institution Advisory Committee (1995-1998); Los Angeles’ Mayor’s Trade Advisory Council (2009-2011); Town Hall Los Angeles (1997-2004); and United Way of Greater Los Angeles (since 1995).

Vasant M. Prabhu, age 52, has served as a director of Mattel since 2007. Mr. Prabhu has served as Vice Chairman and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”), one of the world’s largest hotel and leisure companies, since March 2010. From 2004 to March 2010, he served as Executive Vice President and Chief Financial Officer of Starwood. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway, Inc. from 2000 to 2003. From 1998 to 2000, Mr. Prabhu served as President of the Information and Media Group of McGraw-Hill. Mr. Prabhu served as Senior Vice President Finance & Chief Financial Officer of Pepsi International from 1992 to 1998. He also previously served as a director and member of the Audit and Compensation Committees of the Board of Directors of Knight Ridder from 2003 to 2006. Mr. Prabhu holds a bachelor’s degree in Engineering from the Indian Institute of Technology, Mumbai, India, and an MBA in Marketing and Finance from the University of Chicago.

As Chief Financial Officer of a large public company, Mr. Prabhu has extensive experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Prabhu brings this experience to Mattel’s Audit Committee where he serves, along with Messrs. Ng and Sinclair, as one of the Committee’s three Audit Committee Financial Experts, and to the Finance Committee on which he also serves. As Senior Vice President Finance & Chief Financial Officer of Pepsi International, Mr. Prabhu was responsible for the company’s franchise and had oversight of operations in more than 100 countries. His global management and finance experience are also important to Mattel given its significant international operations. Mr. Prabhu also brings to Mattel’s Board his experience serving on the Board of Directors of another large public corporation.

Dr. Andrea L. Rich, age 68, has served as a director of Mattel since 1998. Dr. Rich served as President and Chief Executive Officer and Artistic Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005 and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to her decade-long tenure at LACMA, Dr. Rich had a long, distinguished academic and administrative career at the University of California, Los Angeles (including being the recipient of the UCLA Distinguished Teaching Award in 1974 and the UCLA Medal in 2000 (the University’s highest honor) for Dr. Rich’s contributions to the University and to the community)), culminating in her appointment to the position of Executive Vice Chancellor and Chief Operating Officer from 1991 to 1995, when she retired from University service. Dr. Rich holds bachelor’s, master’s and Ph.D. degrees from the University of California, Los Angeles, where she graduated summa cum laude and was a Phi Beta Kappa member.

Dr. Rich contributes to Mattel’s Board, and to the Compensation Committee and Governance and Social Responsibility Committee on which she also serves, her management experience having served as Chief Operating Officer of a large public university, where she was responsible for all of its operations, including administrative and academic oversight of the UCLA Medical Enterprises (hospital, medical school, physician practice plans, research institutes, etc.), eleven professional schools and a $2 billion budget. Her extensive non-profit service and connections throughout the Los Angeles metropolitan area, where Mattel is headquartered, are important to Mattel’s philanthropic activities in the community, and her wide-ranging experience in education and community service provides a valuable and unique perspective to the Board. Dr. Rich has significant board experience as well as non-profit board participation. In addition to her service on Mattel’s Board, she has served on the Board of Directors of the Douglas-Emmett Real Estate Investment Trust (since 2007), the Private Bank of California (since 2005), La Plaza de Cultura y Artes (since 2006), The Jules Stein Eye Institute (since 2006), the UCLA Brain Mapping Institute Foundation (since 2011), and Save the Children (since 2009). In addition, she has served on the boards of Pitzer College and Claremont McKenna College.

Dean A. Scarborough, age 56, has served as a director of Mattel since 2007. Mr. Scarborough has served as Chairman of the Board, President and Chief Executive Officer of Avery Dennison Corporation, an industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide, since April 2010. From May 2005 to April 2010, he served as President and Chief Executive Officer of Avery Dennison. From 2000 to May 2005, Mr. Scarborough served as President and Chief Operating Officer of Avery Dennison. He also has served on Avery Dennison’s Board of Directors since 2000. Mr. Scarborough holds a bachelor’s degree from Hiram College and an MBA from the University of Chicago.

As a currently-serving President and Chief Executive Officer of a large public company, Mr. Scarborough brings to Mattel’s Board deep management, brand building, leadership, finance, global retail and operations experience that make him an important contributor to the Board and to the Governance and Social Responsibility Committee and Finance Committee on which he serves as a member. Mattel and Avery Dennison share some of the same customers and distribution channels, enabling Mr. Scarborough to provide valuable perspective and insights in these areas. He also brings to Mattel’s Board his experience serving on the Board of Directors of another large public company. Mr. Scarborough is a prominent member of the Los Angeles business community, where Mattel is headquartered.

Christopher A. Sinclair, age 61, has served as a director of Mattel since 1996. Mr. Sinclair served as Chairman of the Board of Scandent Holdings, a Mauritius-based information technology investment company, from 2002 to 2008 and served as Executive Chairman of Cambridge Solutions Corporation Ltd., a leader in providing information technology and business process outsourcing services from 2005 to 2009. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2000 to 2005. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. From 1999 to 2000, he served as Chairman of the Board and Chief Executive Officer of Caribiner International, Inc. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years. Mr. Sinclair has served on the Board of Directors of several companies: Foot Locker, Inc. (1995-2008, where he served on the Finance and Compensation Committees), Cambridge Solutions Corporation, Ltd. (2003-2009, where he served on the Compensation and Audit Committees), and Perdue Farms (1992-2000). Mr. Sinclair holds a bachelor’s degree in Marketing from the University of Kansas and an MBA from the Tuck School of Business at Dartmouth College.

Mr. Sinclair was responsible for building Pepsi-Cola’s international business, and he brings substantial global business experience to Mattel’s Board. As a former Chief Executive Officer of a large, multinational, multibrand consumer products company like Pepsi-Cola, Mr. Sinclair also gained front-line exposure to many of the issues facing a public company like Mattel, particularly on the operational, financial and corporate governance fronts, making Mr. Sinclair well suited to be Mattel’s independent Presiding Director and to chair each of Mattel’s Audit Committee and Executive Committee. Mr. Sinclair has extensive board experience, having served on the boards of numerous companies, including a number of emerging market growth ventures such as The Water Initiative (since 2008) and Biovittoria, Ltd. (since 2009).

Bryan G. Stockton, age 58, has served as a director of Mattel since 2012. Mr. Stockton has been our Chief Executive Officer and has served on the Mattel Board since January 2012. He served as our Chief Operating Officer from January 2011 through December 2011, as President, International from November 2007 to January 2011, as Executive Vice President, International from February 2003 to November 2007 and as Executive Vice President, Business Planning and Development from November 2000 until February 2003. From April 1998 until November 2000, he was President and Chief Executive Officer of Basic Vegetable Products, the largest manufacturer of vegetable ingredients in the world. For more than 20 years prior to that, he was employed by Kraft Foods, Inc., the largest packaged food company in North America, and was President of Kraft North American Food Service from August 1996 to March 1998. Mr. Stockton holds a bachelor’s degree and an MBA from Indiana University.

Mr. Stockton brings to Mattel’s Board decades of international business and global consumer products brand management experience as well as a deep understanding of Mattel’s business. Mr. Stockton also provides Mattel’s Board with invaluable leadership, international, marketing, mergers and acquisitions, financial, operations and general management experience. Since 2006, Mr. Stockton has served on the board of Bob Evans Farms and is a member of its Compensation Committee and Finance Committee. In addition, Mr. Stockton has been actively involved with the Toy Industry Association since 2004, having been a member of the Board of Directors (served as its Chairman from 2010-2012) and currently serving as a Board Advisor.

Dirk Van de Put, age 51, has served as a director of Mattel since 2011. Mr. Van de Put has served as President and Chief Executive Officer of McCain Foods Limited, an international leader in the frozen food industry, since July 2011. From May 2010 to July 2011, he served as Chief Operating Officer of McCain Foods, and he has served on the Board of Directors of McCain Foods since May 2010. From September 2009 to May 2010, he served as President of the Global Over-the-Counter, Consumer Health division of Novartis AG, a world leader in innovative healthcare products, research and development. From 2007 to 2009, he served as President of the Americas division at Groupe Danone, a leader in the food industry in packaged water, dairy and baby food products. Mr. Van de Put served as President of the Latin America division at Groupe Danone from 1998 to 2007. In 1998, Mr. Van de Put served as President of the Caribbean division of The Coca-Cola Company and served as Vice President of the Value Chain Management, Brazil division of The Coca-Cola Company from 1997 to 1998. Mr. Van de Put holds a doctorate in veterinary medicine from the University of Ghent and an MBA from the University of Antwerp.

As a currently-serving President, Chief Executive Officer and member of the Board of Directors of a large, multinational corporation, Mr. Van de Put has invaluable management, finance, leadership, international, global retail and operations expertise. Mr. Van de Put contributes to Mattel’s Board extensive and diversified management experience in large public and private companies in the global retail and consumer packaged goods industries.

Kathy White Loyd, age 62, has served as a director of Mattel since 2001. Ms. White Loyd founded the Horizon Institute of Technology in 2002. Horizon is an educational institution dedicated to promoting academic excellence in the field of computer science. She also founded Rural Sourcing, Inc., an information technology services provider, in 2003. Ms. White Loyd served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 to 2003, where she was responsible for directing the company’s strategic use of information systems and the e-business organization. From 1996 to 1999, Ms. White Loyd was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999. From 1981 to 1991, she was a tenured professor of information technology at the Bryan School of Business at the University of North Carolina. From 2003 to 2010, Ms. White Loyd served on the Board of Directors of Novell, Inc. and as a member of its Compensation and Corporate Governance Committees. Ms. White Loyd holds bachelor’s and master’s degrees in Education from Arkansas State University and a Ph.D. in Management from the University of Memphis.

As a former Chief Information Officer and one of the country’s most respected information management leaders, Ms. White Loyd provides Mattel’s Board with unique insights into the strategic use of information technology as a competitive advantage. She serves as a member of Mattel’s Audit Committee and Compensation Committee. Ms. White Loyd also has public company and non-profit Board experience. She served on the Board of the University of North Carolina Educational Foundation from 2005-2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Nasdaq requires each Nasdaq-listed company to have a board of directors comprised of at least a majority of independent directors. Generally, under Nasdaq rules a director qualifies as independent if the director is not an executive officer or employee of the listed company and, as affirmatively determined by the Board, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq rules specify a number of categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board has adopted Corporate Governance Guidelines that include provisions regarding qualifications for director independence. The Corporate Governance Guidelines are available on Mattel’s corporate website at http://corporate.mattel.com/about-us/guide.aspx. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with Nasdaq rules and Mattel’s Corporate Governance Guidelines, the Board has affirmatively determined that each of the current directors of Mattel, except Robert A. Eckert, our Chairman of the Board and former Chief Executive Officer, and Bryan G. Stockton, our current Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect. In addition, the Board previously determined that Ronald L. Sargent (who retired from the Board in May 2011) was independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as then in effect. Furthermore, the Board has determined that each of the members of our Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and Nasdaq director independence standards applicable to members of such committees. The Audit Committee members are also independent within the meaning of the director independence standards of the SEC rules. The Compensation Committee members also qualify as “non-employee directors” and “outside directors” within the meaning of Section 16 of the Exchange Act and the Internal Revenue Code, respectively.

In making these determinations, the Board considered, among other things, the relationships set forth below and ordinary course commercial relationships with companies at which Board members then served as executive officers (including IMG Worldwide, Starwood Hotels and Resorts Worldwide, Inc. and Avery Dennison Corporation). The aggregate annual amounts involved in these commercial transactions were less than the greater of $200,000 or 1% of the annual consolidated gross revenues of these companies. The Board has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

•

The Board considered that Mr. Eckert, in his personal capacity, invests in private equity funds sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that these investments, which do not involve the payment of any compensation to any director or to FFL in excess of $10,000 per year, and are not material in amount to FFL, do not adversely affect the independence of Mr. Tully Friedman as a director of Mattel or as a member of the Compensation Committee. In addition, the Board considered that one or more directors who are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Tully Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

Board Meetings

During 2011, the Board held 7 meetings. No director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which he or she served.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were 12 directors at the time of the 2011 Annual Meeting of Stockholders, including Ronald L. Sargent who did not stand for re-election, and 10 attended the meeting.

Board Committees

Our Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Equity Grant Allocation Committee. Each of the Audit Committee, the Governance and Social Responsibility Committee and the Compensation Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each of those committee’s current charter is available on our website at http://corporate.mattel.com/about-us/bios.aspx.

The current chairs and members of the committees are identified in the following table:

Director	Audit Committee	Governance and Social Responsibility Committee	Compensation Committee	Executive Committee	Finance Committee	Equity Grant Allocation Committee
Non-Employee Directors
Michael J. Dolan		M	M
Trevor A. Edwards
Dr. Frances D. Fergusson		C		M	M
Tully M. Friedman(1)			M	M	C
Dominic Ng	M				M
Vasant M. Prabhu	M				M
Dr. Andrea L. Rich		M	M
Dean A. Scarborough		M			M
Christopher A. Sinclair*	C			C
Robert A. Eckert
G. Craig Sullivan(2)		M	C	M
Dirk Van de Put
Kathy White Loyd	M		M
Employee Directors
Bryan G. Stockton						M

“C” Chair

“M” Member

*	Independent Presiding Director
(1)	Mr. Friedman is retiring from the Board at the Annual Meeting.
(2)	Mr. Sullivan is retiring from the Board at the Annual Meeting.

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Sinclair and includes Mr. Ng, Mr. Prabhu and Ms. White Loyd as members. The Board has determined that each member of the Audit Committee meets the SEC and Nasdaq independence requirements for members of audit committees. The Board has further determined that each member of the Audit Committee satisfies the “financial sophistication” requirements of the Nasdaq listing standards, and that Christopher A. Sinclair, the Chair of the Audit Committee, Dominic Ng and Vasant M. Prabhu are all “audit committee financial experts,” as such term is defined under SEC rules.

During 2011, the Audit Committee held 12 meetings.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board’s oversight responsibilities regarding:

•	The quality and integrity of Mattel’s financial reports;
•	The independence, qualifications and performance of Mattel’s independent registered public accounting firm;
•	The performance of Mattel’s internal audit function; and
•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the Chief Legal Officer, the senior internal auditing officer and the independent registered public accounting firm. The committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the committee’s charter, and include the following:

•	To pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;
•	To meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;
•	To review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;
•	To discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies;
•	To review periodically with the Chief Legal Officer the implementation and effectiveness of Mattel’s compliance and ethics programs; and
•

To discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Dr. Fergusson that includes Mr. Dolan, Dr. Rich, Mr. Scarborough and Mr. Sullivan as members. Mr. Sullivan is retiring from the Board at the Annual Meeting. All of the members of the committee are independent directors. During 2011, the Governance and Social Responsibility Committee held 6 meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

To assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	To assist the Board in evaluating potential executive candidates in succession planning;
•	To develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;
•	To lead the evaluation of the Board’s performance;
•	To recommend to the Board nominees for each committee;
•

To assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, diversity and equal opportunity matters, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	To provide oversight with regard to philanthropic activities.

The committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and efficiently, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Sullivan that includes Mr. Dolan, Mr. Tully Friedman, Dr. Rich and Ms. White Loyd as members. Mr. Tully Friedman and Mr. Sullivan will be retiring from the Board at the Annual Meeting, and it is expected that Mr. Dolan will replace Mr. Sullivan as Chair of the Compensation Committee as of the Annual Meeting. All of the members of the committee are independent directors. We intend that the members also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and as “non-employee directors” within the meaning of the SEC’s Rule 16b-3. During 2011, the Compensation Committee held 7 meetings.

The purpose of the Compensation Committee is to develop, evaluate and, in certain instances, approve or determine the compensation plans, polices and programs of Mattel. The committee has the authority to undertake and may exercise all of the powers of the Board with respect to the specific responsibilities listed in the committee’s charter, including:

•

Approving all forms of compensation to be provided to executives in the executive leadership job level and above (generally Senior Vice Presidents and above) in Mattel’s compensation structure, including the Chief Executive Officer;

•	Reviewing and evaluating the Chief Executive Officer’s performance;
•	Administering Mattel’s short- and long-term incentive programs and equity compensation plans; and
•	Assessing material risks associated with our compensation structure, programs and practices generally.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation programs and practices. The Compensation Committee also informs the non-management directors of the Board of its decisions regarding compensation for the Chief Executive Officer and other senior executives and, at times, refers its decisions to the Board for ratification.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The committee meets at least once each calendar year without the Chief Executive Officer present, and often has executive sessions where no Mattel officer or employee is present. The committee may use the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, use a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of Mattel and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such compensation consultant are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of Mattel management. The Compensation Committee, in its sole discretion, approves the fees to the compensation consultant and any other terms related to the consultant’s engagement. The terms of the Compensation Committee’s charter require its compensation consultant to be “independent,” meaning it will be free from any relationship with Mattel or its officers or other members of management that the Compensation Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant. In determining the independence of the compensation consultant, the terms of the Compensation Committee’s charter require it to consider the nature and extent of any services provided by the consultant to Mattel or to any executive or management of Mattel, other than at the committee’s discretion.

The Compensation Committee has retained the firm Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant since August 2007 to provide the Compensation Committee with advice and guidance on the design of Mattel’s executive compensation programs and the evaluation of our executive compensation. Cook & Co. has not performed and does not currently provide any services to management or Mattel. The Compensation Committee has determined that Cook & Co. is independent within the meaning of the Compensation Committee’s charter. Cook & Co. attends Compensation Committee meetings and meets with the Compensation Committee without management. They provide the Compensation Committee with third-party data and analysis and advice and expertise on competitive practices and trends, executive compensation plan design and proposed executive and director compensation. Cook & Co. reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chairman of the Compensation Committee. In 2011, Cook & Co. assisted the Compensation Committee on the following matters:

•

Analyzing (i) the base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our senior executives as compared to the compensation of their counterparts at our comparator peer group, (ii) our annual incentive plan design provisions and (iii) our long-term incentive practices;

•	Reviewing our comparator peer companies;
•	Evaluating the specific elements of compensation of our Chief Executive Officer and other executive officers;
•	Assessing the risks of our compensation structure, programs and practices;
•	Evaluating the compensation package to be offered to Mr. Stockton, as our new Chief Executive Officer;
•	Reviewing our 2011 Proxy Statement; and

•	Providing the Compensation Committee with an executive compensation regulatory and legislative update.

The Compensation Committee retains its authority over, and is solely responsible for, all compensation decisions.

Other Board Committees

Mattel has an Executive Committee chaired by Mr. Sinclair (since November 2011) that includes Dr. Fergusson, Mr. Tully Friedman, and Mr. Sullivan as members. Mr. Tully Friedman served as Chair of the Executive Committee through November 2011, and is retiring from the Board at the Annual Meeting. During 2011, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel has a Finance Committee chaired by Mr. Tully Friedman that includes Dr. Fergusson, Mr. Ng, Mr. Prabhu and Mr. Scarborough as members. Mr. Tully Friedman is retiring from the Board at the Annual Meeting, and it is expected that Mr. Scarborough will replace Mr. Tully Friedman as Chair of the Finance Committee as of the Annual Meeting. During 2011, the Finance Committee held 8 meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Stockton as the current sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity compensation grants to employees below the executive leadership job level pursuant to Mattel’s 2010 Equity and Long-Term Compensation Plan.

Board Leadership Structure

Mattel employs a leadership structure for its Board of Directors intended to promote consistent, effective and ethical leadership of both the Board and the company. The current Chairman of the Board is Robert A. Eckert, our former Chief Executive Officer and Chairman, who was succeeded as Chief Executive Officer by Bryan G. Stockton. Mattel’s Board determined to have Mr. Eckert continue as Chairman of the Board after stepping down as Chief Executive Officer in order to facilitate continuity of Mattel’s senior leadership and ensure the Board will continue to benefit from having among its ranks an individual with substantial knowledge of the operations, opportunities and challenges of Mattel and the industries in which it competes. Given his extensive operational, management and governance experience with Mattel, the Board of Directors believes that Mr. Eckert can serve as an effective bridge between management, including Mr. Stockton, and the rest of the Board, while contributing to effective and efficient operation of Board meetings, information flow, crisis management and long-term planning.

Our Board also believes that independent Board leadership is important. Our Corporate Governance Guidelines provide that wherever the Chairman of the Board is not an independent director, the director to preside at the separate executive sessions of the independent directors shall be selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. As someone employed by Mattel within the last three years, Mr. Eckert is not deemed to be an independent director. Consequently, the independent directors have selected Christopher A. Sinclair as the independent director to preside at executive sessions of the independent members of the Board during which no members of management are present. The duties of the independent presiding director include all of the following:

•	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;
•	Serves as liaison between the Chairman of the Board and the independent directors;
•	Approves information sent to the Board;
•	Approves meeting agendas for the Board;
•	Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
•	Has the authority to call meetings of the independent directors; and
•	If requested by major stockholders, ensures that he is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Under our Corporate Governance Guidelines, it is the sense of the Board that it should have maximum flexibility to decide whether the offices of the Board Chair and the Chief Executive Officer shall be combined or separate and, if separate, whether the Board Chair should be an independent director or an employee. The Board believes that this issue is part of the succession planning process and that it is in the best interests of Mattel for the Board to make such a determination whenever it elects a new Chief Executive Officer or appoints a new Board Chair.

Board Risk Oversight

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of risks impacting Mattel’s business. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, and specifically focuses on risks at one meeting held each year. The Board relies on Mattel’s management to identify and report on material risks, and relies on each of the Board’s committees to oversee management of specific risks related to each committee’s function.

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers, including the Chief Legal Officer, provide input regarding material risks facing the business group or function that each of them manages. These risks are reviewed with the Audit Committee as part of seeking its approval of the internal audit plan for the next year, and later presented to the full Board along with a discussion of Mattel’s strategy for managing these risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this annual process is important to ensure that all directors are aware of Mattel’s most material risks.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks facing Mattel’s business.

The Audit Committee discusses with management Mattel’s material financial reporting and accounting risk exposures and the steps management has taken to monitor and control such exposures, including Mattel’s risk assessment and risk management policies and procedures. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to compliance with laws and regulations, policies and procedures.

The Compensation Committee oversees any risks presented by Mattel’s compensation programs and practices, including those that may relate to pay mix, range and sensitivity of performance-based variable plans, selection of performance metrics, goal setting process, and the checks and balances on the payment of compensation. See “Compensation Disclosure—Compensation Risk Review” for a more detailed description of the Compensation Committee’s review of potential pay risk.

The Finance Committee oversees risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, and mergers and acquisitions. The Finance Committee also oversees third party risk, which includes risks arising from customers, suppliers, subcontractors, creditors, debtors, counterparties in hedging transactions and others.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to: succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, diversity, equal opportunity, philanthropy and charitable contributions, stockholder proposals dealing with governance or social responsibility matters, and public policy and governmental relations.

Code of Conduct

Our Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The Code of Conduct applies to all of our employees, including our principal executive officer and our principal financial officer. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct, and any waivers of provisions of the Code of Conduct required to be disclosed under the rules of the SEC or listing standards of Nasdaq, on our website at http://corporate.mattel.com/about-us/ethics.aspx.

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

c/o Secretary, Mail Stop M1-1516

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	Communications concerning company products and services;
•	Solicitations;
•	Matters that are entirely personal grievances; and
•	Communications about litigation matters.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly on Mattel’s corporate website at http://corporate.mattel.com/about-us/corporate-governance.aspx:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;
•	Information on Board and Committee membership and biographies of Board members;
•	Audit Committee Charter;
•	Compensation Committee Charter;
•	Governance and Social Responsibility Committee Charter;
•	Code of Conduct;
•	Restated Certificate of Incorporation;
•	Amended and Restated Bylaws;
•	Director Nominations Policy;
•	Audit Committee Complaint Procedure;
•	Policy on Adoption of a Shareholder Rights Plan; and
•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

(i)	the quality and integrity of Mattel’s financial reports;

(ii)	the independence, qualifications and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

(iii)	the performance of Mattel’s internal audit function; and

(iv)	the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel, and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2011 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2011.

PwC has expressed its opinion that:

(a)	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2011 and 2010, and its results of operations and cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America; and

(b)	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011, based on criteria established in Internal Control—Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the Chief Legal Officer, the senior internal auditing officer and PwC. Each of PwC, the senior internal auditing officer, the Chief Financial Officer and the Chief Legal Officer has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel and has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i)	the integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

(ii)	the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary; and

(iii)	representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE

Christopher A. Sinclair (Chair)

Dominic Ng

Vasant M. Prabhu

Kathy White Loyd

March 13, 2012

COMPENSATION DISCLOSURE

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation programs for our fiscal year 2011 named executive officers (“NEOs”), who were:

•	Robert A. Eckert, our Chairman of the Board and former Chief Executive Officer (retired on December 31, 2011);
•	Bryan G. Stockton, our current Chief Executive Officer (effective January 1, 2012, formerly Chief Operating Officer);
•	Kevin M. Farr, our Chief Financial Officer;
•	Thomas A. Debrowski, our Executive Vice President, Worldwide Operations;
•	Geoff M. Massingberd, our Executive Vice President, International; and
•	Neil B. Friedman, formerly our President, Mattel Brands.

Changes in Management Team

In January 2011, in order to better align our business leadership with our strategic initiatives and prepare for succession planning, we consolidated the leadership of our business groups and operations groups. Mr. Stockton, formerly our President of International, was promoted to the new position of Chief Operating Officer, effective January 4, 2011 as part of this reorganization. This action further aligned our senior leadership team with the Company’s global strategic initiatives. Mr. Neil Friedman, formerly President, Mattel Brands, became an Executive Advisor, a non-executive officer position, in January 2011 and terminated his employment with Mattel effective March 25, 2011.

In November 2011, Mr. Eckert notified the Board that he would retire as Chief Executive Officer (“CEO”) as of December 31, 2011. Mr. Eckert agreed to continue to serve as the non-executive Chairman of the Board. Mr. Eckert did not receive any severance payments or benefits in connection with his retirement. The Board appointed Mr. Stockton, our then Chief Operating Officer, as CEO effective January 1, 2012. Prior to serving as Chief Operating Officer, Mr. Stockton led our International Division since 2003. Under his management, the International Division teams marked record–breaking growth, and the International Division’s total contribution to our annual sales increased from 36% to almost 50% of total sales. Mr. Stockton’s deep global business experience and knowledge of Mattel made him an excellent choice for the position of CEO. He is best suited to lead the organization and provide unique insights to the Board regarding innovation, how Mattel can achieve sustainable growth across brands and countries, and how Mattel’s scale and global structure can be further leveraged as the world’s largest toy company.

Strong Stockholder Support for our Compensation Decisions

At our annual stockholder meeting last year, our stockholders approved the compensation of our 2010 NEOs, with over a 93% approval rating. In light of this overwhelming support, the Company’s continued strong performance and the continuing success of our compensation programs, the Compensation Committee made no significant changes to the overall design of our compensation programs during 2011. The Compensation Committee will continue to work to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

EXECUTIVE SUMMARY

Mattel designs, manufactures and markets a broad portfolio of branded toy products worldwide, which are sold to its customers and directly to consumers. As a global consumer company, we compete for executive talent with a broad range of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, retail and entertainment and leisure industries. Our objective is to continue to create long-term stockholder value by generating strong cash flow and deploying it in a disciplined and opportunistic manner.

Our compensation programs:

•	Align our management’s interests with the interests of our stockholders;
•	Reward strong Company financial performance;
•	Provide responsible and balanced incentives;
•	Allow us to attract and retain high caliber executive leadership;
•	Provide competitive compensation within the consumer products market; and
•	Are mindful of the concerns of our stockholders and good governance practices.

Pay-For-Performance

We believe a significant portion of our executives’ compensation should be variable and at risk and tied directly to our measurable performance. Consistent with this focus, the largest portion of our executives’ compensation is in the form of performance-based annual cash and long-term equity incentives.

What Measures We Use and Why

Annual Incentive

Under our annual cash incentive plan, the Mattel Incentive Plan (“MIP”), we evaluate our Company performance based on three measures that we believe drive total stockholder return (“TSR”):

•	Adjusted Operating Profit, which is used for planning and forecasting the core operating performance of our business;
•

Free Cash Flow, which we use to evaluate the effectiveness of our operations at generating cash that is available to finance our operations and enhance stockholder returns through our strong annual dividend, strategic acquisitions and investments and share repurchases; and

•

Gross Margin as a Percentage of Net Sales, which is a key measure of the underlying strength of our operating performance and the strength of our brands in the market place, as well as reflective of our overall ability to price for innovation and manage costs.

These three measures emphasize profitability in absolute terms and as a percentage of revenue, as well as cash and working capital management. With approximately 10,000 participants in the MIP, we are promoting team orientation by encouraging participants in all areas of the Company to work together to achieve these clearly defined common Company financial measures. Each employee’s MIP opportunity includes a Company financial performance component.

Long-Term Incentives

We also have a Long-Term Incentive Program (“LTIP”) for a select group of our senior executive officers under which every three years we grant performance-based restricted stock units (“Performance RSUs”) that vest based solely on our performance over the subsequent three-year performance period. The performance measures for the 2011-2013 Performance RSUs are:

•

Annual Net Operating Profit After Tax, Less a Capital Charge (“NOPAT-CC”), which reflects how effectively our operating results and capital deployment decisions are driving incremental returns that may generate improved stockholder returns;

•	Annual Net Sales, which was added for the new 2011-2013 cycle and reflects the underlying momentum and growth of our business; and
•

Relative Three-Year TSR, as compared to the TSR of the S&P 500, which underscores the connection between executive pay and stockholders’ interests by measuring our ability to provide greater return to our stockholders than other companies.

Our Performance RSUs are denominated and paid in shares, instead of cash, which provides additional alignment with stockholders’ interests and additional performance leverage due to absolute TSR.

As part of our portfolio approach to long-term incentives (“LTIs”), we also annually grant stock options and time-vesting RSUs, the realizable values of which are tied to our absolute stock performance. We believe that stock options are performance-based because stock options by their nature do not deliver any value or return to the holder unless there is appreciation in our stock price. Therefore, we believe stock options align the executives’ interests with stockholders’ interests by providing the opportunity for executives to realize value only when our stock price increases. Time-vesting RSUs also align executives’ interests with stockholders’ interests as the value of the award is tied to the market value of our common stock.

Our 2011 Performance and How Our Performance is Linked to Pay

2011 was a strong year for Mattel, financially and operationally:

•	Worldwide net sales were up 7% percent from the prior year.
•	Operating income was $1.04 billion, compared to operating income of $901.9 million for the full-year 2010.
•	Earnings per share was $2.18 as compared to the prior year of $1.86 (includes tax benefit of $0.05 per share).
•	Net cash flows from operating activities were approximately $665 million, an increase of $137 million compared with approximately $528 million in 2010.
•

We paid annual total dividends of $0.92 per share during 2011, which reflected an increase of 11% from 2010. In addition, during 2011, we repurchased 20.4 million shares of our common stock at a cost of approximately $536 million.

•	We experienced one-year and three-year TSR performance increases of 13% and 24.4%, respectively.

MIP

Under the MIP, actual bonuses payable to the NEOs may be between 0% and 200% of the individual’s target bonus, based on our attainment of the pre-established financial performance goals. In 2011, under the MIP, we achieved 104.0% of our annual adjusted operating profit target (weighted 75%), 0% under our annual free cash flow metric (weighted 25%), and 112.5% of our annual gross margin percentage target, which acts as a multiplier of the amounts earned under the first two financial measures. Based on this Company performance, the bonus payouts to our NEOs other than Mr. Massingberd were approximately 117% of their target bonus opportunities. Mr. Massingberd’s MIP opportunity is based on both Company performance and the performance of his business group. Mr. Massingberd’s bonus payout was 143.5% of his target bonus opportunity.

LTIP

With regard to our 2011-2013 LTIP, the 2011 annual component for the NOPAT-CC goal was achieved at 127.1% of target and the net sales goal was achieved at 106.0% of target. These performance-related components are separately established and measured for each year of the three-year performance period and then averaged together at the end of the cycle, while TSR is measured over the full three-year period. As 2011 was the first year of the cycle, no shares were earned and the number of shares earned will depend on our performance relative to the performance-related components in 2012 and 2013 (in addition to 2011) and our relative TSR for the full three-year period.

Pay Mix Focuses on Performance-Based and Equity Compensation

We believe a significant portion of our executives’ compensation should be variable, at risk and tied to our measurable performance. The Compensation Committee has designed our executive compensation programs so that:

•	Total compensation is earned largely based on attaining pre-established financial performance goals under our MIP and LTIs; and
•

A significant percentage of annual compensation is delivered in the form of equity, rather than cash, which promotes alignment with stockholders’ interests and creates incentives for long-term performance.

The charts below show the target total direct compensation mix for 2011 for Mr. Eckert and the average for the other NEOs.

2011 Target Total Direct Compensation

Pay-for-Performance Alignment

The following table demonstrates our pay-for-performance model by tracking Mr. Eckert’s total direct compensation (TDC) (comprised of base salary, annual cash bonus (MIP) and long-term incentives (LTI) as reported in the Summary Compensation Table) in each of the last five fiscal years against the changes to Mattel’s indexed TSR over the same period. The number shown as the indexed TSR for each year is based on the dollar amount a stockholder would have held at the end of the indicated fiscal year assuming that such stockholder invested $100 in Mattel common stock on December 31, 2006:

* 2007 LTI includes cash payout from 2005-2007 LTIP

Stockholder Interest Alignment

Equity is a key component of our executive compensation, with equity awards ranging between approximately 50% and 70% of our NEOs’ compensation opportunity in 2011. The equity programs include both long-term goals and multi-year vesting to create incentives for our executives to sustain performance over the long term, as well as to encourage retention.

Our LTIs have been designed using a balanced portfolio approach with the following approximate targeted mix of awards:

•

Performance RSUs (one-third)—awarded every three years that incorporate annual performance-based financial-related components for each year in the performance period and a three-year market-related relative TSR component;

•	Stock options (one-third)—annual grants that have value only with stock price appreciation and continued service over time; and
•	RSUs with time-vesting (one-third)—annual grants that put significant value at risk and are effective as an ownership and retention tool.

Consistent with prior years, our equity grants were made using a “value” approach, whereby equity awards are determined based on a competitive targeted dollar value for each job level and then converted into shares. This approach provides more consistent and predictable levels of value delivered and expense incurred.

Market Competitiveness and Retention

We evaluate the overall competitiveness of our executives’ total direct compensation each year in order to assist in our objective of executive retention. The Compensation Committee annually commissions Frederic W. Cook & Co., Inc. (“Cook & Co.”), its independent compensation consultant, to perform a comprehensive market analysis of our executive compensation programs and pay levels.

In its May 2011 market compensation study, Cook & Co. found that the total direct compensation for our NEOs was generally at or below the median of our 18-company comparator peer group. In accordance with our emphasis on pay-for-performance and the market study findings, the Compensation Committee approved increases to some of the NEOs’ 2011 LTI grant values in order to bring their total direct compensation closer to the median of our peer group.

Good Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. The Compensation Committee has, among other things, taken the following actions:

•

Transitioned away from individual employment agreements: our current CEO is not party to an individual employment agreement, and the remaining NEO employment agreement (with our Chief Financial Officer) will expire in September 2012.

•

Implemented a severance plan that replaces the individual employment agreements of our NEOs and covers our current CEO, which provides consistent benefits and generally reflects current compensation practices and trends by, among other things:

•	Eliminating any gross-ups of excise taxes on severance and other payments in connection with a change of control;

•	Shifting from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants;
•	Lowering the severance multiple from 3X to 2X and setting the severance benefit levels at the same level for all participating NEOs;
•	Capping severance benefit continuation at 2 years;
•	Eliminating the continuation of certain fringe benefits provided at Mattel’s expense; and
•	Providing that bonuses for the year of termination will be based on actual performance instead of historical performance and will be paid when bonuses are generally paid to employees.
•	Discontinued the provision of a corporate aircraft for personal travel for our CEO, effective with the retirement of Mr. Eckert and the termination of his employment agreement.
•

Discontinued tax gross-up payments to our executive officers beginning in 2009 in connection with perquisites and benefits, with limited exceptions for relocations (and related international tax planning) that are under our control, are at our direction and benefit our business operations.

•

Determined to hold an advisory vote to approve our named executive officer compensation every year because the Compensation Committee believes that annual advisory votes may lead to more meaningful and coherent communication between Mattel and our stockholders on the compensation of the NEOs.

•	Maintained stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

In addition, the Compensation Committee plans on adopting a clawback or compensation recovery policy in accordance with and following the SEC’s adoption of rules clarifying the requirements relating to such policies.

2011 COMPENSATION DETAILS

ELEMENTS OF COMPENSATION

Philosophy and Objectives

In the consumer products market where we compete for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation package. The table below lists the components of our executive compensation programs and how each element relates to our philosophy and objectives:

Elements of Compensation	Objective
Base Salaries	• Attract and retain executives • Provide financial certainty and stability • Reward individual performance
Annual Cash Incentives

•       Incentivize and motivate executives to meet or exceed our short-term business and financial objectives

•       Hold executives accountable for performance against targets

•       Promote team orientation by encouraging participants in all areas of the Company to work together to achieve common Company goals

Long-term Incentives • Performance RSUs • Stock Options • Time-Vesting RSUs

•       Incentivize and motivate executives to achieve key long-term business priorities and objectives

•       Align executives’ interests with stockholders’ interests

•       Foster a long-term focus to increase stockholder value

•       Attract and retain executives

•       Encourage executive stock ownership

Benefits and Perquisites	• Attract and retain executives • Provide for safety and wellness of executives • Provide income security for retirement • Enhance executive productivity
Severance and Change of Control Benefits

•       Attract and retain executives

•       Provide income security

•       Allow our executives to continue to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction and to assess takeover bids objectively without regard to the potential impact on their own job security

Base Salary

Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and provide a basis upon which executives may be rewarded for individual performance.

At its first meeting of each year, the Compensation Committee reviews the base salaries of the CEO and executives at the management committee job level (senior executives who report directly to the CEO). The CEO typically provides the Compensation Committee with his recommendation regarding merit increases for each executive other than himself. Increases to base salaries are driven primarily by the CEO’s evaluation of the individual’s performance, market competitive factors and the corporate merit budget. The CEO’s base salary is determined by the Compensation Committee in an executive session with input from Cook & Co.

In accordance with our emphasis on performance-based compensation, for 2011, the CEO recommended and the Compensation Committee determined that none of the NEOs would receive an increase in base salary, except in the case of promotions. In connection with Mr. Stockton’s promotion to Chief Operating Officer and in recognition of his increased responsibilities, the Compensation Committee increased Mr. Stockton’s annual base salary from $750,000 to $1,000,000 effective January 4, 2011, after review and discussion with Cook & Co. Mr. Massingberd also received an increase to his annual base salary from $560,500 to $625,000 in connection with his promotion on February 7, 2011 to Executive Vice President, International and in recognition of his new and increased responsibilities.

Previous to 2011, the Compensation Committee had not provided any salary increases since 2007 for our NEOs believing that the salary levels had provided a competitive, retentive and stable form of compensation. Although the Compensation Committee periodically recommended increases to Mr. Eckert’s base salary, Mr. Eckert declined such increases, and his base salary remained at the level established when he was hired in 2000.

In connection with Mr. Stockton’s promotion to CEO, effective January 1, 2012, and in recognition of his increased responsibilities, his annual base salary was increased from $1,000,000 to $1,150,000, which is less than the salary paid to Mr. Eckert as CEO. In recognition of Mr. Farr assuming new responsibilities over additional business groups and as he has not received an annual base salary increase in 6 years, Mr. Farr’s annual base salary was increased from $725,000 to $750,000, effective March 5, 2012.

Annual Performance-Based Cash Incentive Plan

Our MIP provides our NEOs and other worldwide employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term financial and business objectives. This plan emphasizes variable at-risk compensation that is contingent on meeting specific annually established financial goals, and:

•	Provides a competitive level of targeted annual pay to attract and retain key talent;
•	Encourages participants in all areas of Mattel to work together to achieve common corporate goals;
•	Provides a line of sight between the incentive payouts and the executives’ contributions; and
•	Provides appropriate reward leverage and risk for threshold to maximum performance.

The Compensation Committee believes that it is important to have the corporate executives’ bonuses tied to overall Company results and have business group leaders’ bonuses tied to the performance of the business groups that they manage and for which they are accountable, as shown in the table below.

2011 MIP

Shown in the table below are the target bonus payouts for 2011, expressed as a percentage of base salary, for each of the NEOs under the MIP. Other than with respect to Mr. Stockton, whose target bonus was increased from 70% to 85% of his base salary in connection with his promotion to Chief Operating Officer, the other NEOs’ 2011 target bonus opportunities (as a percentage of base salary) were set at the same level as in 2010.

Name and Position Held during 2011	2011 Bonus as a % of Base Salary at Target	2011 Performance Measure
Robert A. Eckert Chief Executive Officer	130%	100% Company
Bryan G. Stockton(1) Chief Operating Officer	85%	100% Company
Kevin M. Farr Chief Financial Officer	70%	100% Company
Thomas A. Debrowski Executive Vice President, Worldwide Operations	70%	100% Company
Geoff M. Massingberd Executive Vice President, International	65%	50% Company 35% International Division 15% WW Mattel Brands
Neil B. Friedman(2) Former President, Mattel Brands	—	—

(1)	Mr. Stockton was promoted from President, International to Chief Operating Officer in January 2011; as a result, his 2011 MIP target was increased from 70% to 85%. In November 2011, Mr. Stockton was further promoted to CEO effective January 1, 2012. In connection with this promotion, Mr. Stockton’s 2012 target bonus opportunity was increased to 130%.

(2)	Mr. Neil Friedman’s employment with Mattel terminated on March 25, 2011; therefore, Mr. Neil Friedman was not eligible to receive a bonus under the 2011 MIP.

Under the MIP, actual bonuses payable to the NEOs may be between 0% and 200% of the individual’s target bonus, based on our attainment of the pre-established financial performance goals. The Compensation Committee believes the structure of the MIP is market competitive and encourages behavior that benefits the Company and the business group or corporate function over which the executive has primary responsibility.

Company Performance Measures

At its March 2011 meeting, the Compensation Committee set the following performance measures for NEOs, which were based on objective criteria intended to satisfy the “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code.

In order to focus our incentives on multiple performance measures that each drive TSR, the Compensation Committee adopted the following three Company-wide performance measures for the MIP:

•	Adjusted Operating Profit, which represents operating income plus/minus other non-operating income/expense and is used for planning and forecasting the core operating performance of our business;
•

Free Cash Flow, which represents net cash flows from operating activities less purchases of tools, dies and molds and purchases of other property, plant and equipment and is used, among other measures, to evaluate the effectiveness of our operations at generating cash that is available to finance our operations and enhance stockholder returns through our strong annual dividend, strategic acquisitions and investments and share repurchases; and

•

Gross Margin as a Percentage of Net Sales, which represents gross margin dollars as a percentage of net sales and is used as a measure of strength of our brands in the market place, our overall ability to price for innovation and input costs and as a key measure of the underlying strength of our operating performance.

These three measures emphasize profitability in absolute terms and as a percentage of revenue, as well as cash and working capital management.

Additionally, in order to improve alignment with stockholders’ interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measures, actual results are adjusted for the impact of adopting new accounting pronouncements and the pre-defined impact of certain strategic initiatives and unusual items. In 2011, actual results for the three measures were adjusted for litigation costs and legal settlements, acquisition-related expenses, intangible asset impairments, severance payments, lower than planned factored receivables and unplanned cash tax payments.

The portion of the executives’ bonuses that is tied to these Company financial measures is based on an aggregate weighted performance payout percentage determined in accordance with the following formula:

Adjusted Operating Profit		Free Cash Flow		Gross Margin % Multiplier
	+		x
(75% weighting)		(25% weighting)		(Increase or Decrease Percentage Earned by up to 25%)

Importantly, however, for any bonus to be payable under the MIP, our adjusted operating profit must be greater than the threshold established by the Compensation Committee at the beginning of the year. Once the adjusted operating profit threshold has been met, payouts can range from 22.5% of target bonus at the threshold achievement level for one metric, to 200% of target bonus at the maximum achievement level for all metrics. For the adjusted operating profit measure and the free cash flow measure, threshold performance earns 30% and 10%, respectively (or 40% in the aggregate), target performance earns 75% and 25%, respectively (or 100% in the aggregate), and maximum performance earns 120% and 40%, respectively (or 160% in the aggregate).

The gross margin percentage multiplier results in increasing or decreasing the weighted total percentage earned by an amount up to 25% of such total percentage earned. As a result, the bonus opportunity, after giving effect to the potential gross margin percentage multiplier, could range from 22.5% at threshold (if actual operating profit is met at threshold and free cash flow is below threshold) to 200% at maximum. The threshold percentage is 22.5% because 30% of target for attaining threshold adjusted operating profit performance (or 40% multiplied by 75% weighting) is reduced by 7.5% (or 30% multiplied by 25% weighting) for the gross margin percentage multiplier.

The MIP bonuses payable to the NEOs may be between 0 and 200% of the individual’s target bonus, based on our attainment of the pre-established financial performance goals. The table below shows the actual levels achieved in 2011 relative to the 2011 goals established by the Compensation Committee and the percentage earned after giving effect to weighting based on such performance for the NEOs.

Corporate Measures(1)	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2011 Actual (in millions)	Performance Payout Percentage
Adjusted Operating Profit	$938.8	$1,000.0	$1,061.3	$1,039.4	104.0%
	(earns 30%)	(earns 75%)	(earns 120%)
Free Cash Flow	$571.0	$671.0	$771.0	$538.5	0.0%
	(earns 10%)	(earns 25%)	(earns 40%)
Total earned percentage before multiplier	40%	100%	160%		104.0%
Gross Margin % (Multiplier)	≤ 48.7% (reduces earned percentage by up to 25%)	49.7% (no effect)	≥ 50.7% (increases earned percentage by up to 25%)	50.2%	Multiplier: (increases earned percentage by 12.5%)
Total Company Performance Payout Percentage					117.0%

(1)	Linear interpolation between the threshold and target level and between the target and maximum level are applied for each measure.

International and WW Mattel Brands Performance Measures

Mr. Massingberd’s target bonus opportunity was based 35% on the performance of the International Division and 15% on the performance of the Worldwide Mattel Brands business group. For the International Division, the performance measures were the International Division’s operating profit less working capital charge (“International Division Operating Profit”) times a multiplier based on the International Division’s gross margin percentage. For the Worldwide Mattel Brands business group, the performance measures were (i) the Mattel Brands U.S. operating profit less inventory charge, plus (ii) the Mattel Brands Canada operating profit at planned overhead less inventory, plus (iii) the Mattel Brands international operating profit at planned overhead less inventory charge (collectively, “Worldwide Mattel Brands Operating Profit”), times a multiplier based on the group’s gross margin percentage. With respect to both components, the percentage earned could range from 22.5% of the portion of the target bonus tied to this performance measure upon achievement of threshold performance to 200% of the portion of the target bonus tied to this performance measure upon achievement of maximum performance.

In March 2011, the Compensation Committee set the targets for the International Division Operating Profit and the group’s gross margin percentage at $400.1 million and 50.4%, respectively, and the targets for the Worldwide Mattel Brands Operating Profit and the group’s gross margin percentage at $1,097.5 and 46.9%, respectively. For 2011, we achieved International Division Operating Profit of $443.6 million and the group’s gross margin percentage was 50.9%, which resulted in a payout equal to 179.0% or a weighted percentage of 62.7% attributable to the 35% portion of the target bonus tied to our International Division. In addition, we achieved Worldwide Mattel Brands Operating Profit of $1,141.7 million and the group’s gross margin percentage was 47.5%, which resulted in a payout equal to 148.9% or a weighted percentage of 22.3% attributable to 15% portion of the target bonus tied to our Worldwide Mattel Brands.

2011 MIP Payouts

Bonuses for each of the NEOs were paid in accordance with the pre-established MIP financial performance goals. With respect to the NEOs, other than Mr. Massingberd, their bonuses for 2011 were 117% of their target bonuses in accordance with the company performance payout percentage. Mr. Massingberd’s 2011 bonus was 143.5% of his target bonus based on our Company performance and the performance of the International Division and Worldwide Mattel Brands business group, as described above. Since Mr. Eckert served as CEO for all of fiscal year 2011 and in recognition of his service, leadership and commitment to Mattel during his long tenure as CEO, the Board determined that Mr. Eckert remained eligible to receive an annual bonus for 2011 under the MIP, notwithstanding the termination of his employment prior to the date on which MIP bonuses are paid in 2012.

2012 MIP

For 2012, the Compensation Committee approved a bonus design under the MIP that is substantially similar to the design used in 2011. In connection with Mr. Stockton’s promotion to CEO, effective January 1, 2012, his annual target bonus was increased from 85% to 130% of base salary, consistent with the target bonus opportunity previously provided to Mr. Eckert.

Long-Term Equity Incentives

Balanced Portfolio Approach

We provide our NEOs with the opportunity to earn long-term equity incentives for achieving our long-range financial, stock price and strategic objectives. This component of our compensation programs complements our annual cash incentive programs by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term performance measures. Long-term equity incentives align our executives’ interests with those of our stockholders. Our long-term equity incentives have been designed using a balanced portfolio approach encompassing the following mix of equity vehicles: approximately one-third Performance RSUs under our LTIP, granted once every three years (with one-third allocation of the grant value per year), approximately one-third annual grants of stock options and approximately one-third annual grants of time-vesting RSUs.

Determining Award Amounts

Consistent with prior years, the 2011 annual equity grants were made using a “value” approach whereby a long-term incentive dollar amount (“LTI Value”) is determined for each job level at target and maximum levels. This approach provides more consistent and predictable levels of value delivered and expense incurred. Under our current portfolio approach to LTIs, one-third of each NEO’s LTI Value is granted in the form of Performance RSUs, one-third is granted in the form of stock options and one-third is granted in the form of time-vesting RSUs. Every third year, when Performance RSUs are to be granted, (i) the dollar value for the Performance RSUs is converted into the number of Performance RSUs to be granted that year by multiplying the dollar value for Performance RSUs by three (for a three-year award) and dividing by the closing stock price on the grant date, (ii) the dollar value for options is converted into the number of options using a Black-Scholes valuation model, and (iii) the dollar value for time-vesting RSUs is converted into the number of RSUs by dividing the dollar value by the closing stock price on the grant date. Currently, in the years during which Performance RSUs are not granted, that portion of each NEO’s LTI Value that is attributable to Performance RSUs is subtracted from the LTI Value, and the remaining LTI Value is then allocated equally to options and RSUs and converted to shares based on the Black-Scholes valuation for options and closing stock price on the grant date for RSUs. In this way, for purposes of the allocation of LTI Values, one third of the value of the total Performance RSUs is considered granted in each year of the three–year performance period for the Performance RSUs. The Compensation Committee approves the methodology and assumptions used to determine the number of equity awards granted each year.

In general, we have granted fairly consistent LTI Values since 2008. These valuations are increased to reflect promotions or to maintain compensation levels close to the market median. In accordance with our emphasis on pay-for-performance, the 2011 target LTI Values were increased for Messrs. Eckert, Farr and Massingberd in order to bring their total direct compensation closer to the market median. Following the increase, Messrs. Eckert’s and Farr’s target total direct compensation were slightly below the median of our peer group for a chief executive officer and chief financial officer, respectively. These increases resulted in a larger portion of their 2011 LTI Value being granted in the form of options and time-vesting RSUs, because the 2011-2013 Performance RSU awards had already been granted and the one-third value of the Performance RSUs that would be allocated to the 2011 LTI Value was fixed. In addition, in January 2011, Mr. Stockton was promoted to Chief Operating Officer, a higher job level with an already established higher target LTI Value for that job level that the Compensation Committee deemed was appropriate for Mr. Stockton.

The table below shows the 2011 LTI annual target values.

Name	Value of Performance- RSUs (in thousands)	Value of Stock Options (in thousands)	Value of Time-vesting RSUs (in thousands)	Total LTI/Equity Value (in thousands)
Robert A. Eckert	$1,833	$2,333	$2,333	$6,500
Bryan G. Stockton	$833	$833	$833	$2,500
Kevin M. Farr	$400	$675	$675	$1,750
Thomas A. Debrowski	$400	$400	$400	$1,200
Geoff M. Massingberd	$267	$367	$367	$1,000
Neil B. Friedman(1)	—	—	—	—

(1)	Mr. Neil Friedman’s employment with Mattel terminated on March 25, 2011; therefore, Mr. Neil Friedman was not eligible to receive any equity awards during 2011.

In connection with Mr. Stockton’s further promotion to CEO, Mr. Stockton’s target annual LTI/Equity Value for 2012 was increased from $2.50 million to $5.17 million commensurate with his additional responsibilities and higher job level, yet not as high as provided to Mr. Eckert.

2011-2013 LTIP—Performance RSUs

To further align executives’ and stockholders’ interests and to put long-term incentive awards at risk for stock price performance, we maintain an LTIP pursuant to which every three years we grant Performance RSUs that are earned over the subsequent three-year performance period. In March 2011, the Compensation Committee established the 2011-2013 LTIP with a performance period that began on January 1, 2011 and will end on December 31, 2013. We currently use a successive three-year performance cycle with no overlap. This aligns with our business planning approach, as we include annual performance metrics for each year within the cycle and a three-year TSR modifier. The Performance RSUs are earned and converted to shares of common stock, if any, after the Compensation Committee’s determinations are made at the conclusion of the three-year performance period as to our performance under the pre-established performance and market measures. The 2011-2013 LTIP is intended to satisfy the performance-based compensation requirements under Section 162(m) of the Internal Revenue Code.

The performance measures under the 2011-2013 LTIP are (i) NOPAT-CC, weighted at 75%, and net sales, weighted at 25% (collectively, the performance-related components) measured and totaled annually, with each of the three annual totals then averaged over the three-year period, and (ii) TSR (the market-related component), measured over the full three-year performance cycle and compared to the relative TSR of the S&P 500 during the same period. The structure and objectives of the 2011-2013 LTIP are similar to those of our prior 2008-2010 LTIP, with the addition of the new performance-related measure based on net sales. The net sales objective was added to encourage and reward executives for market share and top-line growth and drive performance consistent with investor expectations. We use the NOPAT-CC measure, adjusted for the impact of adopting new accounting pronouncements and the impact of certain strategic initiatives and unusual items, as it reflects how effectively our operating results and capital deployment decisions are driving incremental returns, which can be used to generate incremental stockholder returns. At the beginning of each year in the performance cycle, the Compensation Committee sets the annual NOPAT-CC and net sales target levels for that year. Measuring our performance against annual goals improves the goal-setting and performance-measurement process by eliminating multi-year goals that are difficult to set, especially in a turbulent economy. We use our relative TSR over the full three-year period as it provides an additional link between incentive pay and stockholders’ interests, encourages long-term growth and measures our ability to outperform other companies.

Because of the annual performance-related component and the three-year market-related component, the Summary Compensation Table shows an increased value in the first year of the performance period (i.e., 2011) due to FASB ASC Topic 718, which requires that the grant date fair value of the Performance RSUs in 2011 include the full grant date fair value for the market-related component (the TSR adjustment) rather than spreading out the value of this component over the three-year performance period, as is done with the performance-related component.

Under the 2011-2013 LTIP:

(i)	A performance percentage (ranging from 37.5% to 150%) for each of 2011, 2012 and 2013 is determined based on our achievement of the annual NOPAT-CC and net sales targets. If the minimum or threshold level is met for both measures, the performance percentage is 37.5%; if the target level is met, the performance percentage is 100%; and if the maximum level is met, the performance percentage is 150%. Performance for levels achieved between threshold, target and maximum are interpolated.

(ii)	After the three-year performance cycle, the performance percentages for the three years are averaged.

(iii)

This average is then adjusted based on our achievement of TSR for the three-year performance cycle relative to the S&P 500 (the market-related component). If our TSR for the three-year performance cycle is at or below the 25th percentile of the S&P 500, the average performance percentage of the performance-related component is adjusted down 50 percentage points. If our TSR is at the 50th percentile, there is no change to the average performance percentage. If it is at or above the 75th percentile, the average performance percentage of the performance-related component is increased by 50 percentage points. The adjustments for levels achieved between the 25th, 50th and 75th percentiles are interpolated. These TSR targets and point modifiers were all established at the commencement of the 2011-2013 performance cycle.

The following table shows the targets for annual NOPAT-CC and net sales set by the Compensation Committee at the beginning of 2011, and our actual results for these measures:

	Measures	Threshold (in millions)	Target (in millions)	Maximum (in millions)	Actual (in millions)		Absolute Performance Percentage Achieved	Weighted Performance Percentage Achieved
2011	NOPAT—CC (75% weighting)	$270.7	$318.5	$366.3	$344.4	(1)	127.1%	95.3%
	Net Sales (25% weighting)	$6,130.7	$6,252.3	$6,366.3	$6,266.0		106.0%	26.5%
	2011 Performance Percentage							121.8%
2012	Approved annually by the Compensation Committee.
2013	Approved annually by the Compensation Committee.

(1)	In 2011, actual results for the NOPAT-CC measure were adjusted for litigation costs and legal settlements, acquisition-related expenses, intangible asset impairments and severance payments.

At the time that the goals are set by the Compensation Committee, it is substantially uncertain that they will be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance and current economic conditions, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance may be achieved. The target and maximum goals represent increasingly challenging and aggressive levels of performance. The Compensation Committee materially increased the NOPAT-CC goals for 2011 as compared to 2010, employing these same principles, and considering the improved economic environment and our performance in 2010. 2011 was the first year that the Compensation Committee introduced the net sales measure.

For our NEOs, the following table shows the target number of shares awarded for the 2011-2013 performance cycle, as well as the maximum number of shares that can be earned after giving effect to the performance results for the first year (2011) of the performance period, and assuming maximum performance for 2012 and 2013 under the performance measures and maximum performance under the TSR multiplier:

LTIP 2011-2013 Performance Cycle Payout Range

Name	Target Shares Awarded (as of January 1, 2011)	Maximum Shares Opportunity (as of January 1, 2012)(1)
Robert A. Eckert	222,853	141,586	(2)
Bryan G. Stockton(3)	101,297	193,072
Kevin M. Farr	48,622	92,674
Thomas A. Debrowski	48,622	92,674
Geoff M. Massingberd	32,415	61,783
Neil B. Friedman(4)	—	—

(1)	Reflects the performance results for 2011 under the NOPAT-CC and net sales metrics, which, combined after weighting, was 121.8%. Assumes maximum performance for 2012 and 2013, with maximum TSR adjustment. These amounts do not factor in the dividend equivalent rights, as the amounts of the dividends paid on Mattel’s common stock during the three-year performance cycle is unknown at this time.

(2)	In connection with Mr. Eckert’s retirement on December 31, 2011, Mr. Eckert’s Performance RSUs will be earned on a pro-rated basis, based on the total months worked during the performance period (12 out of 36), payable at the end of the three-year performance period based on actual performance.

(3)	In connection with Mr. Stockton’s promotion to CEO as of January 1, 2012, Mr. Stockton received an additional Performance RSU grant on January 3, 2012 with target shares of 81,037, to be earned based on the achievement of the annual NOPAT-CC and net sales targets for 2012 and 2013 and averaged over the two-year period, and adjusted based on the achievement of TSR for the three-year period beginning on January 1, 2011 and ending on December 31, 2013.

(4)	Mr. Neil Friedman’s employment with Mattel terminated on March 25, 2011; therefore, Mr. Neil Friedman did not receive a Performance RSU award under the 2011-2013 LTIP.

The 2011-2013 LTIP Performance RSU awards have dividend equivalent rights that entitle the grantee to be credited with additional RSUs based on the cash dividends paid on shares of Mattel common stock underlying the number of RSUs actually earned by such grantee. Each additional RSU resulting from dividend equivalent credits also has a dividend equivalent right. At the end of the performance cycle on the payout date, the earned RSUs, including any additional RSUs resulting from dividend equivalent credits, will convert to Mattel common stock.

Annual Stock Option and Time-Vesting RSU Award Grants

As with our portfolio approach to LTI, in addition to the Performance RSUs, the Compensation Committee annually awards stock options and time-vesting RSUs, with vesting over three years, and each type of award serving a different purpose. Stock options aim to align the executives’ interests with stockholders’ interests by providing the opportunity for executives to realize value only when our stock price increases. Furthermore, if the stock price does increase, the three-year vesting period helps to retain executives. However, if our stock price does not rise, then the stock options provide no value to executives. By contrast, time-vesting RSUs have some value regardless of whether our stock price increases or decreases. Moreover, the holders of time-vesting RSUs receive annual cash dividend equivalent payments. As a result, they help to secure and retain executives and instill an ownership mentality over the three-year vesting period. Thus, while both types of awards link our executives’ pay to stockholder value, stock options (and Performance RSUs under our LTIP) put significant compensation value at risk in relation to increases in stockholder value, while time-vesting RSUs are particularly effective as a retention and stock ownership tool.

In connection with Mr. Stockton’s promotion to Chief Operating Officer and in recognition of his increased responsibilities, Mr. Stockton received a special grant of 39,557 RSUs on January 4, 2011. On January 3, 2012, following Mr. Stockton’s further promotion to CEO, Mr. Stockton also received a special equity grant of 27,022 RSUs and an option for 121,753 shares.

In accordance with the terms of the 2005 Equity Compensation Plan (“2005 Plan”) and due to Mr. Eckert being retirement-eligible, Mr. Eckert’s outstanding options granted pursuant to the 2005 Plan became fully vested on the date of retirement. In accordance with the terms of the 2010 Equity and Long-Term Compensation Plan (“2010 Plan”), Mr. Eckert’s outstanding options granted pursuant to the 2010 Plan will continue to vest during his service as a director. Mr. Eckert’s unvested RSUs were forfeited on the date of his retirement.

Benefits and Perquisites

Retirement Plans

Our NEOs participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency and to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

•

The 2005 Supplemental Executive Retirement Plan (“SERP”), our supplemental, non-qualified pension plan for a limited number of the most senior executives, is intended to provide supplemental retirement income to participants. The SERP provides a competitive retirement benefit and additional security to covered employees, aids in retention and builds long-term commitment to Mattel. In addition, under Mr. Eckert’s employment agreement negotiated at the time he was hired, Mr. Eckert was guaranteed to receive a certain level of total pension benefits, (“Age 60 Pension”). Mr. Massingberd does not participate in the SERP.

•

The Mattel, Inc. Deferred Compensation and PIP Excess Plan (“DCP”), our non-qualified deferred compensation plan, provides our executives a mechanism to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified, 401(k) savings plan (“401(k) Plan”). Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirements. Similar to the 401(k) Plan, the DCP provides for Company automatic contributions and matching contributions, both of which are at the same levels as the Company contributions in the 401(k) Plan, which is applicable to the general employee population. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit, enhancing our ability to attract and retain talented managers while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan.

Perquisites and other Personal Benefits

We offer perquisites to our executives to attract and retain top executive talent and provide a benefit to Mattel as well as the executive.

Under his employment agreement, Mr. Eckert was permitted to make personal use of Company aircraft for up to 60 hours per year while he served as CEO. In deciding to provide this benefit in 2005, the Compensation Committee concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule. In addition, it would provide him with an additional measure of security while traveling. Mr. Stockton, as our new CEO, is not party to an employment agreement and the Compensation Committee has determined, based in part on market practices, that Mr. Stockton will not receive this benefit.

We provide our executives with a monthly car allowance under our Company car program. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided to allow our executive officers to fulfill their job responsibilities which involve extensive regional travel to the offices of clients and business partners. We are providing this allowance in lieu of tracking and providing mileage reimbursement to executives that use their vehicles more frequently for business.

Elimination of Tax Gross-Ups

In the past, we have paid or reimbursed executive officers for the amount of certain taxes owed by them relating to the perquisites and benefits. Beginning in June 2009, the Compensation Committee determined it would discontinue tax gross-up payments to our executive officers in connection with perquisites and benefits, which determination was implemented over the course of 2009. We now only continue to provide tax gross-up payments for relocation expenses (and related international tax planning), as we believe such expenses are business-related and are expenses that the executive incurs as a direct result of the Company’s request and benefit the Company.

Severance and Change-of-Control Provisions

Overview

In June 2009, we adopted the Mattel, Inc. Executive Severance Plan (“Severance Plan”) as described below and simultaneously gave notices to Messrs. Farr, Friedman and Debrowski that their current employment agreements, which provided for severance and other benefits, would not be renewed beyond the scheduled expiration dates. As of January 1, 2012, the only employment agreement still in effect was with Mr. Farr, and it is scheduled to expire on September 1, 2012. There is also a letter agreement with Mr. Massingberd, as described below.

The Compensation Committee believes that the Severance Plan remains essential to fulfill our objective to recruit, retain and develop key management talent in the competitive market. Such an arrangement enables the Company to recruit and retain high-quality new management talent because it provides reasonable protection to the executive in the event that he or she is not retained under specific circumstances. Further, severance provisions in the Severance Plan are intended to facilitate changes in the leadership team by setting terms for the termination of an NEO in advance, thus allowing a smooth transition of responsibilities when it is in the best interest of the Company. Change of control provisions in the Severance Plan are intended to allow executives to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change of control of Mattel. These factors are especially important in light of the executives’ leadership roles at Mattel.

Employment Agreements

For Mr. Eckert, no severance payments or benefits are payable under his employment agreement as a result of his voluntary retirement, and Mr. Eckert’s employment agreement is no longer in effect. Mr. Farr’s employment agreement will expire on September 1, 2012, and provides severance and other benefits in an amount greater than under the Severance Plan, as was negotiated at the time of his promotion to Chief Financial Officer.

For Mr. Neil Friedman, in connection with the termination of his employment and in accordance with the terms of Mr. Neil Friedman’s then existing employment agreement and the letter agreement dated January 28, 2011, Mr. Neil Friedman received a cash severance payment of approximately $7.95 million as well as various other severance benefits, including acceleration of option awards; acceleration of time-vesting RSU awards granted at least six months prior to the termination date; and credit for an additional three years of service for purposes of computing benefits under the SERP. The January 2011 letter confirmed Mr. Neil Friedman’s termination of employment for “good reason” and specified the severance benefits under Mr. Neil Friedman’s original employment agreement without providing any new benefits and provided for a release of claims against us.

Executive Severance Plan

The Compensation Committee adopted the Severance Plan in order to make our executive severance program for our most senior executives consistent by eliminating individual employment agreements. The Compensation Committee adopted the Severance Plan in order to make our executive severance program more reflective of current compensation practices and trends. Messrs. Stockton and Debrowski participate in the Severance Plan.

Under the Severance Plan, benefits are only provided if an executive’s employment is terminated by Mattel without cause or by the executive for good reason. No benefits are provided under the Severance Plan if there is only a change of control without a qualifying termination of employment. For a description of the benefits payable under the Severance Plan, see “Executive Summary—Good Governance and Best Practices” and “Potential Payments Upon Termination or Change of Control—Severance Plan.”

The Compensation Committee believes the changes made to the executive severance program pursuant to the adoption of the Severance Plan (such as eliminating excise tax gross-ups, reducing the severance multiple from 3x to 2x and eliminating specific perquisites) are intended to conform to best practices and to benefit our stockholders and reduce potential expenses to Mattel, while continuing to provide competitive income security and incentive for the executives to devote the time and energy necessary to complete any potential change of control transaction that may be in the best interest of our stockholders.

Other Severance Arrangement

Mr. Massingberd’s letter agreement with Mattel provides for severance equal to two years of base salary if Mr. Massingberd’s employment is terminated by Mattel without cause. Mattel entered into this letter agreement to induce Mr. Massingberd to relocate from Canada to California in order to serve at that time as Senior Vice President, Corporate Responsibility.

Stock Ownership Guidelines

We have had stock ownership guidelines for our NEOs and other executives at the management committee job level since 2001. Beginning in 2007, the targeted stock ownership requirements for our NEOs and other executives at the management committee job level were established as a multiple of base salary, converted using an average stock price over the three years prior to the date the target levels were established. The target levels for each NEO are set forth below. Generally, NEOs have five years from the date their target levels were established to meet the guidelines.

NEO Minimum Stock Ownership Levels

Name	Targeted Stock Ownership (# of Shares)		Stock Ownership Deadline
Robert A. Eckert	350,000		12/31/2011
Bryan G. Stockton	160,000	(1)	12/31/2013
Kevin M. Farr	80,000		12/31/2011
Thomas A. Debrowski	80,000		12/31/2011
Geoff M. Massingberd	60,000		8/31/2012

(1)	In March 2011, Mr. Stockton’s stock ownership level was increased from 80,000 to 160,000 shares effective January 1, 2011, based on a multiple of his salary and the average stock price over the past three years of $19.09. In March 2012, Mr. Stockton’s stock ownership level was increased from 160,000 to 285,000 shares due to his new position as Mattel’s CEO. He will have until December 31, 2015 to meet his new stock ownership level.

The following shares count toward the targeted stock ownership requirements:

•	Shares that are directly owned by the executive;
•	Shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;
•	RSUs granted to the executive that have vested and will be settled in shares of stock;
•	Amounts invested in Mattel stock under the 401(k) Plan; and
•	Amounts credited to the executive’s account that are deemed to be invested in Mattel stock under the DCP.

The Compensation Committee monitors progress towards meeting the guidelines, and may take each executive’s progress into account in determining future equity grants. As of December 31, 2011, Messrs. Eckert, Farr and Debrowski had fully met their stock ownership guideline requirements and all of our other NEOs were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Mattel also has an insider trading policy that generally prohibits Board members, officers and employees from engaging in short-term or speculative transactions in Mattel’s shares, including short sales, transactions in publicly-traded options and other derivative securities, certain hedging transactions, holding Mattel shares in a margin account and using Mattel shares owned as collateral for loans.

Recoupment of Compensation

In order to better align executives’ long-term interests with those of Mattel and its subsidiaries and affiliates, our 2010 Plan and our 2005 Plan provide that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change of control.

Our SERP provides that we can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. The purpose of this provision is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor, and to align the executives’ compensation with the value they deliver to Mattel, not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so.

Our Compensation Committee is continuing its review of additional executive compensation clawback practices, and we expect to implement such clawback practices in accordance with and following the SEC’s adoption of rules clarifying the requirements relating to such policies.

EXECUTIVE COMPENSATION PROCESS & GOVERNANCE

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. We believe that the following aspects of our compensation programs are indicative of this commitment.

Roles

Independent Compensation Committee

Our executive compensation programs are designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation programs, strategy and practices and set the compensation of our senior officers.

Independent Compensation Consultant

Cook & Co. is the Compensation Committee’s independent compensation consultant. Cook & Co. provides a number of services to the Compensation Committee throughout the year, and typically provides a comprehensive market analysis of our compensation programs in May of each year. We have timed their review for mid-year in order to take into account the compensation decisions made at the beginning of the year relating to executives’ past performance and the comparative data that is then available from SEC filings, and thus to better inform the Compensation Committee’s decisions regarding equity awards to be granted in July/August of each year. See “Board Committees—Compensation Committee” section of this Proxy Statement for detailed discussion of the services provided by Cook & Co. in 2011.

CEO and the Human Resources Department

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation programs, our CEO and members of our Human Resources Department routinely participate in this process, providing requested data, presentations, analyses and proposals. The CEO generally performs the performance reviews of each employee at the management committee job level and makes recommendations to the Compensation Committee regarding adjustments to base salary, target bonuses and equity award values for such employees other than himself. The CEO’s recommendations are one of the factors considered by the Compensation Committee in making its determinations. When appropriate, however, the Compensation Committee meets in an executive session without management, including when the CEO’s compensation is being approved. In performing its duties, the Compensation Committee makes recommendations to the Board regarding the executive compensation programs and practices. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other executives at the management committee job level.

Reviews and Process

Market Competitiveness Review

We evaluate the overall competitiveness of our executives’ total direct compensation annually. Although we do not target a specific percentile for any element of our compensation or for our total direct compensation, our executives’ actual compensation is determined primarily by operational and business group financial performance, reflecting our pay-for-performance philosophy.

Annually, the Compensation Committee commissions Cook & Co. to perform a comprehensive market analysis of our executive compensation programs and pay levels, which is presented to the Compensation Committee in May. This market analysis is reviewed against the compensation decisions of the Compensation Committee regarding salary and bonus made earlier in the year and the decisions regarding the proposed annual equity award grants to be made in July/August. In May 2011, Cook & Co. reviewed the selection of our comparator peer companies and evaluated our executive total direct compensation pay levels as compared to the executive total direct compensation pay levels at our 18-company comparator peer group (which is discussed below), based on information from their most recent SEC filings. Cook & Co.’s May 2011 report included the base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our NEOs as compared to the compensation of their counterparts at our comparator peer companies. For a more detailed discussion of our target total direct compensation, see “Long-Term Equity Incentives—Determining Award

Amounts.” The report also provided an analysis of our annual incentive plan design and found that our annual incentive plan structure is similar to those at our comparator companies with respect to performance measurement and plan leverage. Finally, the report also provided an analysis of our long-term incentive practices. It indicated that similar to our long-term equity incentives, most of our comparator companies also have “balanced” long-term incentive programs, with two or more grant types.

Comparator Peer Group

Our comparator peer group is made up of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, retail and entertainment and leisure industries. We consider Mattel to be a branded consumer products company with franchise brands, and we recognize the value and importance of other category leaders to capture a diverse representation of the various markets and areas in which we compete for executive talent. The Compensation Committee determined that it was appropriate to have a more diverse comparator peer group beyond toy companies, as there are not enough publicly reporting toy companies, and they are generally not comparable to us in size. Our comparator peer companies are comparable to us in their orientation, business model, size (as measured by revenues, net income growth, employees and market capitalization) and global scale and reach. Compensation paid by this comparator peer group is representative of the compensation we believe is required to attract, retain and motivate our executive talent. The Compensation Committee, in conjunction with Cook & Co., reviews the makeup of this group annually and makes adjustments to the composition of the group as it deems appropriate. The majority of the companies in our comparator peer group have remained the same over the years and the group, therefore, provides a fairly consistent measure for comparing executive compensation. The comparator peer group used in Cook & Co.’s May 2011 report was the same as the comparator peer group used in their 2010 analysis. The comparator peer group generally falls between about one-third to three times our size, measured by revenues and market capitalization. The comparator peer group was comprised of the following 18 companies:

Mattel’s Comparator Peer Group for Executive Compensation

Avery Dennison Corporation	Fortune Brands	Kellogg Company

Avon Products, Inc.	Gap, Inc.	Limited Brands, Inc.

Campbell Soup Company	General Mills, Inc.	Liz Claiborne, Inc.

The Clorox Company	Hasbro, Inc.	Newell Rubbermaid, Inc.

Coach, Inc.	The Hershey Company	NIKE, Inc.

Estee Lauder Companies, Inc.	H.J. Heinz Company	V.F. Corporation

Tally Sheets

As part of the Compensation Committee’s annual compensation review process, our Human Resources Department prepares, and reviews with Cook & Co. and the Compensation Committee, comprehensive tally sheets illustrating the total compensation for the most recent two years for each executive at the management committee job level, including the NEOs. The Compensation Committee reviews the tally sheets with the Board. Although tally sheets do not drive individual executive compensation decisions, the tally sheets are used so that the Compensation Committee can be aware of the total compensation of these executives. Total compensation includes the executives’ base salary; annual cash incentive awards; equity-based grant values, including Performance RSUs, stock options and time-vesting RSUs; perquisites, retirement benefits and other compensation. The tally sheets also show each such executive’s holdings of Mattel common stock and estimated dividend equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards at various stock prices. In conjunction with the review of tally sheets, the Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to executives at the management committee job level.

Company-Wide Compensation Risk Assessment

Our Compensation Committee, with the assistance of Cook & Co., annually performs a risk assessment of our company-wide compensation structure, programs and practices to determine whether those programs encourage excessive risk taking. Cook & Co. has advised that our executive compensation programs provide an effective balance in cash and equity mix, short- and long-term performance focus, corporate, business group and individual performance focus, and financial and non-financial performance measurement and discretion. See “Compensation Disclosure—Compensation Risk Review” for a more detailed description of the Compensation Committee’s review of potential pay risk.

Equity Grant Procedures

The Compensation Committee approves all equity grants to all executives who are designated as being in the executive leadership job level and above in Mattel’s compensation structure. For grants to employees below the executive leadership job level, the Board has delegated the authority, subject to certain limitations, to approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or newly promoted), to an Equity Grant Allocation Committee. Mr. Eckert was the sole member of the committee in 2011. Mr. Stockton serves as the sole member of the committee beginning in 2012.

Like other public companies, we seek to implement equity compensation grant procedures that are intended to comply with evolving best practices, taking into account accounting, tax and regulatory requirements, and have adopted the following procedures:

•

Annual Grants. In May, the Compensation Committee reviews and approves the annual equity grant approach. Our Human Resources Department reviews with the Compensation Committee the equity compensation program’s objectives, background, grant approach, grant process, proposed total pool of shares and value to be granted. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size and value of awards to be granted to employees at different levels, and the recommended grants to be made to the executives at the executive leadership job level and above are presented to the Compensation Committee and reviewed by Cook & Co.

The Compensation Committee also sets, and recommends approval by the Board of, the key parameters of the delegation of authority to the Equity Grant Allocation

Committee for the annual grants and off-cycle grants to employees below the executive leadership job level. Since 2005, the annual equity grant for employees has occurred on or about August 1st, with stock options having an exercise price equal to the closing price of Mattel common stock on such date. The 2011 annual equity grant timing was consistent with this practice, with the grants occurring on August 1st.

•

Other Grants. If there are proposed new hire or other equity awards for consideration for executives in the executive leadership job level and above, the Compensation Committee will review proposed awards at its next scheduled meeting. If the equity awards are approved, the grant date is the date of such approval or, in certain circumstances, a date following the date of approval.

For annual, new hire and other grants to employees below the executive leadership job level, the Equity Grant Allocation Committee receives a report detailing proposed equity awards. The report lists (i) the proposed grants by employee name and position, (ii) the number of RSUs and/or options proposed to be granted, and (iii) whether the grant is within the equity award parameters set by the Compensation Committee. The Equity Grant Allocation Committee reviews the pre-circulated list of proposed grants presented to it and considers and acts upon the proposals by unanimous written consent. If the equity awards are approved, the grant date is the last trading day of the month following the month of hire or as indicated in the approval.

•	It is Mattel’s practice to grant all of our stock options at an exercise price at least equal to the closing price of Mattel common stock on the grant date.

TAX AND ACCOUNTING CONSIDERATIONS

When reviewing compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to Mattel and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Internal Revenue Code. Although we have plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of Mattel’s compensation programs are intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code, including the MIP and LTIP.

Although stock option awards are intended to comply with the exception for “performance-based” compensation under Section 162(m) of the Internal Revenue Code, RSUs and dividend equivalent payments will not comply if no performance conditions are attached to them. Because RSUs are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has historically chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended executive retention purpose. The Performance RSUs under the LTIP are intended to satisfy the Section 162(m) “performance-based” compensation requirements.

Section 409A of the Internal Revenue Code requires programs that allow executives to defer a portion of their current income—such as the DCP and SERP—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is Mattel’s intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires Mattel to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and RSUs.

2011 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our NEOs for service in 2011, 2010 and 2009, with the exception of Mr. Massingberd, whose total compensation is shown only for 2011 because he was not an NEO in 2010 and 2009.

Name and Principal Position in 2011	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert A. Eckert(5)	2011	1,250,000	5,099,693	2,297,499	1,901,250	7,005,391	283,172	17,837,005
Chief Executive Officer	2010	1,250,000	4,098,744	1,860,239	3,250,000	666,801	301,499	11,427,283
	2009	1,250,000	2,899,174	1,843,269	2,500,000	2,153,004	502,893	11,148,340

Bryan G. Stockton(6)	2011	999,038	3,090,779	820,534	994,500	2,717,174	152,042	8,774,067
Chief Operating Officer	2010	750,000	894,268	405,868	1,050,000	948,303	122,746	4,171,185
	2009	750,000	1,632,548	402,168	900,000	838,739	139,140	4,662,595

Kevin M. Farr	2011	725,000	1,278,550	664,635	593,775	1,754,456	122,033	5,138,449
Chief Financial Officer	2010	725,000	894,268	405,868	1,015,000	227,701	122,950	3,390,787
	2009	725,000	1,632,548	402,168	870,000	871,442	133,817	4,634,975

Thomas A. Debrowski	2011	710,000	1,003,564	393,854	581,490	1,833,101	150,519	4,672,528
Executive Vice President,	2010	710,000	894,268	405,868	994,000	393,076	120,180	3,517,392
Worldwide Operations	2009	710,000	632,545	402,168	852,000	1,029,924	114,430	3,741,067

Geoff M. Massingberd	2011	616,731	769,043	361,035	582,969	0	186,937	2,516,715
Executive Vice President,
International

Neil B. Friedman(7)	2011	230,769	0	0	0	0	7,990,570	8,221,339
Former President,	2010	1,000,000	1,863,083	845,563	1,700,000	651,311	181,675	6,241,632
Mattel Brands	2009	1,000,000	1,317,802	837,852	1,600,000	1,153,294	269,491	6,178,439

Footnotes to Summary Compensation Table:

(1)	Amounts shown represent the grant date fair value of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to Mattel’s Consolidated Financial Statements for 2011 contained in the Form 10-K filed with the SEC on February 23, 2012. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

Amounts shown under the “Stock Awards” column include the grant date fair value for the Performance RSUs awarded in 2011 based upon the probable outcome of the 2011 performance-related component, as described below, and the grant date fair value of the market-related component, and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The Performance RSUs were awarded as part of the LTIP and have a three-year performance cycle from January 1, 2011 through December 31, 2013. The number of Performance RSUs earned is based on the Company financial measure of NOPAT-CC and net sales (collectively, the performance-related component) measured against annual goals for each year in the three-year performance cycle, which results in a performance percentage for each year that is then averaged over the three-year period. This average is then adjusted based on Mattel’s TSR relative to the TSR performance of the S&P 500 over the full three-year performance cycle (the market-related component) to determine the number of Performance RSUs earned. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related component, or the TSR adjustment, for the entire three-year performance cycle is included in the amounts shown for 2011 (the year of grant) and was determined using a Monte Carlo valuation model on the date the Performance RSUs were awarded in 2011.

The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles established each year for the performance-related component of these awards (i) based upon the probable outcome of the 2011 performance-related component as of the grant date, and (ii) based upon achieving the maximum level of performance under the 2011 performance-related component as of the grant date. Also set forth below is the grant date fair value of $4.22 per unit for the market-related component, or the TSR adjustment, determined upon grant in 2011, and which is not subject to probable or maximum outcome assumptions. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives” for a more complete description of the LTIP.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)*	Market- Related Component Grant Date Fair Value ($)
Robert A. Eckert	2011	1,825,909	2,738,863	940,440

Bryan G. Stockton	2011	829,960	1,244,940	427,473

Kevin M. Farr	2011	398,376	597,564	205,185

Thomas A. Debrowski	2011	398,376	597,564	205,185

Geoff M. Massingberd	2011	265,587	398,380	136,791

Neil B. Friedman	2011	—	—	—

*	For 2011, the actual amount earned pursuant to the performance-related component was 121.8% of the units that could be earned for that year, for all NEOs.

(2)	Amounts shown represent the performance-based cash compensation earned under the MIP, our annual cash incentive plan. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Cash Incentive Plan” for a detailed discussion of the MIP.

(3)	Amounts shown represent the increase in the pension benefits that the NEOs have earned during the years shown, including those accrued under the 2005 Supplemental

Executive Retirement Plan (as amended and restated effective January 1, 2009). For example, the amounts shown for 2011 are determined by subtracting (i) the present value of each executive’s accrued benefits as of December 31, 2010 from (ii) the present value of the executive’s accrued benefits as of December 31, 2011, which are shown in the “2011 Pension Benefits” table below, and are computed as explained in the narrative disclosure to the “2011 Pension Benefits” table. No amount is included with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

The 2011 changes in pension values are mainly attributable to the increase in final average pay and a decrease in the discount rate assumptions.

Messrs. Eckert’s and Friedman’s SERP arrangements are described in more detail in the “2011 Pension Benefits” table below and the footnotes and narrative disclosure accompanying that table.

(4)	The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite or other benefit to the NEO, in each case without taking into account the value of any income tax deduction for which Mattel is eligible. See “Compensation Discussion and Analysis—Elements of Compensation—Benefits and Perquisites” for additional discussions on these benefits. Except for additional life insurance provided to Mr. Eckert, life insurance premiums paid by Mattel are not included in the table as these amounts are provided to all employees on the same terms. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2011:

	Robert A. Eckert ($)	Bryan G. Stockton ($)	Kevin M. Farr ($)	Thomas A. Debrowski ($)	Geoff M. Massingberd ($)	Neil B. Friedman ($)
Personal use of company aircraft(a)	51,707	0	0	0	0	0
Relocation expenses	0	0	0	0	17,500	0
Company car program(b)	30,000	24,000	24,000	43,772	24,000	6,000
Other perquisites(c)	49,427	12,350	18,321	21,639	3,390	4,570
Total Perquisites	131,134	36,350	42,321	65,411	44,890	10,570
Contributions to 401(k) Plan	28,000	28,000	24,500	29,400	26,950	27,600
Contributions to DCP	124,038	87,692	55,212	55,708	40,366	2,400
Contributions to Supplemental Retirement Benefit(d)	0	0	0	0	61,508	0
Tax gross-up(e)	0	0	0	0	13,223	0
Severance	0	0	0	0	0	7,950,000
Total “All Other Compensation”	283,172	152,042	122,033	150,519	186,937	7,990,570

(a)	Use of the company aircraft was provided to Mr. Eckert pursuant to the terms of his employment agreement, which is no longer in effect as of December 31, 2011. For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, the cost of fuel, any applicable ground costs, any applicable catering costs, landing fees, domestic passenger fees, and federal excise tax charges relating to his personal use of the company aircraft.

(b)	Previously, we provided our key executives a company automobile with Mattel paying the cost of insurance, maintenance and gasoline and the right to buy the car at a nominal price. Executives have been transitioning to a monthly car allowance in lieu of a company car at the end of the lease term. The amount of the monthly allowance is based on the executive’s job level.

(c)	Amounts include the following perquisites that may be offered to our NEOs: financial counseling and tax return preparation services; physical examination; company-provided home security system; premiums on excess liability insurance provided by Mattel; and personal use of country club membership. Incremental costs to Mattel for these items were determined as the actual amounts credited to, paid to or on behalf of the executive or the portion of costs allocated to the executive’s personal use of a perquisite. For Mr. Eckert, the amount also includes recommended grants and matching charitable donations, under the program described in the “Director Compensation” section and the amount of the cost of insurance for the additional life insurance coverage maintained by Mattel for Mr. Eckert pursuant to the terms of his employment agreement.

(d)	Pursuant to Mr. Massingberd’s letter agreement dated June 25, 2008 (“Massingberd Letter Agreement”), Mattel will provide Mr. Massingberd with a supplemental retirement benefit equal to 10% of his base salary each year until he reaches age 60, which is credited to his account under the DCP.

(e)	Pursuant to the Massingberd Letter Agreement, Mr. Massingberd received a monthly housing allowance (relocation expense) in the amount of $2500 per month, net of taxes, for 36 months from the date Mr. Massingberd purchased a home in California. The tax gross-up on the relocation expenses ($12,655) is pursuant to the terms of such letter agreement. Also, the tax gross-up on the tax planning ($568) is to assist Mr. Massingberd with his international tax issues presented by such a move to California from Canada, pursuant to Mattel’s general relocation program.

(5)	Mr. Eckert retired as CEO and an employee of Mattel on December 31, 2011. Mr. Eckert has agreed to continue to serve as the non-executive Chairman of the Board. Mr. Eckert did not receive a severance in connection with the voluntary termination of his employment; however, since Mr. Eckert served as CEO for all of fiscal year 2011 and in recognition of his service, leadership and commitment to Mattel during his long tenure as CEO, the Compensation Committee determined that Mr. Eckert remained eligible to receive an annual bonus for 2011 under the MIP, notwithstanding the termination of his employment prior to the date on which MIP bonuses are paid.

(6)	Mr. Stockton was promoted to Chief Operating Officer on January 4, 2011 and promoted to CEO on January 1, 2012.

(7)	Mr. Neil Friedman became an Executive Advisor in January 2011. In connection with the termination of his employment on March 25, 2011, pursuant to the terms of his employment agreement, Mr. Neil Friedman received (i) a lump sum severance payment of $7,950,000, (ii) the accelerated vesting of options, and (iii) the benefit of three additional years of service credit under the SERP. Further, in accordance with the terms of the RSU award agreements under the 2005 Plan and 2010 Plan, Mr. Neil Friedman received accelerated vesting of his time-vesting RSUs because he was retirement-eligible under the RSU award agreements under the 2005 Plan and the 2010 Plan when his employment with Mattel terminated.

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Certain of the compensation reflected in the “2011 Summary Compensation Table” is provided pursuant to employment agreements in effect for Messrs. Eckert, Farr and Friedman, which were entered into at the time the executive was hired or promoted, and which have since been supplemented and amended.

With the retirement of Mr. Eckert on December 31, 2011, Mr. Eckert’s employment agreement is no longer in effect. His employment agreement provided for a minimum salary plus certain specified perquisites such as (i) the right to use Mattel aircraft for personal use up to 60 hours per year while he serves as CEO, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he received as a result of this benefit and the payment of his taxes (which right to tax gross-ups he waived as of June 1, 2009); (ii) a leased automobile and gasoline credit card (replaced by monthly car allowance as of November 2008), (iii) personal and home security, (iv) first-class travel expenses, (v) financial counseling and tax preparation services and (vi) club memberships and dues.

The employment agreement for Mr. Farr has a three-year term with automatic monthly extensions unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated. The employment agreement provides that Mr. Farr is eligible to participate in various incentive and employee benefit plans as may be in effect from time to time for our executive officers or employees, and specifically provides for a minimum salary plus (i) automobile benefits, (ii) financial counseling services and (iii) membership in one city or country club and related expenses. We have given notice to Mr. Farr of the termination of his employment agreement which will be effective on September 1, 2012.

Mr. Neil Friedman’s employment agreement also terminated in connection with his termination of employment in March 2011. For a description of the benefits Mr. Neil Friedman received under his employment agreement in connection with his termination of employment, see “Potential Payments upon Termination or Change of Control—Termination for Good Reason by Mr. Neil Friedman on March 25, 2011” and Footnote (7) to the “2011 Summary Compensation Table,” above.

The employment agreements also provide for supplemental pension, severance pay and other benefits which are discussed further under the “2011 Pension Benefits” table (and the narrative disclosure accompanying the table) and the “Potential Payments upon Termination or Change of Control” section below.

Letter Agreement

Certain of Mr. Massingberd’s compensation reflected in the “2011 Summary Compensation Table” is provided pursuant to the Massingberd Letter Agreement, which was entered into at the time he relocated from Canada to California. The Massingberd Letter Agreement provides for (i) a monthly car allowance, (ii) a supplemental retirement company contribution (as detailed in Footnote (d) to the “All Other Compensation” table above and Footnote (5) to the “2011 Nonqualified Deferred Compensation” table below), (iii) financial counseling services and (iv) relocation benefits. The Massingberd Letter Agreement also provides for severance pay, which is discussed further under the “Potential Payments upon Termination or Change of Control” section below.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table shows information about the non-equity incentive awards and equity-based awards to our NEOs in 2011.

Name	Grant Date	Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert A. Eckert	03/22/2011	03/22/2011	365,625	1,625,000	3,250,000	—	—	—	—	—	—	—
	03/22/2011	03/22/2011	—	—	—	83,570	222,853	445,706	—	—	—	2,766,349
	08/01/2011	05/12/2011	—	—	—	—	—	—	88,468	—	—	2,333,344
	08/01/2011	05/12/2011	—	—	—	—	—	—	—	398,180	26.38	2,297,499
Bryan G. Stockton	01/04/2011	12/21/2010	—	—	—	—	—	—	39,557	—	—	1,000,001
	03/22/2011	03/22/2011	191,250	850,000	1,700,000	—	—	—	—	—	—	—
	03/22/2011	03/22/2011	—	—	—	37,987	101,297	202,594	—	—	—	1,257,433
	08/01/2011	05/12/2011	—	—	—	—	—	—	31,596	—	—	833,345
	08/01/2011	05/12/2011	—	—	—	—	—	—	—	142,207	26.38	820,534
Kevin M. Farr	03/22/2011	03/22/2011	114,188	507,500	1,015,000	—	—	—	—	—	—	—
	03/22/2011	03/22/2011	—	—	—	18,233	48,622	97,244	—	—	—	603,561
	08/01/2011	05/12/2011	—	—	—	—	—	—	25,592	—	—	674,989
	08/01/2011	05/12/2011	—	—	—	—	—	—	—	115,188	26.38	664,635
Thomas A. Debrowski	03/22/2011	03/22/2011	111,825	497,000	994,000	—	—	—	—	—	—	—
	03/22/2011	03/22/2011	—	—	—	18,233	48,622	97,244	—	—	—	603,561
	08/01/2011	05/12/2011	—	—	—	—	—	—	15,166	—	—	400,003
	08/01/2011	05/12/2011	—	—	—	—	—	—	—	68,259	26.38	393,854
Geoff M. Massingberd	03/22/2011	03/22/2011	91,406	406,250	812,500				—	—	—	—
	03/22/2011	03/22/2011	—	—	—	12,156	32,415	64,830	—	—	—	402,378
	08/01/2011	05/12/2011	—	—	—	—	—	—	13,902	—	—	366,665
	08/01/2011	05/12/2011	—	—	—	—	—	—	—	62,571	26.38	361,035
Neil B. Friedman	—	—	—	—	—	—	—	—	—	—	—	—

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the annual grants of the stock awards and option awards shown in this table were taken by the Compensation Committee at its meeting on May 12, 2011. As part of that approval and consistent with Mattel’s equity grant procedures, the Compensation Committee determined that the stock and option awards would be granted on August 1, 2011. See “Compensation Discussion and Analysis—Executive Compensation Process & Governance—Equity Grant Procedures” for a more complete description of Mattel’s equity grant procedures.

(2)	The awards shown are the 2011 award opportunities under the MIP, which are expressed as percentages of base salary and were established by the Compensation Committee at its meeting on March 22, 2011. The amounts shown represent the potential value of performance bonus awards that could be earned for 2011 (and paid in 2012) under the MIP for each NEO. For Messrs. Eckert, Farr, Stockton and Debrowski, 100% of their bonus opportunity for 2011 was tied to the achievement of our Company-wide corporate financial measures. For Mr. Massingberd, the mix was 50% Company financial measures and 50% business group achievement. Mr. Neil Friedman ended his employment with Mattel on March 25, 2011, and therefore was not eligible for a 2011 MIP award opportunity.

The portion of the awards tied to the achievement of our Company financial measures was based on achievement of adjusted operating profit, free cash flow and gross margin percentage. Actual bonuses payable under the MIP could be from 0% to 200% of the NEO’s target bonus opportunity based on Mattel’s relative attainment of the pre-established financial measures. At the threshold level of achievement, the percentage that could have been earned was 22.5% of the NEOs’ target bonus opportunity; at the target level of achievement the percentage that could have been earned was 100% of the NEOs’ bonus target opportunity; and at the maximum level of achievement, where the results significantly exceeded the targets, the percentage that could have been earned was 200% of the NEO’s target bonus opportunity. The “threshold” bonus award represents the minimum award other than zero that would be earned if the threshold level of the Company adjusted operating profit was achieved. Please also see “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Cash Incentive Plan” for a more complete description of the MIP. Actual amounts awarded under the MIP to our NEOs for fiscal year 2011 are reflected in the “2011 Summary Compensation Table.”

(3)	The Performance RSUs were awarded in 2011 for the 2011-2013 LTIP performance cycle under the 2010 Plan. The target number of shares was granted; the “threshold” number of shares shown is 37.5% of the Performance RSUs granted, the “target” number of shares shown is 100% of the Performance RSUs granted and the “maximum” number of shares shown is 200% of the Performance RSUs granted. The threshold number of shares represents the minimum number of shares that would be earned if the threshold level of the company financial measure is achieved, although the number of shares actually earned for the performance cycle may be lower based on the adjustment for the market-related component. The maximum number of shares reflects 150% of the Performance RSUs granted, plus an additional 50% upside potential with respect to the market-related component. Please see the section “Compensation Discussion and Analysis—Elements of Compensation—2011-2013 LTIP—Performance RSUs” and the section below entitled “Narrative Disclosure Relating to Performance RSUs Pursuant to the 2011-2013 LTIP” for a detailed discussion of the 2011-2013 LTIP.

(4)	The awards shown are time-vesting RSUs granted under our 2010 Plan that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued service with Mattel.

(5)	The awards shown are stock options granted under our 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to continued service with Mattel.

(6)	Amounts shown represent the fair market value per share as of the grant date of the award (determined pursuant to FASB ASC Topic 718) multiplied by the number of shares. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 9 to Mattel’s Consolidated Financial Statements for 2011 contained in the Form 10-K filed with the SEC on February 23, 2012. Regardless of the value on the grant date, the actual value will depend on the market value of Mattel’s common stock on a date in the future when an award vests or stock option is exercised.

For the Performance RSUs, the value in 2011, as the year of grant, is the sum of the value of the 2011 annual performance-related component value and, given that this is the year of grant, the value of three-year market-related component, using the same method as for our financial reporting: (i) the value of the performance-related component is based on a probable outcome of target achievement for 2011 and is thus equal to the closing price of a share of Mattel common stock on the date of grant ($24.58) multiplied by one-third of the target number of shares that may be earned for 2011 performance, and (ii) the value of the market-related component is equal to the target number of shares multiplied by a price ($4.22) calculated using a Monte Carlo valuation model, including the following assumptions: 1.04% risk-free rate and expected volatility rate for Mattel and each company comprising the S&P 500 as of January 1, 2011.

Narrative Disclosure Relating to Performance RSUs Pursuant to the 2011-2013 LTIP

We awarded Performance RSUs pursuant to the 2011-2013 LTIP in March 2011 to each of the NEOs, and they will be earned and converted into shares based on our performance over the performance period from January 1, 2011 through December 31, 2013. Because the performance-related component of these awards is based on the average of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires grant date fair value to be calculated at the commencement of each separate year of the performance cycle based on the probable outcome at the commencement of the year of the performance-related component for that year. As a result, the “2011 Summary Compensation Table” includes as compensation for 2011, and the “Grant of Plan Based Award Table” reflects, the grant date fair value of a portion of the 2011-2013 Performance RSUs based on the probable outcome of the performance-related component of the award for fiscal 2011. In addition, since the Performance RSUs were granted in 2011, the grant date fair value shown in these tables includes the full grant date fair value of the market-related component, or the TSR adjustment, which was determined on the date the Performance RSUs were awarded in 2011. See the “2011 Summary Compensation Table” and its footnotes for further information regarding the determination of the grant date fair value of these awards, based on 2011 performance, (i) assuming probable outcome of the performance-related components (ii) assuming maximum achievement of the performance-related components and (iii) the grant date fair value determination for the market-related component, or the TSR adjustment.

The threshold, target and maximum level award opportunities under the current LTIP three-year cycle, which includes the market-related component that may increase or decrease the actual awards by up to 50% of the target award, are shown above in the column “Estimated Future Payouts Under Equity Incentive Plan Awards.” These awards were granted under the 2010 Plan in the form of Performance RSUs. Consistent with Mattel’s recent performance cycles, the performance goals for the 2011-2013 performance cycle are based primarily on the Company financial measure of NOPAT less a capital charge, with the addition of a new performance-related measure based on net sales, each as measured against the average of the annual performance goals for each year in the performance cycle (the performance-related components). Company performance goals for each of the three years of the performance cycle are established annually at the beginning of each year. At the end of the 2011-2013 performance cycle, the average percentage of targeted performance shares earned annually (between 0% and 150% of targeted amounts) during the performance cycle may be adjusted, upwards or downwards by up to 50%, based on Mattel’s TSR during the performance cycle relative to the performance of the S&P 500 as of January 1, 2011 (the market-related component). The Performance RSUs vest only upon the achievement of the goals after the end of the three-year cycle. The following provisions apply to the awards in the event of termination of employment:

•

Death or disability: full vesting based on performance through the most recent completed year; however, if death or disability occurs after June 30, 2011 but before 2012, then pro-rata vesting of the target number of RSUs based on the total months worked during the performance period;

•

Retirement after attaining age 55 and completing five years of service: pro-rata vesting based on the total months worked during the performance period, payable at the end of the three-year performance period based on actual performance; or

•

Termination by Mattel without cause or by the executive for good reason following a change of control (assuming the awards have been assumed or substituted by the acquirer): full vesting based on the greater of target or the actual performance through the most recent completed year prior to the date of termination. If the awards are not assumed or substituted by the acquirer, then the foregoing will apply immediately following the change of control.

OUTSTANDING EQUITY AWARDS AT 2011 YEAR-END

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2011.

Name	Option Awards					Stock Awards
	Grant Date for Options(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
						Time-Vesting RSUs				Performance RSUs
Robert A. Eckert(5)						0	(2)	0	(2)	141,586	3,930,427
	08/01/2011	0	398,180	26.38	08/01/2021
	08/02/2010	126,834	257,513	21.50	08/02/2020
	07/31/2009	496,838	0	17.58	12/31/2016
	08/01/2008	483,729	0	20.48	12/31/2016
	08/01/2007	225,000	0	23.58	12/31/2016
	08/01/2006	300,000	0	17.94	08/01/2016
	08/01/2005	375,000	0	18.71	08/01/2015
	04/30/2004	375,000	0	16.96	04/30/2014
	07/31/2003	375,000	0	19.43	07/31/2013
	05/22/2002	375,000	0	20.04	05/22/2012
Bryan G. Stockton						158,018		4,386,580		193,072	5,359,679
	08/01/2011	0	142,207	26.38	08/01/2021
	08/02/2010	27,672	56,185	21.50	08/02/2020
	07/31/2009	71,544	36,857	17.58	07/31/2019
	08/01/2008	105,541	0	20.48	08/01/2018
	08/01/2007	37,500	0	23.58	08/01/2017
	08/01/2006	50,000	0	17.94	08/01/2016
	08/01/2005	100,000	0	18.71	08/01/2015
	04/30/2004	100,000	0	16.96	04/30/2014
	07/31/2003	125,000	0	19.43	07/31/2013
	05/22/2002	25,000	0	20.04	05/22/2012
Kevin M. Farr						112,457		3,121,806		92,674	2,572,630
	08/01/2011	0	115,188	26.38	08/01/2021
	08/02/2010	27,672	56,185	21.50	08/02/2020
	07/31/2009	71,544	36,857	17.58	07/31/2019
	08/01/2008	105,541	0	20.48	08/01/2018
	08/01/2007	46,875	0	23.58	08/01/2017
	08/01/2006	62,500	0	17.94	08/01/2016
	08/01/2005	125,000	0	18.71	08/01/2015
	04/30/2004	125,000	0	16.96	04/30/2014
	07/31/2003	125,000	0	19.43	07/31/2013
	05/22/2002	85,000	0	20.04	05/22/2012
Thomas A. Debrowski						45,148		1,253,308		92,674	2,572,630
	08/01/2011	0	68,259	26.38	08/01/2021
	08/02/2010	27,672	56,185	21.50	08/02/2020
	07/31/2009	71,544	36,857	17.58	07/31/2019
	08/01/2008	92,348	0	20.48	08/01/2018
	08/01/2007	37,500	0	23.58	08/01/2017
	08/01/2006	50,000	0	17.94	08/01/2016
	08/01/2005	100,000	0	18.71	08/01/2015
	04/30/2004	100,000	0	16.96	04/30/2014
	07/31/2003	100,000	0	19.43	07/31/2013
Geoff M. Massingberd						34,838		967,103		61,783	1,715,096
	08/01/2011	0	62,571	26.38	08/01/2021
	08/02/2010	18,448	37,457	21.50	08/02/2020
	07/31/2009	53,658	27,643	17.58	07/31/2019
	08/01/2008	70,360	0	20.48	08/01/2018
	08/01/2007	13,875	0	23.58	08/01/2017
	08/01/2006	17,000	0	17.94	08/01/2016
	08/01/2005	34,000	0	18.71	08/01/2015
	05/19/2005	15,000	0	18.81	05/19/2015
	04/30/2004	34,000	0	16.96	04/30/2014
	07/31/2003	32,000	0	19.43	07/31/2013
	05/22/2002	10,000	0	20.04	05/22/2012
Neil B. Friedman	—	—	—	—	—	—		—		—	—

Footnotes to Outstanding Equity Awards at 2011 Year-End Table:

(1)	The options granted vest and become exercisable 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to continued service with Mattel through that date.

(2)	The RSU awards vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued service with Mattel through that date. For Messrs. Farr and Stockton, the additional grant in July 2009 to each of them of 56,883 RSUs vest 100% on the fifth anniversary of the grant date. In accordance with the terms of the 2005 Plan, the 2010 Plan and the time-vesting RSU award agreements, Mr. Eckert’s unvested RSUs were forfeited on the date of his December 31, 2011 retirement. The outstanding RSUs shown in the table vest as follows:

Name	Total Amount Vesting on 7/31/2012	Total Amount Vesting on 8/2/2012 and 8/2/2013	Total Amount Vesting on 1/4/2013 and 1/4/2014	Total Amount Vesting on 8/1/2013 and 8/1/2014	Total Amount Vesting on 7/31/2014
Robert A. Eckert	—	—	—	—	—
Bryan G. Stockton	11,377	18,605	39,557	31,596	56,883
Kevin M. Farr	11,377	18,605	—	25,592	56,883
Thomas A. Debrowski	11,377	18,605	—	15,166	—
Geoff M. Massingberd	8,533	12,403	—	13,902	—
Neil B. Friedman	—	—	—	—	—

(3)	Amounts are calculated by multiplying the number of units shown in the table by $27.76 per share, which is the closing price of our common stock on December 30, 2011, the last trading day of fiscal 2011.

(4)	In accordance with the SEC rules, the number of units shown equals 190.6% of the Performance RSUs awarded for the 2011-2013 LTIP performance period, which represents the number of units that may be earned as of December 31, 2011 based on maximum performance under the performance-related component and the market-related component. For Mr. Eckert, the number of units shown reflects one-third of the maximum number of units that may be earned as of December 31, 2011, based on the Performance RSU award agreement provisions regarding retirement and his service through one-third of the performance period. See “Compensation Discussion and Analysis—Elements of Compensation—2011-2013 LTIP—Performance RSUs” for a more complete description of these Performance RSUs.

(5)	In accordance with the terms of the 2005 Plan and due to Mr. Eckert being retirement-eligible, Mr. Eckert’s outstanding options granted pursuant to the 2005 Plan became fully vested on the date of retirement. In accordance with the terms of the 2010 Plan, Mr. Eckert’s outstanding options will continue to vest during his service as a director.

OPTION EXERCISES AND STOCK VESTED IN 2011

For each of our NEOs, the following table gives information for (1) options exercised in 2011, and (2) stock awards vested in 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert A. Eckert	—	—	559,864	$14,473,403
Bryan G. Stockton	50,000	$423,014	122,152	$3,157,830
Kevin M. Farr	—	—	122,152	$3,157,830
Thomas A. Debrowski	85,000	$675,615	120,931	$3,125,626
Geoff M. Massingberd	20,000	$169,600	82,383	$2,130,502
Neil B. Friedman	1,782,916	$11,469,478	316,945	$8,093,272

Footnotes to Option Exercises and Stock Vested Table:

(1)	Amounts are calculated by multiplying the number of underlying shares exercised by the market price of the shares upon exercise net of the exercise price.

(2)	Amounts are calculated by multiplying the number of shares underlying RSUs vested by the closing price of Mattel common stock on the date of vesting, or if the stock market was closed on the date of vesting, by the closing price of Mattel common stock on the next preceding day on which the stock market was open, in accordance with the terms of the 2005 Plan or the 2010 Plan, as applicable.

2011 PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each NEO under the applicable pension plans as of December 31, 2011. See also the section below entitled “Potential Payments Upon Termination or Change of Control.” The Mattel, Inc. 2005 Supplemental Executive Retirement Plan is referred to as the “SERP.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2011 ($)
Robert A. Eckert(1)	SERP	11.63	16,973,012	—
	Age 60 Pension under Employment Agreement	11.63	1,626,988	—

Bryan G. Stockton	SERP	11.15	6,860,339	—

Kevin M. Farr	SERP	20.16	6,653,824	—

Thomas A. Debrowski	SERP	11.13	6,395,619	—

Geoff M. Massingberd	SERP	—	—	—

Neil B. Friedman(2)	SERP	17.01	0	10,745,458
	Fisher-Price Pension Plan	9.00	320,947	10,859
	Fisher-Price Excess Benefit Plan	8.00	0	2,484,465

Footnotes to 2011 Pension Benefits Table:

(1)	The amount shown for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the SERP, to which he was entitled under the Age 60 Pension provision of his employment agreement. See the narrative disclosure to the “2011 Pension Benefits” table for details.

(2)	The amount shown for Mr. Neil Friedman’s benefit under the SERP reflects the reduction of that benefit by the benefits under the Fisher-Price pension plans shown immediately below the SERP. See the narrative disclosure to the “2011 Pension Benefits” table for details.

Narrative Disclosure to Pension Benefits Table

Subject to the satisfaction of age and service requirements, all of our NEOs (other than Mr. Massingberd) are eligible for pension benefits under the SERP, which is a nonqualified defined benefit pension plan, described below. Messrs. Eckert and Neil Friedman were eligible for other pension benefits, which are also described below.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits, which are intended to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

The benefits to our NEOs under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to: the product of (i) 60% of the participant’s final average compensation, times (ii) the lesser of (a) one, or (b) a fraction equal to the participant’s credited months of service, up to 180, divided by 180; less any offsets for certain actual and deemed rates of employer contributions to the participant’s accounts under the 401(k) Plan and the DCP and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and any special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55 but before age 60, is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service with Mattel and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Upon a change of control, the requirement to complete five years of service with Mattel and attain age 55 in order to receive any SERP benefits is waived. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2011, but assuming that they retire at age 60, which is the earliest date on which they may retire without reduction in the SERP benefit, other than Messrs. Eckert and Neil Friedman. For Mr. Eckert, the SERP benefits shown are based on retirement at the age of 57, the age Mr. Eckert was when he retired on December 31, 2011. For Mr. Neil Friedman, the SERP benefits shown are as of December 31, 2011, based on an involuntary retirement during the fiscal year. As of December 31, 2011, Messrs. Debrowski, Farr and Stockton were 61, 54 and 58 years of age.

Except for Messrs. Eckert and Neil Friedman and as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 5.05% and the 2011 Internal Revenue Service static table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	Determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2011;

(2)	Reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:
•	Determine the portion of the executive’s account balance(s) as of December 31, 2011 that is attributable to Mattel’s contributions to the defined contribution plans and earnings;
•	Roll forward the balance(s) from December 31, 2011 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;
•	Convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and
•	Subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit; and
(3)	Convert the reduced annuity amount from step 2 to a lump sum present value as of December 31, 2011.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund would be from December 31, 2011 through each executive’s 60th birthday (and, with respect to Mr. Debrowski, his actual age as of December 31, 2011). We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert was eligible to receive benefits under the SERP. Under his employment agreement, Mr. Eckert was guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2011, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2011, he also had an accrued benefit under his Age 60 Pension as shown in the table above.

The basic benefit under the Age 60 Pension was determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million. Generally, for these purposes, his average annual compensation equaled (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

Because Mr. Eckert retired from Mattel at age 57, the Age 60 Pension benefit was reduced by 3% for each full year that he fell short of age 60. Mr. Eckert’s Age 60 Pension will be paid in the same form as he previously elected to receive his benefit under the SERP.

Mr. Neil Friedman’s Pension Benefits

In accordance with Mr. Neil Friedman’s employment agreement, because his employment was terminated for good reason, he was credited with an additional three years of service for purposes of determining his SERP benefit.

As explained above, the benefit that Mr. Neil Friedman received under the SERP was computed with an offset for his benefits under the Fisher-Price pension plans (also reflected in the table above). Mr. Neil Friedman’s benefits under the Fisher-Price pension plans were determined under the applicable plan provisions, based on Mr. Neil Friedman’s compensation and service as of December 31, 2005 and retirement at age 63.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the 401(k) Plan.

The Internal Revenue Code imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amount that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Excess Benefit Plan. The Fisher-Price Excess Benefit Plan also makes up any loss in benefits under the Fisher-Price Pension Plan as a result of the deferral of compensation pursuant to a nonqualified deferred compensation plan.

Mr. Neil Friedman was fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans at the end of 2005, when he transferred to the Mattel payroll. Because he retired before age 65 and elected to commence distribution before age 65, he was entitled to receive an actuarially reduced benefit beginning in 2011. The actuarial reduction was 0.5% for each month between the date he begins to receive the benefits and age 65. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Excess Plan are payable in a lump sum only.

As of March 25, 2011 (the date Mr. Neil Friedman’s employment with Mattel terminated), Mr. Neil Friedman was 63 years old and, for purposes of the SERP, had 17.01 years of credited service.

Benefits of Other NEOs

Mr. Farr will be eligible to receive benefits under the SERP if the plan’s age and service requirements are met. Under Mr. Farr’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. After a change of control, the requirement to attain age 55 and five years of service with Mattel in order to receive any SERP benefits no longer applies. As of December 31, 2011, Mr. Farr was 54 years old and had 20.16 years of credited service, all of which represent actual service with Mattel.

Messrs. Debrowski and Stockton are eligible to receive benefits under the SERP. Under the Severance Plan in which each participates, if his employment is terminated by Mattel without cause or by him for good reason, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2011, Messrs. Debrowski and Stockton were 61 and 58 years old, respectively, and had 11.13 and 11.15 years of credited service, respectively, all of which represent actual service with Mattel. Mr. Massingberd is not eligible to participate in the SERP.

2011 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the deferred compensation benefits accrued by our NEOs as of December 31, 2011.

Name	Plan	Executive Contributions in 2011(1) ($)	Registrant Contributions in 2011(2) ($)		Aggregate Earnings in 2011(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2011(4) ($)
Robert A. Eckert	DCP	62,019	124,038		0	—	2,479,192
	Deferred RSUs	—	—		1,597,140	—	19,028,592
Bryan G. Stockton	DCP	58,461	87,692		120,285	—	1,700,031
Kevin M. Farr	DCP	30,115	55,212		338,726	—	3,588,004
Thomas A. Debrowski	DCP	27,854	55,708		106,721	—	1,431,651
Geoff M. Massingberd	DCP	657,614	101,874	(5)	0	—	1,915,586
Neil B. Friedman	DCP	20,000	2,400		84,309	—	1,748,279

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Represents the amounts that the NEOs elected to defer in 2011 under the DCP. These amounts represent compensation earned by the NEOs in 2011, and are therefore also reported in the appropriate columns in the “2011 Summary Compensation Table” above.

(2)	Represents the amounts credited in 2011 as company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below. These amounts are also reported in the “2011 Summary Compensation Table” above under the “All Other Compensation” column.

(3)	For the DCP amounts shown, represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. For the 685,468 deferrable RSUs granted to Mr. Eckert in 2000 (“Deferred RSUs”), represents the change in the price of Mattel common stock between December 31, 2010 and December 31, 2011, multiplied by 685,468. These amounts do not represent above-market earnings, and thus are not reported in the “2011 Summary Compensation Table.”

(4)	For the DCP amounts shown, represents the amounts of the DCP account balances at the end of 2011 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in previous years are as follows:

Name	Aggregate Amounts Previously Reported
Robert A. Eckert	717,789
Bryan G. Stockton	655,635
Kevin M. Farr	650,247
Thomas A. Debrowski	339,163
Neil B. Friedman	546,923

For the Deferred RSUs amount shown, calculated based on a $27.76 per share closing price of Mattel common stock on December 30, 2011, multiplied by 685,468 or the shares of Mattel common stock underlying such Deferred RSUs.

(5)	Pursuant to the Massingberd Letter Agreement, Mr. Massingberd has a supplemental retirement benefit in which Mattel will provide him a payment of 10% of his base salary each year, from 2007 until he reaches age 60, which will be notionally contributed to his account under the DCP. If Mr. Massingberd voluntarily resigns prior to age 55, he forfeits his account balance. If after leaving Mattel, he renders any services that are determined to be a conflict of interest to Mattel, any and all unpaid benefits will be forfeited.

Narrative Disclosure to Nonqualified Deferred Compensation Table:

DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

•	Amounts that a participant elects to defer, including:
•	any amounts that could be deferred under the 401(k) Plan, but for tax code limitations;
•	up to 75% of base salary, effective as of January 1, 2009 (up to 90% of base salary prior to January 1, 2009); and
•	up to 100% of annual MIP cash incentive compensation.
•

Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	at least 20 but less than 30 years: 3%;
•	at least 30 but less than 40 years: 4%;
•	at least 40 but less than 45 years: 5%;
•	at least 45 but less than 50 years: 6%;
•	at least 50 but less than 55 years: 7%; or
•	55 years or more: 8%.
•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCP accounts are deemed to be invested in investments chosen by the participant from a range of choices established by the plan administrator from time to time. Currently, the available choices include (i) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (ii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. A fixed interest account, which provides interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding, was frozen in 2002. The rates of return of the investment options under the DCP for 2011 ranged from -13.46% to 13.06%. Mattel retains the right to change, at Mattel’s discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2011 are contained in the following table.

Name of Investment Option	Rate of Return in 2011
Hartford Money Market HLS—Class 1A	0%
GS Standard Fixed Income Division	7.65%
HIMCO U.S. Aggregate Bond Index Division	7.75%
Hartford Stock HLS—Class 1A	-2.48%
HIMCO S&P 500 Index Division	2.09%
American Funds Growth—Class 2	-4.01%
Vanguard VIF Mid Cap Index	-2.04%
NT Russell 2000 Index Division	-4.19%
American Funds Global Growth—Class 2	-9.92%
American Funds International—Class 2	-13.46%
Mattel Stock	13.06%
Fixed Interest Account	3.90%

The participant and Company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who chose the fixed rate fund, the applicable interest rate, and in the case of participants who choose (i) or (ii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (i) and (ii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of Mattel common stock. Thus, the participants’ accounts do not have any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations.

We set aside funds to cover our obligations under the DCP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

In September 2008, the Board approved technical amendments to the DCP to comply with Section 409A of the Internal Revenue Code. The amended DCP consists of two plan documents: the first plan document (“Existing Plan Document”) governs amounts deferred under the plan on or prior to December 31, 2004 and that are exempt from Section 409A, and a second plan document (“New Plan Document”) governs amounts deferred under the plan on or after January 1, 2005 and that are subject to Section 409A.

The New Plan Document requires participants to make annual deferral and distribution elections prior to the beginning of each calendar year, although newly-hired participants generally may elect to defer base salary earned during the year in which they are hired. A participant may elect to receive his or her annual account balance on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. Under the New Plan Document, participants will receive a distribution of their post-2005 account balances upon the occurrence of a change of control (as defined under Section 409A), and participants may receive accelerated distributions of such amounts in the event of a hardship.

The Existing Plan Document provides participants with more flexibility to make deferral and distribution elections and to change their existing elections. Under the Existing Plan Document, participants may receive their pre-2005 account balances on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. The Existing Plan Document also allows participants to receive accelerated distributions of their pre-2005 account balances in the event of a hardship or for any other reason, subject to a partial forfeiture of the participant’s account balance in the event of a non-hardship accelerated distribution.

Deferred RSUs

Pursuant to Mr. Eckert’s employment agreement, Mr. Eckert received a grant of 685,468 Deferred RSUs (without dividend equivalent rights) in 2000. The grant was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving his previous employer. One-fourth of the Deferred RSUs vested on each of June 30, 2000, January 31, 2001, January 31, 2002 and June 30, 2008. The shares issuable as a result of the vesting of the Deferred RSUs in 2000, 2001 and 2002 will be delivered by Mattel to Mr. Eckert on April 1, 2012 and the shares issuable as a result of the vesting of the Deferred RSUs in 2008 will be delivered by Mattel to Mr. Eckert on June 30, 2012. The annual rate of return of Mattel common stock (with no dividend) for the calendar year ended December 31, 2011 is 9.2%.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In 2009, the Compensation Committee determined to phase out the existing employment agreements for all NEOs other than Mr. Eckert, and implement a revised severance program. Thus, in June 2009, we adopted the Severance Plan. Currently, Messrs. Stockton and Debrowski are participants in the Severance Plan. Mr. Farr will commence participation in the Severance Plan upon expiration of his existing employment agreement as of September 1, 2012. Mr. Massingberd does not participate in the Severance Plan, but the Massingberd Letter Agreement provides for severance in the event Mr. Massingberd’s employment is terminated by Mattel without cause. We summarize below the severance and change-of-control arrangements in effect as of December 31, 2011 pursuant to the terms of the Severance Plan, Mr. Farr’s employment agreement and the Massingberd Letter Agreement, as well as pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plans and agreements). We also provide estimated values for the payments and benefits that our NEOs, other than Messrs. Eckert and Neil Friedman, would have received in connection with a termination of their employment or a change of control, assuming that event had occurred on December 31, 2011. For Messrs. Eckert and Neil Friedman, we provide actual values for the payments and benefits that they received or will receive in connection with their termination of employment.

Retirement of Mr. Eckert on December 31, 2011

Mr. Eckert retired as CEO and an employee of Mattel on December 31, 2011 and was not eligible to receive any severance payments under his employment agreement. In accordance with the terms of the award agreement, Mr. Eckert’s Performance RSUs granted in 2011 will be earned on a prorated basis, based on the total months worked during the performance period (12 out of 36), payable at the end of the three-year performance period subject to actual performance. In accordance with the terms of the 2005 Plan and due to Mr. Eckert being retirement-eligible, Mr. Eckert’s outstanding options granted pursuant to the 2005 Plan became fully vested on the date of retirement. In accordance with the terms of the 2010 Plan, Mr. Eckert’s outstanding options will continue to vest during his service as a director. In accordance with the terms of the 2005 Plan, the 2010 Plan and our time-based RSU award agreements, Mr. Eckert’s unvested RSUs were forfeited on the date of his retirement.

Termination for Good Reason by Mr. Neil Friedman on March 25, 2011

Mr. Neil Friedman’s employment with Mattel terminated on March 25, 2011. Mr. Neil Friedman’s termination of employment constituted a termination for “good reason” under his existing employment agreement, entitling him to severance benefits set forth in that agreement, as described in a letter agreement with Mattel dated January 28, 2011 regarding the terms of his separation from Mattel. Mr. Neil Friedman received (i) a lump sum severance payment of $7,950,000, (iii) the accelerated vesting of options, and (iii) the benefit of three additional years of service credit under the SERP. Further, in accordance with the terms of the RSU award agreements under the 2005 Plan and 2010 Plan, Mr. Neil Friedman received accelerated vesting of his time-vesting RSUs because he was retirement-eligible under the RSU award agreements under the 2005 Plan and the 2010 Plan when his employment with Mattel terminated.

Severance Plan

Involuntary Termination. Under the Severance Plan, if Messrs. Stockton’s or Debrowski’s employment is terminated by Mattel without cause or by him for good reason (hereinafter referred to as “involuntary termination”), the executive will be entitled to:

•

Severance, paid in equal installments over two years, equal to two times the sum of such executive’s base salary and an amount representing such executive’s annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);

•	A pro-rata MIP bonus, paid at the time such bonuses are generally paid to employees;
•	Payment of a monthly amount approximately equal to the COBRA premiums for up to two years;
•

Accelerated vesting of all then unvested stock options with extended exercise periods, pursuant to our option award agreements, due to the executive’s years of service and the terms of the Severance Plan and deemed retirement (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•

Accelerated pro-rata vesting of unvested time-vesting RSUs granted within six months prior to the termination date, pursuant to the Severance Plan, based on the number of months the executive was employed during the vesting period;

•	Additional credits in SERP benefits (see narrative disclosure to the “2011 Pension Benefits” table above for detailed disclosure of the terms); and
•	Outplacement services (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

Involuntary Termination Following Change of Control. Under the Severance Plan, if Messrs. Stockton or Debrowski is involuntarily terminated within the two-year period following a change of control (“Change of Control Period”), the executive will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

•	The severance will be paid in a lump sum payment;
•	The pro-rata MIP bonus will be based on such executive’s target bonus for the year in which such termination occurs and is paid at the time that the lump sum severance payment is paid; and
•	All of such executive’s time-vesting RSU awards will be fully accelerated.

Participants in the Severance Plan are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they will be required either to pay the excise tax or have such payments reduced to an amount which would not trigger the excise tax if it would be more favorable to them on an after-tax basis.

In order to be entitled to severance payments and benefits under the Severance Plan, the executive will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment or provide services with a competitor, solicit our employees or disparage or otherwise impair our reputation, goodwill or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents or products for one year after date of termination.

The Severance Plan does not provide for any benefits upon termination of employment due to death or disability. The Severance Plan provides for a rolling one-year term based on the executive’s first participation date, unless we give prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Severance Plan for a minimum period of 15 months.

For purposes of the Severance Plan:

•

“Cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; willful act or omission in the course of employment which constitutes gross negligence; willful failure to obey lawful direction of the Board; provided, in each case, unless the activity cannot be cured, written notice be provided to the executive and the executive is given a reasonable opportunity to cure or correct such activity;

•

“Good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s authority, duties or responsibilities; (ii) material diminution in executive’s base salary or a failure by us to pay executive’s annual base salary, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; (iii) failure by Mattel to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe and other general benefit programs available to the executive at a level that reflects the executive’s responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of Mattel amending, eliminating or reducing any plans, benefits or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by Mattel of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, although any amendment that is materially adverse to any executive requires that executive’s written consent) or any terms of the letter agreement confirming the executive’s eligibility for the Severance Plan and (v) failure by Mattel to obtain assumption and agreement to perform the Severance Plan by a successor; and

•

“Change of control” generally includes an acquisition by a third party of 35% or more of Mattel’s outstanding stock; a change in our Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

Mr. Farr’s Employment Agreement (Expiring September 1, 2012)

Involuntary Termination. Under Mr. Farr’s employment agreement that will expire in September 2012, if his employment is involuntarily terminated, he will be entitled to:

•	A cash lump sum severance payment based on three times the sum of the executive’s base salary and an amount representing his annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);
•	A cash lump sum payment representing his pro-rata MIP bonus;
•	Payment of a monthly amount approximately equal to the COBRA premiums for up to the maximum period of three years;
•

Accelerated vesting of all then unvested stock options with extended exercise periods, if applicable (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•	Additional credits in SERP benefits (see narrative disclosure to the “2011 Pension Benefits” table above for detailed disclosure of the terms); and
•	Certain fringe benefits (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

Involuntary Termination Following Change of Control. Under Mr. Farr’s employment agreement, if his employment is involuntarily terminated by Mattel within 18 months following the change of control or by him within the 30-day period immediately following the six-month anniversary of the change of control, he generally will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above. Certain enhanced benefits upon an involuntary termination of employment by Mattel following a change of control are discussed in the “Estimated Potential Payments” table, below. Further, Mr. Farr will be held harmless against any excise taxes imposed on him as a result of severance or other payments deemed made in connection with a change of control, if the value of his “parachute payments” is at least 110% of the safe harbor amount. If the parachute payments do not exceed the safe harbor amount by 110%, then the parachute payments are to be “cut-back” to the safe harbor amount.

In order to be entitled to severance benefits, Mr. Farr will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment with or provide services to a competitor for as long as Mr. Farr is receiving payments and benefits or solicit our employees for as long as Mr. Farr is receiving payments and benefits and for 12 months thereafter.

Termination of Employment Due to Disability or Death. Under Mr. Farr’s employment agreement, if termination of employment were due to death, his family is entitled to:

•	Continuation of his base salary for six months after such termination of employment; and
•	Continuation of healthcare coverage and financial counseling through a third-party vendor for three years after such termination of employment.

Under Mr. Farr’s employment agreement, if the termination of employment were due to disability, he is entitled to:

•	Disability benefits, if any, that are at least equal to those then provided by Mattel to disabled executives and/or their families; and
•	The same monthly payments approximately equal to the COBRA premiums and fringe benefits that he would have received if his termination were due to an involuntary termination.

For purposes of Mr. Farr’s employment agreement:

•

“Cause” generally means dishonesty intended to enrich the executive at Mattel’s expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; or fraudulent conduct in connection with Mattel’s business;

•

“Good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s position, authority, duties or responsibilities; (ii) breach of Mattel’s obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company; or any other material breach of the employment agreement by Mattel; and (iii) a requirement that the executive relocate to a place other than Mattel’s headquarters in Los Angeles; and

•	“Change of control” generally has the same meaning as “change of control” under the Severance Plan.

Massingberd Letter Agreement

Involuntary Termination. Under the Massingberd Letter Agreement, if his employment is terminated by Mattel without cause, he will be entitled to two years of base salary. Pursuant to Mattel’s current severance practice for senior executives, Mr. Massingberd would also receive up to 6 months of monthly payments approximately equal to the COBRA premiums and up to 1 year of outplacement services.

For purposes of the Massingberd Letter Agreement:

•

“Cause” generally means Mattel’s good faith belief that he refused to follow lawful directions or materially failed to perform his duties (other than by reason of physical or mental illness, injury or condition); materially failed to comply with Mattel’s company policies; or engaged in conduct that is or may be unlawful or disreputable, to the possible detriment of Mattel or any of its subsidiaries or affiliates, or his own reputation.

Equity Award Plans and Agreements

Stock Options and Time-Vesting RSUs

Unless otherwise provided in an individual award agreement, employment agreement or severance agreement, the 2005 Plan and the 2010 Plan provide for accelerated vesting of equity awards and extended option exercisability under certain circumstances in the event of a change of control and specified terminations of employment.

2005 Plan

Pursuant to the provisions of our 2005 Plan, upon a change of control, generally all unvested stock options and RSUs will vest, and the RSUs will be immediately settled. In the event of a termination of employment without cause occurring within 18 months after the change of control, stock options would remain exercisable for two years following the change of control (or such longer period as is provided under an individual agreement), but in no event past the expiration of their term.

In the event of a termination of employment due to death or disability, a participant’s vested options will remain exercisable for the lesser of one year or their remaining term, and the participant’s RSUs that were scheduled to vest within the next year will vest and be settled immediately. Under the individual award agreements for options granted on or after May 17, 2007, in the event of a termination of employment due to death or disability prior to the participant becoming eligible for retirement, such participant’s stock options that were granted at least six months before such termination of employment will vest in full and remain exercisable until the lesser of five years or their remaining term; and such participant’s RSUs that were granted at least six months before such termination of employment will vest in full.

In the event of a voluntary or involuntary retirement, a participant’s stock options that were granted at least six months before such retirement will vest in full and remain exercisable until the lesser of five years or their remaining term. Under the individual award agreements for RSUs, in the event of an involuntary retirement, including a termination of employment due to death or disability after the participant qualifies for retirement, such participant’s RSUs that were granted at least six months before such termination of employment will vest in full.

2010 Plan

Under our 2010 Plan, awards that are not assumed or substituted in a change of control generally will vest in full upon the change of control and outstanding RSUs generally will be settled immediately. Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated without cause within 24 months following the change of control and options will remain exercisable for the lesser of two years following the termination of employment or their remaining term.

In the event of a termination of employment due to death or disability (or any retirement, in the case of stock options, and involuntary retirement only, in the case of RSUs), a participant will receive full vesting of any unvested stock options and RSUs that were granted at least six months prior to the termination date, and such stock options would remain exercisable for the lesser of five years or their remaining term.

In addition, pursuant to the option agreements for awards granted under the 2010 Plan to our NEOs with employment agreements, options that have been assumed or substituted in a change of control will vest in full if the participant is involuntarily terminated within 18 months following a change of control, or the participant terminates his employment within the 30-day period immediately following the six month anniversary of the change of control for any reason, and will remain exercisable for the lesser of two years following the termination of employment or their remaining term, and if the participant’s employment is terminated without cause during the 19-24 month period after a change of control, options will vest in full and remain exercisable for the lesser of two years following the termination of employment or their remaining term (individual NEO employment agreements may provide for longer extended exercise periods; see footnotes under the “Estimated Potential Payments” table below for details). The time-vesting RSU award agreements granted to our NEOs under the 2010 Plan generally provide for the same benefits in the event of the various change of control scenarios as those provided under the 2010 Plan, or such NEO’s employment agreement or the Severance Plan, if applicable.

Similar to the provisions under the employment agreements of the NEOs and the Severance Plan, the option agreements for awards granted to our NEOs under the 2010 Plan provide that in the event of an involuntary termination, options will vest in full. See footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods. The RSU award agreements granted to our NEOs under the 2010 Plan generally provide for the same benefits in the event of an involuntary termination as those provided under the 2010 Plan, or such NEO’s employment agreement or the Severance Plan, if applicable.

Performance RSUs under the 2010 Plan

In the event of a change of control, (1) if the Performance RSUs are assumed or substituted by the acquiror in a change of control and the participant’s employment is involuntarily terminated following the change of control, or (2) the Performance RSUs are not assumed or substituted in a change of control, then the vesting of the RSUs will be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination, payable within 60 days of the change of control or date of termination.

In the event of a participant’s termination of employment due to retirement or an involuntary termination, the participant will receive pro-rata vesting based on the total months worked during the performance period, payable at the end of the three-year performance period based on our achievement of the performance measures.

In the event of a termination of employment due to death or disability, the participant will receive full vesting based on our actual achievement of the performance measures through the most recently completed fiscal year that occurs prior to the participant’s death or disability; however, if the death or disability occurs after June 30, 2011 but before 2012, the participant will receive pro-rata vesting of the target number of RSUs based on the total months worked during the performance period, in each case payable within 60 days following the participant’s death or disability.

ESTIMATED POTENTIAL PAYMENTS

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, involuntary termination, involuntary termination following a change of control (“Change of Control Termination”), retirement, death and disability of our NEOs (other than for Messrs. Eckert and Neil Friedman), assuming that the triggering events occurred on December 31, 2011. For Messrs. Eckert and Neil Friedman, the table below shows the actual value of payments and benefits each received as a result of their termination of employment. For all our NEOs, the amounts shown do not include: (i) benefits earned during the term of our NEO’s employment that are available to all salaried employees, such as accrued vacation, and (ii) benefits previously accrued under the SERP (without enhanced benefits due to termination), DCP and 401(k) Plan. For information on the accrued amounts payable under the SERP see “Pension Benefits” and under the DCP, see the “Nonqualified Deferred Compensation” table. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from Mattel.

Name and Trigger	Severance or Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)		LTIP Payments(3) ($)	Enhancement Value of Pension Benefits(4) ($)	Value of Health and Welfare Benefits Equivalent Payment ($)	Valuation of Equity Vesting Acceleration Assuming Cash-Out(5) ($)	Value of Fringe Benefits(6) ($)	280G Tax Gross-Up ($)	Total Value ($)

Robert A. Eckert Retirement(7)	0	1,901,250	(8)	3,773,704	0	0	3,331,684	0	0	9,006,638
Bryan G. Stockton Change of Control	0	850,000		0	0	0	2,270,185	0	0	3,120,185
Involuntary Termination	3,950,000	994,500		1,715,318	2,400,669	34,954	4,530,887	50,000	0	13,676,328
Change of Control Termination	3,950,000	850,000		5,145,954	2,400,669	34,954	5,310,536	50,000	0	17,742,113
Retirement	0	0		1,715,318	0	0	726,916	0	0	2,442,234
Death	0	0		937,335	614,438	0	4,236,475	0	0	5,788,248
Disability	0	0		937,335	0	0	4,236,475	0	0	5,173,810
Kevin M. Farr Change of Control	0	942,500		0	0	0	2,270,102	0	0	3,212,602
Involuntary Termination	5,002,500	942,500		823,343	9,023,023	52,306	2,465,524	266,301	0	18,575,497
Change of Control Termination	5,002,500	942,500		2,470,029	9,023,023	52,306	4,008,258	266,301	5,083,253	26,848,170
Retirement	0	0		0	0	0	0	0	0	0
Death	362,500	0		449,916	5,488,633	52,306	3,138,289	50,355	0	9,541,999
Disability	0	0		449,916	4,509,108	52,306	3,138,289	266,301	0	8,415,920
Thomas A. Debrowski Change of Control	0	497,000		0	0	0	691,024	0	0	1,188,024
Involuntary Termination	3,266,000	581,490		823,343	1,356,838	22,379	1,700,529	50,000	0	7,800,579
Change of Control Termination	3,266,000	497,000		2,470,029	1,356,838	22,379	2,074,758	50,000	0	9,737,004
Retirement	0	0		823,343	0	0	726,911	0	0	1,550,254
Death	0	0		449,916	1,129,516	0	1,559,211	0	0	3,138,643
Disability	0	0		449,916	1,493,543	0	1,559,211	0	0	3,502,670
Geoff M. Massingberd Change of Control	0	406,250		0	0	0	518,282	0	0	924,532
Involuntary Termination	1,250,000	0		0	0	8,739	602,544	35,000	0	1,896,283
Change of Control Termination	1,250,000	406,250		1,646,695	0	8,739	1,569,647	35,000	0	4,916,331
Retirement	0	0		0	0	0	0	0	0	0
Death	0	0		299,947	0	0	1,097,066	0	0	1,397,013
Disability	0	0		299,947	0	0	1,097,066	0	0	1,397,013
Neil B. Friedman Involuntary Termination(9)	7,950,000	0		0	908,051	0	4,836,229	0	0	13,694,280

Footnotes to Estimated Potential Payments Table:

(1)	The MIP bonus amount is determined as follows:
•

For Mr. Farr, the average of the two highest of his last three MIP bonuses before the termination of employment; however, upon a Change of Control Termination, Mr. Farr’s MIP bonus amount calculation is based on his then-current annual MIP bonus that would have been payable to similar executives assuming the maximum amount of any targets were achieved for such year, if that amount is higher than the average of the two highest of his three most recent annual bonuses; and

•

For Messrs. Stockton and Debrowski, the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given.

(2)	The terms of the MIP provide that upon a change of control, each participant would be paid an interim bonus for any performance period that includes the date of the change of control, equal to the participant’s target-level bonus for that period, without pro-ration. However, in the event that the MIP bonus payable under an individual employment agreement exceeds the MIP bonus payable under the MIP, the executive is eligible to receive the amount payable under his employment agreement instead.

For Mr. Farr, current year MIP bonus under his employment agreement is his MIP bonus, computed in the same manner as discussed in Footnote 1 to this table above. Such current year MIP bonus would have been pro-rated if the involuntary termination occurred prior to fiscal year-end.

(3)	We assume that in the event of a change of control, the 2011-2013 Performance RSUs are assumed or substantially similar new rights are substituted therefor by the acquirer. If such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such RSUs will be accelerated, based on the greater of target-level award opportunity or the actual performance through the most recent completed year prior to the date of change of control. For termination of employment due to a Change of Control Termination, retirement or an involuntary termination, we assume the same level of performance will be attained for fiscal years 2012 and 2013 as the actual performance attained for fiscal year 2011 in calculating the amounts listed for such termination event.

(4)	Amounts show the enhancements, if any, provided for in the SERP for each NEO in connection with the various termination scenarios above the present value of SERP benefit upon retirement; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the “2011 Pension Benefits” table above.

(5)

Stock Options. We assume that in the event of a change of control, the outstanding options are assumed or substantially similar new rights are substituted therefor by the acquirer. Under the 2005 Plan, generally all unvested outstanding stock options will become fully vested. Under the 2010 Plan, if such options are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such options will be fully accelerated. For all other scenarios, amounts shown include the value of option acceleration due to retirement (i.e., any termination of employment other than the participant’s death or termination by Mattel for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of service with Mattel). Amounts shown assume that all stock options would be exercised immediately upon termination of employment or cancelled upon a change of control in exchange for a cash payment, as applicable. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using the $27.76 per share closing price of Mattel common stock on December 30, 2011. If the stock options were not immediately exercised or if a change-of-control transaction occurred in which stock options were not cashed out, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Mattel common stock on that date.

Extended Option Exercise Periods. Upon termination of employment, the employment agreements and/or stock option agreements provide for extended option exercise periods, as follows: (i) Mr. Farr—each stock option would remain exercisable for the lesser of two years or their remaining term and (ii) Messrs. Eckert, Friedman, Debrowski and Stockton—due to their age and years of service with us, any termination of employment would qualify as retirement under the option award agreements; therefore, such stock options would remain exercisable for the lesser of five years or their remaining term, other than the August 1, 2011 stock option awards (which were granted within six months of such termination of employment). Those options without specific extended exercise periods pursuant to an employment agreement or stock option agreement would remain exercisable for the lesser of 90 days or their remaining term.

RSUs. We assume that in the event of a change of control, the outstanding RSUs are assumed or substantially similar new rights are substituted therefor by the acquirer. Under the 2005 Plan, generally all unvested outstanding RSUs will become fully vested. Under the 2010 Plan, if such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding RSUs, then the vesting of such RSUs will be fully accelerated. For all other scenarios, the amount shown includes the value of the RSUs for which vesting would have been accelerated, based on a $27.76 per share closing price of Mattel common stock on December 30, 2011.

(6)	Fringe benefits include: (i) for Mr. Farr, up to three years of financial counseling and tax preparation services, car allowance, outplacement services and club dues, (ii) for Messrs. Stockton and Debrowski, up to two years of outplacement services (up to an aggregate maximum cost of $50,000) and (iii) for Mr. Massingberd, up to 6 months of outplacement services in accordance with Mattel’s current practice. In the event that such NEO obtains new employment, the fringe benefits described above will terminate; however, amounts shown represent the maximum period of continuation.

(7)	Mr. Eckert retired as the CEO and an employee of Mattel on December 31, 2011.

(8)	Since Mr. Eckert served as CEO for all of fiscal year 2011 and in recognition of his service, leadership and commitment to Mattel during his long tenure as CEO, the Compensation Committee determined that Mr. Eckert remained eligible to receive an annual bonus for 2011 under the MIP, notwithstanding the termination of his employment prior to the date on which MIP bonuses are paid.

(9)	Mr. Neil Friedman’s employment with Mattel terminated on March 25, 2011. His termination constituted a termination for “good reason” under his existing employment agreement, entitling him to severance benefits as described in a letter agreement with Mattel dated January 28, 2011 regarding the terms of his separation from Mattel.

COMPENSATION RISK REVIEW

The Compensation Committee enlisted Cook & Co. for assistance in performing a risk assessment of our executive compensation structure, programs and practices to determine whether those programs encourage excessive risk taking. Cook & Co. developed a framework to assist the committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation programs. The results of Cook & Co.’s assessment, along with our Human Resources Department’s assessment for our company-wide compensation structure, programs and practices, were presented to the Compensation Committee in January 2012. As part of its review and assessment, the Compensation Committee also considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

•	Our compensation programs appropriately balance short- and long-term incentives.
•	Long-term incentives provide a balanced portfolio approach using Performance RSUs, stock options and time-vesting RSUs.
•

The Company uses measures from the income statement, balance sheet and cash flow statement. For business group leaders, performance is measured 50% based on company-wide results and 50% based on business group results. The performance measures are defined at the beginning of the performance period, with specific exclusions addressed in detail.

•	The Compensation Committee may apply negative discretion in determining bonuses earned under our MIP.
•	Cash and shares earned under our MIP and LTIP are capped.
•	A formal performance evaluation approach based on quantitative and qualitative performance is used on a company-wide basis.
•

Stock ownership guidelines for the management committee job level have been in place for over a decade, with new guidelines established beginning in 2007; we extended stock ownership guidelines to our business group leaders in 2011; and such stock ownership guidelines are reviewed annually by the Compensation Committee for individual compliance.

•	Formal equity grant procedures are in place.

Based on this assessment, we believe that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on Mattel.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

COMPENSATION COMMITTEE

G. Craig Sullivan (Chair)

Michael J. Dolan

Tully M. Friedman

Dr. Andrea L. Rich

Kathy White Loyd

March 13, 2012

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board for 2011.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Dolan	100,000	99,987	15,000	214,987
Dr. Frances D. Fergusson	110,000	99,987	17,500	227,487
Tully M. Friedman(5)	150,000	99,987	20,000	269,987
Dominic Ng	110,000	99,987	20,000	229,987
Vasant M. Prabhu	110,000	99,987	15,000	224,987
Dr. Andrea L. Rich	100,000	99,987	20,000	219,987
Ronald L. Sargent(6)	0	0	15,000	15,000
Dean A. Scarborough	100,000	99,987	15,000	214,987
Christopher A. Sinclair	170,000	99,987	18,350	288,337
G. Craig Sullivan(7)	120,000	99,987	20,000	239,987
Dirk Van de Put(8)	100,000	100,009	0	200,009
Kathy White Loyd	110,000	99,987	20,000	229,987

Footnotes to Director Compensation Table:

(1)	During 2011, Mr. Eckert, as CEO and a member of the Board, did not receive any additional compensation for serving as a director other than the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for Mr. Eckert, as discussed in Footnote 4 below. All of his compensation for his services to Mattel is shown in the “2011 Summary Compensation Table.”

(2)	For Mr. Tully Friedman, the amounts shown were deferred into stock unit accounts. See the narrative disclosure below for details.

(3)	In 2011, each of our non-employee directors (other than Mr. Van de Put) received an annual equity grant of 3,766 RSUs. Mr. Van De Put received an initial grant of 3,481 RSUs on December 1, 2011 in connection with his commencement of service on our Board. Amounts shown represent the grant date fair value of such shares computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to Mattel’s Consolidated Financial Statements for 2011 contained in the Form 10-K filed with the SEC on February 23, 2012. The actual value, if any, that a director may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amount shown.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2011. Stock awards consist of unvested RSUs and vested but deferred RSUs. Directors may elect to further defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Name	Aggregate Stock Awards Outstanding as of December 31, 2011	Aggregate Option Awards Outstanding as of December 31, 2011
Michael J. Dolan	15,173	48,000
Dr. Frances D. Fergusson	15,173	16,500
Tully M. Friedman	15,173	57,000
Dominic Ng	15,173	22,500
Vasant M. Prabhu	15,173	12,000
Dr. Andrea L. Rich	15,173	57,000
Ronald L. Sargent	0	48,000
Dean A. Scarborough	15,173	12,000
Christopher A. Sinclair	15,173	57,000
G. Craig Sullivan	15,173	57,000
Dirk Van de Put	3,481	0
Kathy White Loyd	15,173	45,000

(4)	The “All Other Compensation” column shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for the applicable director. Subject to certain limitations, each director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need. The Mattel Children’s Foundation also will match up to $5,000 for any gifts that the director makes on his or her own, subject to certain limitations. The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family.

(5)	Mr. Tully Friedman will not be standing for re-election at our 2012 Annual Meeting.

(6)	Mr. Sargent did not stand for re-election at our 2011 Annual Meeting.

(7)	Mr. Sullivan will not be standing for re-election at our 2012 Annual Meeting.

(8)	Mr. Van de Put was appointed to the Board effective December 1, 2011.

Narrative Disclosure to Director Compensation Table

2011 Overview of Director Compensation

Non-employee directors received an annual retainer of $100,000 and each non-employee committee chair received an additional annual retainer, the amount of which differed depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $20,000; and all other committees, $10,000. Beginning in 2010, the independent Presiding Director received an additional annual retainer of $30,000, and beginning in 2012, the non-employee Chairman received an additional annual retainer of $200,000. Further, each member of the Audit Committee received an additional annual retainer of $10,000. Directors had the option to receive either all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (“Director DCP”).

Non-employee directors also received annual grants of RSUs, with a fixed grant value of $100,000. Beginning at the 2012 Annual Meeting, the grant value of the RSUs will increase to $120,000. Each RSU represents a contingent right to receive one share of Mattel common stock. These RSUs have quarterly ratable vesting schedules but the non-employee director generally will receive actual shares of Mattel common stock in settlement of the vested RSUs on the earlier of the third anniversary of the grant date or the date his or her directorship terminates. We reserve the right to settle the units in cash equal to the fair market value of the stock, but do not anticipate doing so. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs are settled in shares or forfeited, we will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to further defer the receipt of the shares under the Director DCP.

If a non-employee director leaves our Board, the consequences for the RSUs depend on the circumstances of such departure:

•	If the departure occurs as a result of death, disability or retirement of the director aged 55 years or greater with five or more years of service, the RSUs vest in full;
•	If the departure is for cause, all of the RSUs will be forfeited; and
•	In all other circumstances, the unvested RSUs will be forfeited.

Under the general terms of the 2010 Plan, upon a change of control, any RSUs granted thereunder that are not assumed in a change of control would vest in full upon the change of control. Under the general terms of the 2005 Plan, upon a change of control, any RSUs granted thereunder would vest immediately.

In September and November 2008, the Board approved amendments to the Director DCP to comply with Section 409A of the Internal Revenue Code and to allow directors to defer common stock underlying their annual RSU grants under the Director DCP. The Board also amended the plan to allow deemed investments of account balances in the same investment options made available to participants in the DCP (including deemed investments in one or more of a number of externally managed institutional funds). Prior to the amendment, directors had the option of choosing between deemed investments in (i) a Mattel common stock equivalent or “phantom stock” account or (ii) an interest-bearing account with the same crediting rate as that available under the DCP. Similar to the DCP, the directors’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding, and the rate of return for the externally managed institutional funds and the “phantom stock” accounts track the actual rate of return on the externally managed funds and investments in Mattel common stock.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or 10 annual installments, with payment made or commencing upon a director’s termination of service with the Board or upon the director achieving a specified age not to exceed 72. As of December 31, 2011, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Director DCP, including deferred RSUs: Mr. Tully Friedman, 168,387; Mr. Ng, 31,423; Dr. Rich, 8,485; Mr. Scarborough, 22,810; Mr. Sullivan, 57,496; and Ms. White Loyd, 22,344.

Further, non-employee directors are required to adhere to Mattel’s stock ownership guidelines. See “Director Compensation—Non-Employee Director Stock Ownership” below for information regarding the stock ownership requirements for our directors.

All Other Compensation

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of travel by a non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs or depreciation.

Non-Employee Director Stock Ownership

The Board has adopted guidelines regarding non-employee director stock ownership. These guidelines currently state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of five times the annual cash retainer paid to each member (the annual cash retainer is currently $100,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in the Director DCP receive credit for such amounts, valued at the market value. As a result of the increase in the target minimum level stock ownership requirement from three times to five times the annual cash retainer by our Board in August 2010, the Board members (other than Mr. Van de Put and Mr. Edwards) have until May 1, 2013 to meet their new target minimum stock ownership level. Mr. Van de Put has until December 1, 2016 to meet the target minimum level of stock ownership, and Mr. Edwards has until March 14, 2017 to meet the target minimum level of stock ownership.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	25,039,974	(2)	20.30	(3)	35,771,447	(4)
Equity compensation plans not approved by security holders(5)	1,177,048	(6)	22.50	(7)	—
Total	26,217,022	*	20.30	(3)	35,771,447

*	This number includes approximately 19,299,200 shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $20.30 and a weighted average remaining term until expiration of approximately 5.6 years), approximately 3,864,586 shares issuable from outstanding time-vesting RSUs and 1,878,688 shares issuable from outstanding Performance RSUs awarded under the 2011-2013 LTIP (representing the maximum number of shares that could be earned as of December 31, 2011 assuming maximum achievement of performance-related conditions in 2012 and 2013 and the maximum TSR adjustment that may be earned for the three-year performance cycle, including dividend equivalents through December 31, 2011), 489,080 shares credited to the accounts of participants under our Deferred Compensation Plans and 685,468 deferrable RSUs previously granted to Mr. Eckert under the terms of his employment agreement.

(1)	Consists of the Amended and Restated Mattel 1996 Stock Option Plan, the 2005 Plan and the 2010 Plan.

(2)	Represents 19,296,700 shares to be issued upon exercise of outstanding options and a total of 5,743,274 shares of common stock subject to outstanding RSUs.

(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 5,743,274 shares of common stock subject to outstanding RSUs that become issuable as those units vest and following any applicable deferral, without any cash consideration or other payment required for such shares.

(4)	Represents the number of securities remaining available for issuance under our 2010 Plan, assuming the issuance of the maximum number of shares payable under our 2011-2013 LTIP as of December 31, 2011.

(5)	Consists of the Mattel 1999 Stock Option Plan (“1999 Plan”), the DCP, the Director DCP (the DCP and Director DCP are collectively referenced below as the “Deferred Compensation Plans”) and stand-alone equity grants.

(6)	Represents 489,080 shares credited to the accounts of participants under our Deferred Compensation Plans, 685,468 deferrable RSUs granted to Mr. Eckert under the terms of his employment agreement and 2,500 shares issuable upon the exercise of outstanding options under the 1999 Plan.

(7)	Represents the weighted average exercise price of 2,500 options outstanding under the 1999 Plan.

Deferred Compensation Plans

Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In 2007, our Board adopted a written Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving a director (which term includes any director nominee), executive officer (within the meaning of Rule 3b-7 under the Exchange Act), person known by us to be the beneficial owner of more than 5% of our common stock or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions, and they are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. Also, we review information about security holders known by us to be beneficial owners of more than five percent of any class of our voting securities (see “Principal Stockholders” on page 9) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our NEOs as we have described it in the “Compensation Disclosure—Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables, beginning on page 36. Our executive compensation programs are designed to enable us to recruit, retain and develop superior management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall company and business group goals and the realization of increased stockholder value.

Strong stockholder support exists for our compensation decisions.

At our annual meeting of our stockholders last year, our stockholders approved the compensation of our 2010 NEOs, with over a 93% approval rating. The Compensation Committee believes that the strong support from our stockholders demonstrates that our executive compensation programs are designed appropriately to reward company and stock performance with responsible and balanced incentives. The Compensation Committee is continuously working to ensure that management’s interests are aligned with our stockholders’ interest to support long-term value creation.

The following is a summary of some of the key points of our executive compensation programs. We urge our stockholders to review the “Compensation Disclosure—Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

2011 was a strong year for Mattel, financially and operationally.

•	Worldwide net sales were up seven percent (7%) from the prior year.
•	Operating income was $1.04 billion, compared to operating income of $901.9 million for the full-year 2010.
•	Earnings per share was $2.18 compared to the prior year of $1.86 (includes tax benefit of $0.05 per share).
•	Net cash flows from operating activities were approximately $665 million, an increase of $137 million compared with approximately $528 million in 2010.
•

We paid annual total dividends of $0.92 per share during 2011, which reflected an increase of 11% from 2010. In addition, during 2011, we repurchased 20.4 million shares of our common stock at a cost of approximately $536 million.

•	We experienced one-year and three-year TSR performance increases of 13% and 24.4%, respectively.

We emphasize pay-for-performance and subject a significant amount of our NEOs’ pay to Mattel’s performance.

Compensation under our executive compensation programs is earned largely based on attaining multiple pre-established financial performance goals under our cash incentive plan and Long Term Incentive Program (“LTIP”). Under our LTIP, we grant performance-based restricted stock units that are earned solely on our performance over a three year performance period based on our net operating profit after tax less a capital charge and net sales measured annually and averaged over the three-year period and our total stockholder return. Total stockholder return is measured for the full three-year performance cycle and compared to the relative total stockholder return of the S&P 500 during the same period.

Total Stockholder Return

The total stockholder return measure is designed to increase performance compensation when our stockholders are achieving above-market returns and reduce performance compensation when our stockholders are receiving below-market returns. As a result, the total stockholder return measure further underscores our focus on linking executive pay and stockholders’ interests. Under our 2011-2013 LTIP:

•	If our total stockholder return is at the 25th percentile of the S&P 500, the percentage payout under the program will be adjusted down 50 percentage points.
•	If our total stockholder return is at the 50th percentile, there will be no change.
•	If our total stockholder return is at or above the 75th percentile, the percentage payout will be increased by 50 percentage points.

As further emphasis on our pay-for-performance philosophy and commitment to aligning our executives’ long-term interests with those of our stockholders, awards under the LTIP are denominated and paid in shares, instead of cash (which was used by us prior to 2008 to pay out LTIP awards).

Our pay mix focuses on performance-based and equity compensation. We believe that equity awards serve to align the interests of our executive officers with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation programs. In 2011, equity awards ranged between approximately 50% and 70% of our NEOs’ compensation opportunity. Our long-term incentives have been designed using a balanced portfolio approach with a mix of awards, including

•

Performance RSUs (one-third)—awarded every three years that incorporate annual performance-based financial-related components for each year in the performance period and a three-year market-related relative TSR component;

•	Stock options (one-third)—annual grants that have value only with stock price appreciation and continued service over time; and
•	RSUs with time-vesting (one-third)—annual grants that put significant value at risk and are effective as an ownership and retention tool.

We provide competitive pay opportunities that are intended to reflect best practices. Our executive compensation programs provide competitive pay opportunities and are intended to reflect best practices. Our Compensation Committee has, among other things, taken the following actions:

•

Transitioned away from individual employment agreements: our current CEO is not party to an individual employment agreement; the remaining NEO employment agreement (with our Chief Financial Officer ) will expire in September 2012.

•

Implemented a Severance Plan for executive officers which eliminates gross-ups of excise taxes, shifts from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants, lowers certain current NEO severance benefit levels to the same level for all participating NEOs and eliminates continuations of certain fringe benefits at our expense.

•	Discontinued the provision of a corporate aircraft for personal travel for our CEO, effective with the retirement of Mr. Eckert and the termination of his employment agreement.
•

Discontinued tax gross-up payments to our executive officers in connection with perquisites and benefits, except in limited circumstances of tax gross-ups for company-required relocations and related international tax preparation.

•

Determined to hold an advisory vote on named executive officer compensation every year to encourage more meaningful and coherent communication between us and our stockholders on the compensation of the NEOs.

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices:

•	Our Compensation Committee is comprised solely of independent directors.
•

Our Compensation Committee retains an independent compensation consultant to provide it with advice and guidance on the design of our executive compensation programs and to evaluate our executive compensation.

•

Our Compensation Committee oversees and periodically assesses the risks associated with our company-wide compensation structure, policies and programs to determine whether such programs encourage excessive risk-taking.

•	We maintain stock ownership guidelines that align our management’s long-term interests with our stockholders and discourage excessive risk-taking.
•	We prohibit Board members, officers and employees from engaging in short-term or speculative transactions in our shares.
•	We have implemented equity compensation grant procedures that comply with evolving best practices.
•

Our equity plans provide that we may recoup awards and compensation paid thereunder if a participant violates confidentiality and intellectual property requirements or engages in certain activities against our interest or any of our subsidiaries and affiliates. Additionally, our Supplemental Executive Retirement Plan provides that we can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to us.

Recommendation

The Board believes that the information provided above and within the “Compensation Disclosure” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on Mattel, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2013 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE COMPENSATION OF MATTEL’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

APPROVAL OF THE NEW MATTEL INCENTIVE PLAN

AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS

We are asking our stockholders to approve a new annual cash bonus plan for our management employees and other key employees of Mattel and its subsidiaries. This new plan is called the Mattel Incentive Plan. It is very similar to the current Mattel Incentive Plan, referred to as the MIP, which was approved by our stockholders at the 2007 annual meeting. If the new Mattel Incentive Plan is approved, it will replace the current MIP for bonus opportunities established after May 10, 2012, and we expect that the first bonus opportunities under the new plan will be granted for performance during 2013.

The Compensation Committee of our Board of Directors (“Compensation Committee”) and the full Board of Directors have approved the Mattel Incentive Plan, subject to stockholder approval.

The principal objectives of this new plan are:

•	To encourage our employees to work for the achievement of annual financial performance targets;
•	To reinforce our “pay for performance” policy; and
•	To provide our employees with competitive pay packages, as a means to attract and retain highly qualified employees.

This new plan is intended to be designed such that the bonuses paid under it may be “qualified performance-based compensation” under Internal Revenue Code Section 162(m) and the treasury regulations promulgated thereunder (“Section 162(m)”). Section 162(m) generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the Chief Financial Officer). Certain compensation is specifically exempt from the deduction limit to the extent that it is “performance-based compensation” as defined in Section 162(m). One requirement for the exemption is that our stockholders approve the plan and the material terms of the plan’s performance goals. If we do not obtain this approval, the Mattel Incentive Plan will not be used for bonuses to executives at the management committee job level.

The stockholders’ vote on the new Mattel Incentive Plan will have no effect on our employees’ MIP bonus opportunities for 2012, which have been put in place under the current MIP, as discussed in the Compensation Discussion and Analysis beginning at page 36.

Appendix A to this Proxy Statement contains a copy of the new Mattel Incentive Plan document. The description below summarizes the material terms of the performance goals of the plan and other key terms.

Eligibility and Performance Goals

The Compensation Committee will select the participants in the Mattel Incentive Plan from among our employees. As of March 13, 2012, we had approximately 12 executive officers and approximately 10,000 non-executive officer employees whom management anticipates recommending to the Compensation Committee to be participants.

Administration

The Mattel Incentive Plan will be administered by the Compensation Committee or another committee selected by our Board of Directors. This committee must consist of two or more members of the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m). The committee may designate agents to carry out its responsibilities relating to the Mattel Incentive Plan. However, for bonuses intended to be qualified performance-based compensation, certain responsibilities must be performed by the committee itself in order to comply with our intention to adhere to the requirements for the exemption from Section 162(m). The members of the committee and our Board of Directors are indemnified by Mattel against expenses (including any amount paid in settlement) reasonably incurred in connection with claims arising out of the performance of their duties under the plan.

Bonus Determinations

The Compensation Committee will establish bonus opportunities for performance periods, determining the performance goals that will apply, the amount or amounts that each participant will be eligible to earn at the specified level or levels of performance, and the other terms and conditions for the opportunities. We expect that in general, as under the current MIP, the Compensation Committee will establish annual bonus opportunities not later than 90 days after the beginning of each year.

The performance objectives used to determine bonuses that are intended to be qualified performance-based compensation must be based on one or more of the following business criteria with respect to (i) Mattel, (ii) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business groups, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Mattel’s brands, groups of brands or specific brands:

•        net operating profit after taxes (“NOPAT”);

•        NOPAT less a capital charge;

•        return on capital employed;

•        revenue;

•        earnings per share;

•        earnings per share before or after funding for some or all of Mattel’s incentive programs;

•        operating profit;

•        operating profit less a charge on one or more of the following items: working capital, inventory or receivables;

•        net income;

•        return on equity;

•        return on equity less a capital charge;

•        cash flow return on investment;

•        earnings before interest and taxes (“EBIT”);

•        earnings before interest, taxes and amortization (“EBITA”);

•        earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•        operating income before interest and taxes;

•        operating income before interest, taxes and amortization;

•        operating income before interest, taxes, depreciation and amortization;

•        cash generation;

•        unit volume;

•        market share;

•        sales;

•        asset quality;

•        return on invested capital or
assets;

•        fair market value of stock;

•        return on invested capital or assets less a capital charge;

•        stock value;

•        return on capital employed;

•        return on capital employed less a capital charge;

•        total stockholder return;

•        return on assets;

•        return on operating assets;

•        cost-saving levels;

•        operating income;

•        marketing-spending efficiency;

•        core non-interest income;

•        change in working capital;

•        gross margins; and

•        achievement of objectively determinable strategic initiatives,

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices. For any bonus that is not intended to be qualified performance-based compensation, the performance objectives under the corresponding bonus opportunity may be based upon any of the foregoing business criteria and/or upon other standards, including without limitation individual performance goals and personal contributions to Mattel’s business.

For bonuses intended to be qualified performance-based compensation, once the performance objectives are established, the Compensation Committee will not have the discretion to change the goals and targets or increase the amounts that are payable. However, the Compensation Committee does have “negative discretion” to reduce the amount payable at a given level of performance to take into account additional factors that the Compensation Committee determines to be appropriate to the assessment of individual or Company performance.

Like the current MIP, the new Mattel Incentive Plan limits the maximum annual bonus to $5 million per participant. This maximum amount is higher than the level at which awards have been made under the current MIP, and we do not anticipate that awards will reach this level in the normal course of business during the five-year period for which the stockholder approval we are seeking with this Proxy Statement will generally remain in effect (see “Amendment; Term of the Plan” below for details). However, the Mattel Incentive Plan’s maximum award limitation is designed to permit larger awards in the future, in case the Compensation Committee should determine, based upon then-prevailing circumstances, that larger awards are necessary to appropriately reward significant accomplishments or to attract or retain the highest quality executives, while ensuring that such awards are fully deductible for federal income tax purposes. We expect that under the Mattel Incentive Plan, bonuses will generally be awarded for calendar-year performance periods, as has been the case under the current MIP. However, the Mattel Incentive Plan allows the Compensation Committee to establish shorter or longer performance periods, in which event the $5 million maximum bonus will be adjusted accordingly (for example, the maximum bonus for a 6-month performance period would be $2.5 million). In no event may a participant be given more than one bonus opportunity for a single performance period or overlapping performance periods.

Change in Control Provision

In the event of a Change in Control (as defined in the Mattel Incentive Plan), (i) any unpaid bonuses with respect to any performance periods that ended before the date of the Change in Control shall be paid out within 30 days after such Change in Control and (ii) with respect to each performance period that includes the date of the Change in Control, a bonus shall be paid within 30 days after such Change in Control equal to the greater of (A) the pro-rated target bonus, based upon the number of months, rounded up to the nearest whole month, of the performance period until the date of the Change in Control or (B) if determinable, the bonus amount based on the actual achievement of the performance objectives after appropriately adjusting for any shortened performance period due to the Change in Control.

Amendments; Term of the Plan

Mattel has the right to amend or terminate the Mattel Incentive Plan at any time in its sole discretion, by action of the Board of Directors or the Compensation Committee. However, no amendment or termination of the Mattel Incentive Plan may, without participants’ consent, adversely affect their rights with respect to bonus opportunities for any performance period in which a Change in Control occurs and any prior periods, if that action is taken after a Change in Control; before a Change in Control but at the request of a party seeking to effect a Change in Control; or otherwise in anticipation of a Change in Control. We would not be required to seek stockholder approval for an amendment or termination of the plan, but stockholder approval of an amendment may be required in order for bonuses under the plan to continue to be qualified performance-based compensation.

The Mattel Incentive Plan does not have a fixed term. However, under current federal tax law and regulations, bonuses established more than five years after stockholders approve the plan would not be qualified performance-based compensation.

Estimate of Benefits; New Plan Benefits

Because grants under the new Mattel Incentive Plan to participants will be within the discretion of the Compensation Committee, it is not possible to determine the grants that will be made to participants under the new Mattel Incentive Plan. Certain tables in this Proxy Statement under the general heading “Compensation Disclosure,” including the “2011 Summary Compensation Table” and “Grants of Plan-Based Awards in 2011” table set forth information with respect to prior awards granted to Mattel’s individual NEOs under the current MIP.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NEW MATTEL INCENTIVE PLAN AND THE MATERIAL TERMS OF ITS PERFORMANCE GOALS.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our Certificate of Incorporation, our Bylaws, or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES INCURRED FOR SERVICES BY PRICEWATERHOUSECOOPERS LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2011 and 2010:

	2011	2010
Audit fees(1)	$6,514,000	$6,203,000
Audit-related fees(2)	195,000	160,000
Tax fees(3)	4,187,000	1,642,000
All other fees	0	0

Total	$10,896,000	$8,005,000

(1)	Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audits of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $383,000 for 2011 and $487,000 for 2010, (b) tax consultation and other tax services related to Mattel’s acquisition of HiT Entertainment, Inc. of $3,045,000 for 2011, and (c) other tax advice, tax consultation and tax planning services of $759,000 for 2011 and $1,155,000 for 2010.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

•

The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

•

Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

•

The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

•	The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

All services provided by our independent registered public accounting firm in 2011 were pre-approved in accordance with the Audit Committee’s Pre-Approval Policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2011, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

DEADLINE FOR FUTURE PROPOSALS, NOMINATIONS AND

RECOMMENDATIONS BY STOCKHOLDERS

Stockholder Proposals and Nominations

Any proposal to conduct business (other than nominations) at a meeting of stockholders that a stockholder desires to have included in Mattel’s proxy materials for the 2013 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by our Secretary at our principal office no later than November 28, 2012 and must otherwise comply with Rule 14a-8 under the Exchange Act and the applicable procedures set forth in our Bylaws.

Our Bylaws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting (no earlier than January 10, 2013 and no later than February 9, 2013). However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•

In the case of a nomination of one or more candidates for the Board, certain information set forth in our Bylaws (generally as described below) about both the nominee(s) and the stockholder making the nomination; and

•	In all other cases:
•	A brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and
•	Certain other information set forth in our Bylaws and/or required by law.

If a stockholder desires to have a proposal to conduct business (other than nominations) included in Mattel’s proxy materials for the 2013 annual meeting of our stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with the applicable rules and regulations of the SEC and the applicable procedures set forth in our Bylaws, as described in the two immediately preceding paragraphs. Any required written notices should be sent to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Recommendations of Director Candidates

Under our Director Nominations Policy, stockholder recommendations of nominees to the Board must also comply with the advance notice requirements in our Bylaws, including the requirement to submit such recommendations within the timeline outlined above. Any such recommendation must include the following information:

•

Candidate Information and Requirements—name, age, business address, residence address, principal occupation, citizenship, the number of shares beneficially owned, written consent to serve as a director if elected, information that would be required to be disclosed in a proxy statement under the Exchange Act, a description of any arrangements and material relationships during the past three years between the recommending stockholder and the nominee (or their affiliates or associates), and a completed and signed questionnaire, representation and agreement as may be required by the Bylaws.

•	Recommending Stockholder Information and Requirements—name, address, the number of shares beneficially owned, and certain representations as may be required by the Bylaws.

Recommendations for director candidates should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $10,000, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at this year’s Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice of Internet Availability of Proxy Materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile
Secretary

El Segundo, California

March 28, 2012

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this Proxy Statement. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are all based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. The Company’s actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties disclosed in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent periodic reports on Form 10-Q and Form 8-K. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

APPENDIX A

Mattel Incentive Plan

Article I

Establishment, Purpose, and Effective Date

This Mattel Incentive Plan (the “Plan”) is established by Mattel, Inc., a Delaware corporation (“Mattel”), for the purposes of focusing employees on financial measures, linking compensation to the business performance of Mattel and attracting and retaining highly qualified employees. The Plan is a plan for employees of Mattel and its subsidiaries and Performance Periods beginning after May 10, 2012 (the “Effective Date”).

It is Mattel’s intent that bonuses paid under this Plan may be designed to be deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (collectively, the “Code”).

Article II

Definitions

2.1 Board. “Board” shall mean the Board of Directors of Mattel.

2.2 Bonus. “Bonus” shall mean a cash payment under this Plan.

2.3 Bonus Opportunity. “Bonus Opportunity” shall mean the opportunity to receive a Bonus, subject to all applicable terms and conditions.

2.4 Business Criteria. “Business Criteria” shall mean the Business Criteria set forth in Section 3.1(b) on which the Performance Objectives may be based.

2.5 Change in Control. “Change in Control” shall mean the occurrence of any of the following:

(a)         The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then-outstanding shares of common stock of Mattel (the “Outstanding Mattel Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities as a result of an acquisition of common stock of Mattel by Mattel which, by reducing the number of shares of common stock of Mattel outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities; provided, however, that if a Person shall become the beneficial owner of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisitions by Mattel, become the beneficial owner of any additional shares of common stock of Mattel, then such acquisition shall constitute a Change in Control or (5) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section; or

(b)         Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Mattel’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)         Consummation by Mattel of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)         Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Bonus Opportunity that provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in Section 2.5 with respect to such Bonus Opportunity must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.6 CIC Period. “CIC Period” shall have the meaning given in Article VII.

2.7 Code. “Code” shall have the meaning given in Article I.

2.8 Committee. “Committee” shall have the meaning given in Section 6.1 below.

2.9 Company. “Company” shall mean Mattel and its subsidiaries.

2.10 Effective Date. “Effective Date” shall have the meaning given in Article I.

2.11 Mattel. “Mattel” shall have the meaning given in Article I.

2.12 NOPAT. “NOPAT” shall have the meaning given in Section 3.1(b).

2.13 Outside Director. “Outside Director” shall have the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.14 Participant. “Participant” shall mean an employee of the Company who has been selected to participate in the Plan by the Committee pursuant to Section 3.1(a).

2.15 Performance Objectives. “Performance Objectives” shall have the meaning given in Section 3.1(b).

2.16 Performance Period. “Performance Period” shall mean a period for which Bonus Opportunities may be awarded.

2.17 Plan. “Plan” shall have the meaning given in Article I.

2.18 QPBC. “QPBC” shall mean “qualified performance-based compensation” within the meaning set forth in the regulations and rulings promulgated under Code Section 162(m).

2.19 Severance Plan. “Severance Plan” shall mean Mattel’s Executive Severance Plan, as may be amended from time to time.

Article III

Eligibility and Benefits

3.1 Eligible Employees; Standards.

(a)         Employees of the Company shall be eligible to be Participants in the Plan. The Committee shall determine which such employees shall be Participants in the Plan.

(b)         Each Bonus Opportunity shall be subject to such terms and conditions as the Committee shall establish, which shall include the amount of the Bonus to be paid based upon the attainment of one or more performance objectives (each, a “Performance

Objective”). For any Bonus that is intended to be QPBC, each Performance Objective under the corresponding Bonus Opportunity shall be based on one or more of the following business criteria (the “Business Criteria”) with respect to (i) Mattel, (ii) Mattel’s worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions, groups, functions or employees and/or (iii) Mattel’s brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of Mattel’s incentive programs; operating profit; operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income; return on equity; return on equity less a capital charge; cash flow return on investment; return on invested capital or assets; fair market value of stock; return on invested capital or assets less a capital charge; stock value; return on capital employed; return on capital employed less a capital charge; total stockholder return; earnings before interest and taxes (“EBIT”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); operating income before interest and taxes; operating income before interest, taxes and amortization; operating income before interest, taxes, depreciation and amortization; cash generation; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; gross margins; and achievement of objectively determinable strategic initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices. For any Bonus that is not intended to be QPBC, the Performance Objectives under the corresponding Bonus Opportunity may be based upon any of the foregoing Business Criteria and/or upon other standards, including without limitation individual performance goals and personal contributions to the Company’s business.

Article IV

Section 162(m) Bonuses

4.1 QPBC. The Committee, in its discretion, may determine whether any Bonus is intended to be QPBC, and may take such actions which it may deem necessary to ensure that such Bonus will so qualify.

4.2 Performance Objectives. With respect to any Bonus that the Committee determines should be QPBC:

(a)         the Performance Objectives shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Objectives relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; provided, further, that in no event shall the Performance Objectives be established after 25% of the period of service (as scheduled in good faith at the time the Performance Objectives are established) has elapsed; and

(b)         before the Bonus is paid to the applicable Participant, the Committee must certify in writing (which may take the form of a certification in minutes of the Committee or a resolution) that the Performance Objectives and any other material terms were satisfied; and

(c)         the Performance Objectives must be based on an objective formula or standard.

4.3 Compliance with Code Section 162(m). Performance Objectives relating to a Bonus intended to be QPBC shall be drafted and implemented in a manner consistent with Code Section 162(m). Furthermore, notwithstanding any other provision of the Plan, Bonuses that are intended to be QPBC shall be subject to any additional limitations set forth in Code Section 162(m) or any regulations or rulings promulgated thereunder that are requirements for qualification as QPBC, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

4.4 Limited Discretion. The Committee shall have authority to exercise discretion in determining the amount of the Bonus Opportunity granted to each Participant at the beginning of a Performance Period, subject to the maximum Bonus amount set forth in Section 4.5. However, once a Bonus Opportunity is established pursuant to Section 4.2 for a Bonus that is intended to be QPBC, the Committee shall not have any discretion to increase the amount of that Bonus over the amount that would otherwise be due based upon the established terms of the Bonus Opportunity or to modify the applicable Performance Objectives (other than pursuant to automatic objectively determinable adjustments established at the time the Performance Objectives were established), to the extent the existence or exercise of such discretion is inconsistent with the requirements for QPBC. In determining the amount of any Bonus that is intended to be QPBC, the Committee shall have the right to reduce (but not to increase) the amount of the Bonus that is derived solely based on the attainment of the applicable Performance Objectives, to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance. Further, in determining the amount of any Bonus that is not intended to be QPBC, the Committee or its designee shall have the right to reduce the amount of the Bonus that is derived solely based on the attainment of the applicable Performance Objectives, to take into account additional factors that the Committee or its designee may deem relevant to the assessment of individual or corporate performance.

4.5 Maximum Bonus. The maximum Bonus payable to any Participant under the Plan with respect to any Performance Period that lasts one year shall be $5,000,000; and the maximum Bonus payable under the Plan to any Participant with respect to any Performance Period that lasts more or less than one year shall be (i) $5,000,000 times (ii) a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 365. In no event may one Participant be awarded (i) more than one Bonus Opportunity for any one Performance Period or (ii) Bonus Opportunities for overlapping Performance Periods.

4.6 Stockholder Approval. Notwithstanding any provision in the Plan to the contrary, no Bonuses intended to be QPBC shall be paid under the Plan unless and until the stockholders of Mattel approve the Plan and the material terms of its Performance Objectives as required by Code Section 162(m). So long as the Plan shall not have been previously terminated by Mattel, to the extent Mattel determines that the Bonus relating to any Bonus Opportunity established under the Plan more than five years after Mattel stockholders’ initial approval of the Plan shall continue to be intended to be QPBC, the Plan and the material terms of its Performance Objectives shall be resubmitted for approval of the stockholders of Mattel no later than the fifth year after it shall have first been approved by the stockholders of Mattel and every fifth year thereafter.

Article V

Payment of Benefits

5.1 Form of Payment. Bonuses under the Plan may be paid in cash or its equivalent, as determined by the Committee in its sole discretion.

5.2 Designation of Beneficiary. In the event of the death of a Participant after the completion of a Performance Period for a Bonus but before the Bonus is paid, the Bonus (if any) shall be paid to the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, to the Participant’s estate.

5.3 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment (if any) made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

5.4 Payment of Bonuses.

(a)         Unless otherwise directed by the Committee, each Bonus shall be paid no later than the 15th day of the third month following the end of the calendar year in which the Bonus is no longer subject to a “substantial risk of forfeiture” (within the meaning of Code Section 409A).

(b)         Subject to Section 5.2 and Article VII, unless otherwise specifically determined by the Committee or otherwise provided for in an employment agreement with the Company or the Severance Plan, a Participant shall be eligible for payment of a Bonus under the Plan only if the Participant is an active employee of the Company on the date of payment; provided, however, that for a Participant who is on a leave of absence on the date of payment, Mattel’s senior executive of Human Resources or his delegate shall have the discretion to determine the requirements for such Participant’s return to active employee status in order to be eligible to receive the payment and the timing of such payment, but in no event shall such payment be made later than the last date permitted for such payment under Section 5.4(a).

(c)         All payments under the Plan shall be directly deposited into the Participant’s designated payroll deposit account, delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of his or her surviving spouse or, if there is no surviving spouse, to the address of his or her estate). Each Participant shall be responsible for furnishing Mattel with his or her current address and the address of his or her spouse, if any.

(d)         Notwithstanding any other provision of the Plan to the contrary, if any Bonus payable under the Plan is subject to a valid deferral election under the terms of another plan or arrangement maintained by Mattel or its subsidiaries, the payment of such Bonus shall be in accordance with, and subject to, such deferral election.

5.5 Entitlement to Bonuses. Nothing contained in this Article V shall give a Participant greater rights to any Bonus than is specified in the applicable Bonus Opportunity approved by the Committee and any applicable employment agreement between Mattel and the Participant or the Severance Plan. Specifically, if the Bonus Opportunity provides that a Participant’s Bonus is forfeited upon termination of employment (whether by reason of death, disability, or otherwise), and no applicable employment agreement nor the Severance Plan provides otherwise, no Bonus will become payable by reason of the operation of this Article V.

Article VI

Plan Administration

6.1 Committee. Authority to administer the Plan shall be vested in a committee (the “Committee”) designated by the Board, consisting of at least two members, all of whom are Outside Directors; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 6.1 or otherwise provided in any charter of the Committee. As of the Effective Date, the Compensation Committee of the Board shall serve as the Committee.

6.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and discretionary authority:

(a)         To designate agents to carry out responsibilities relating to the Plan;

(b)         To administer, interpret, and answer all questions which may arise under this Plan;

(c)         To establish rules and procedures for the conduct of its business and for the administration of the Plan;

(d)         To select and engage consultants, accountants, attorneys or other professionals or experts to render service or advice with regard to any responsibility the Committee has under the Plan, and (with Mattel, its Board of Directors and its officers) to rely upon the advice or opinions of any such persons, to the extent permitted by law, being fully protected in acting and relying thereon in good faith; and

(e)         To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

All determinations and actions by the Committee relating to the Plan will be binding upon all parties, to the maximum extent permitted by law.

6.3 Indemnification.

(a)         To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual:

(i)         Acted fraudulently or in bad faith in the performance of his or her duties; or

(ii)         Fails to assist the Company in defending against the claim.

(b)         Mattel shall have the right to select counsel and to control the prosecution or defense of the suit.

(c)         The Company shall not be required to indemnify any person for any amount incurred through settlement of any action unless Mattel consents in writing to the settlement.

Article VII

Change in Control

In the event of a Change in Control, (i) each Participant who is employed by the Company immediately before such Change in Control occurs shall be paid, within 30 days after such Change in Control, any unpaid Bonuses with respect to any Performance Periods that ended before the date of the Change in Control, and (ii) with respect to each Performance Period that includes the date of the Change in Control, each Participant who is employed by the Company immediately before such Change in Control occurs shall be paid, within 30 days after such Change in Control, an amount equal to the greater of (A) the product of (w) the amount that such Participant would have received under the Plan with respect to the Performance Period as if the target-level Performance Objectives (as established by the Committee pursuant to Section 3.1(b) hereof) for the Performance Period had been achieved, multiplied by (x) a fraction, the numerator of which is the number of months of the Performance Period that have elapsed from the start date of the Performance Period to the date of the Change in Control (rounded up to the nearest whole month) (the “Adjusted Performance Period”), and the denominator of which is the number of months of the originally established Performance Period or (B) if determinable, the amount that such Participant would have received under the Plan with respect to the Adjusted Performance Period, measuring, for such purposes, the actual achievement of the Performance Objectives (as established by the Committee pursuant to Section 3.1(b) hereof and appropriately adjusted to reflect that the Performance Period shall be deemed to have ended as of the date of the Change in Control) for the Adjusted Performance Period as of the date of the Change in Control.

Notwithstanding the foregoing, in the case of a Participant who is a party to any individual agreement or a participant in the Severance Plan under which the Participant is or may become entitled to a bonus or other payment with respect to a Performance Period that includes the date of the Change in Control (the “CIC Period”) (any such bonus or other payment, a “CIC Payment”), Mattel or its successor may make the right of such Participant to receive the cash payment referred to in (ii) of the immediately preceding paragraph conditional upon the execution by such Participant of a waiver of the right to receive such CIC Payment to the extent such CIC Payment would duplicate such cash payment and is not “deferred compensation” within the meaning of Code Section 409A; provided, however, that the Committee shall have the discretion to reduce or eliminate the cash payment by the CIC Payment under the individual agreement or Severance Plan and pay only the excess of such cash payment over the CIC Payment and, in such case, the right of such Participant to receive a reduced cash payment shall not be conditional upon the execution by such Participant of a waiver of the right to receive such CIC Payment.

Article VIII

Miscellaneous Matters

8.1 Amendment and Termination. Mattel expects the Plan to be permanent, but since future conditions affecting Mattel cannot be anticipated or foreseen, Mattel reserves the right to amend, modify, or terminate the Plan at any time by action of the Board or the Committee. Notwithstanding the foregoing, no amendment or termination of the Plan pursuant to an action of the Board or the Committee (a) taken after a Change in Control, (b) taken before a Change in Control but at the request of a party seeking to effect a Change in Control, or (c) otherwise taken in anticipation of a Change in Control, may adversely affect the rights of any Participant with respect to Bonus Opportunities for the CIC Period and Performance Periods beginning before the date of that Change in Control without that Participant’s written consent, including without limitation such rights under Article VII.

8.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

8.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

8.4 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.5 Code Section 409A. Mattel intends that the Bonuses under the Plan shall be exempt from Code Section 409A as short-term deferrals and shall not constitute “deferred compensation” within the meaning of Code Section 409A (absent a valid deferral election under the terms of another plan or arrangement maintained by Mattel or its subsidiaries). The Plan shall be interpreted, construed and administered in accordance with the foregoing intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Code Section 409A. Mattel shall have no liability to any Participant, any Participant’s spouse or otherwise if the Plan or any amounts paid or payable hereunder are subject to the additional tax and penalties under Code Section 409A.

* * * * * * * * * * *

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed.

By:	/s/ Alan Kaye

	Name:	Alan Kaye
	Title:	Executive Vice President, Chief Human Resources Officer

Dated as of March 14, 2012

MATTEL

MATTEL, INC.

333 CONTINENTAL BLVD. EL SEGUNDO, CA 90245-5012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 9, 2012 or the PIP Shares Special Voting Cut-Off Date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40164-P19651

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MATTEL, INC.

The Board of Directors recommends a vote “FOR” all nominees listed.

1. Election of Directors.

For Against Abstain

Nominees:

1a. Michael J. Dolan

1b. Robert A. Eckert

1c. Trevor A. Edwards

1d. Dr. Frances D. Fergusson

1e. Dominic Ng

1f. Vasant M. Prabhu

1g. Dr. Andrea L. Rich

1h. Dean A. Scarborough

1i. Christopher A. Sinclair

1j. Bryan G. Stockton

1k. Dirk Van de Put

1l. Kathy White Loyd

The Board of Directors recommends a vote “FOR” Proposal 2.

For Against Abstain

2. Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.

The Board of Directors recommends a vote “FOR” Proposal 3.

3. Approval of the new Mattel Incentive Plan and the material terms of its performance goals.

The Board of Directors recommends a vote “FOR” Proposal 4.

4. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.

Yes No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

MATTEL, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2012 Annual Meeting of Stockholders of Mattel, Inc. will be held on Thursday, May 10, 2012 at 9:00 a.m. (Los Angeles time), at the Renaissance Los Angeles Airport Hotel, 9620 Airport Boulevard, Los Angeles, CA 90045. We will consider and act on the following items of business at the Annual Meeting:

1. Election of the twelve directors named in the Proxy Statement.

2. Advisory vote to approve named executive officer compensation, as described in the Mattel, Inc. Proxy Statement.

3. Approval of the new Mattel Incentive Plan and the material terms of its performance goals.

4. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.

5. Such other business as may properly come before the Annual Meeting.

The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the twelve directors named in the Proxy Statement and a vote FOR the proposals described above in items 2, 3 and 4.

If you were a holder of record of Mattel, Inc. common stock at the close of business on March 16, 2012, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel, Inc. common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel, Inc.’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Renaissance Los Angeles Airport Hotel is accessible to those who require special assistance. If you require special assistance, please call the hotel at (310) 337-2800.

By Order of the Board of Directors Robert Normile, Secretary El Segundo, California, March 28, 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Annual Report and Admission Policy are available at www.proxyvote.com.

M40165-P19651

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Bryan G. Stockton, Robert Normile and Christopher A. Sinclair, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. common stock held of record by the undersigned on March 16, 2012, at Mattel, Inc.’s Annual Meeting of Stockholders, to be held on May 10, 2012, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc, common stock that you held as of March 16, 2012 as a participant in the Mattel, Inc. Personal Investment Plan (“PIP”), a 401(k) plan (“PIP Shares”): As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 7, 2012 (“PIP Shares Special Voting Cut-Off Date”). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)

ADMISSION POLICY

MATTEL, INC.

2012 Annual Meeting of Stockholders

Thursday, May 10, 2012

Renaissance Los Angeles Airport Hotel

9620 Airport Boulevard, Los Angeles, California 90045

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card. In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2012 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 16, 2012, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 16, 2012.

A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Please note that many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 16, 2012, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 16, 2012.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	Valid personal photo identification (such as a driver’s license or passport), and

•	Proof that you owned shares of Mattel common stock as of the close of business on March 16, 2012.

(continued on reverse)

Examples of proof of ownership include the following: (1) an original or a copy of the voting instruction form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 16, 2012, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 16, 2012.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 16, 2012, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	Valid personal photo identification (such as a driver’s license or passport), and

•	Proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 16, 2012, or (2) a brokerage account statement as of a date after March 16, 2012 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 16, 2012.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 16, 2012, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 16, 2012, and

•	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 16, 2012, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 16, 2012, and

•	Valid personal photo identification (such as a driver’s license or passport).